EXHIBIT 99.1
July 24, 2007

The Honorable Michael J. Madigan	The Honorable Emil Jones, Jr.
Speaker of the House	President of the Senate
Illinois House of Representatives	Illinois Senate
300 Capitol Building	327 Capitol Building
Springfield, Illinois 62706	Springfield, Illinois 62706

The Honorable Tom Cross	The Honorable Frank C. Watson
House Minority Leader	Senate Minority Leader
Illinois House of Representatives	Illinois Senate
316 Capitol Building	309 Capitol Building
Springfield, Illinois 62706	Springfield, Illinois 62706

The Honorable Lisa Madigan
Attorney General of the State of Illinois
500 South Second Street
Springfield, Illinois 62706
Dear Leaders of the Illinois General Assembly and Illinois Attorney General Madigan:
     All of the undersigned parties, including Commonwealth Edison Company, Illinois Power Company, Central Illinois Public Service Company, Central Illinois Light Company, Exelon Generation Company, LLC, Ameren Energy Resources Generating Company, Ameren Energy Marketing Company and MidAmerican Energy Company have been negotiating for several months, together with representatives of the Illinois General Assembly leadership, the Illinois Attorney General, Midwest Generation, LLC, and Dynegy Holdings Inc. to design a package that will provide electric rate relief to Illinois residential and small commercial customers of ComEd and the Ameren Illinois utilities, provide additional assistance to customers most in need, and promote stable and reasonable electricity prices over the long term. This letter memorializes the parties’ understanding of various agreements reached in furtherance of these goals. These agreements, and their implementation, will provide significant rate relief to customers and speed the development of a competitive market, while allowing the utilities to recover their prudent costs of providing service, including the cost of purchasing electricity. The actions contemplated in these agreements are more effective than and preferable to statutorily-mandated rate reductions or imposing taxes on generators of electricity.

July 24, 2007
Leaders of the Illinois General Assembly
Illinois Attorney General Madigan

     1. Customer Assistance and Relief Programs. The following entities have agreed to commit up to the indicated amounts to make payments over a four-year period:
•	Exelon Companies (Exelon Generation Company, LLC (Exelon Generation) $747 million and Commonwealth Edison Company (ComEd) $53 million): cumulatively $800 million

•	Ameren Companies (Ameren Energy Marketing Company, Ameren Energy Generating Company, AmerenEnergy Resources Generating Company $90 million and Central Illinois Light Company, Central Illinois Public Service Company and Illinois Power Company (collectively the Ameren Illinois utilities) $60 million): cumulatively $150 million

•	MidAmerican Energy Company: $1 million

•	Midwest Generation, LLC: $25 million

•	Dynegy Holdings Inc.: $25 million
Such payments shall be in addition to any funds expended by such entities for the same or similar programs prior to June 14, 2007. Subject to such funding, ComEd and the Ameren Illinois utilities agree to implement the customer assistance and relief programs identified on Exhibit A. ComEd and the Ameren Illinois utilities each shall take all necessary efforts to secure any needed regulatory approvals in order to provide the programs described in Exhibit A to their respective customers.
     ComEd and the Ameren Illinois utilities will each provide monthly reports to the Illinois Attorney General on amounts credited to customers. The reports shall be certified by ComEd’s and the Ameren Illinois utilities’ chief accounting officer or chief financial officer, and provided to the Illinois Attorney General and each of the four legislative leaders. The report provided by each utility shall include, at a minimum, for the month, the total amount of credits paid out under each program to each customer class and the amount of moneys remitted to each of the respective utilities from the outside parties.
     Notwithstanding the foregoing, it is understood that, if legislation is enacted into law by the Illinois General Assembly before August 1, 2011, that by its express provisions or by reason of judicial action has the effect of (i) freezing or reducing the retail electric rates of any signatory to this letter; or (ii) imposing or authorizing a new tax, special assessment or fee on the generation of electricity, the ownership or leasehold of a generating unit or the privilege or occupation of such generation, ownership or leasehold of generation units by any signatory to this letter or other party listed in this Section 1, provided however that this shall not apply to any generally applicable tax,

July 24, 2007
Leaders of the Illinois General Assembly
Illinois Attorney General Madigan

special assessment or fee; then the commitments of each signatory to provide the funding described above or to implement the programs described on Exhibit A shall immediately expire and any deposit set aside in support of such programs and not yet disbursed shall be immediately refunded. Provided, however, that the foregoing prohibitions shall not extend to requirements imposed by Federal law. For purposes of this paragraph, “signatory” shall include affiliates, including those set forth on Exhibit B to this letter, and successors. Nothing in this letter is intended to terminate the programs described on Exhibit A in the event that a tax, special assessment or fee is imposed on the generation of electricity or generation units owned or leased by a party who is not a signatory or listed in this Section 1.
     2. Legislation. The agreements set forth in this letter are contingent upon passage of legislation in the form of Exhibit C (the Legislation), designated as Legislative Reference Bureau no. LRB09511114MJR38234a, by the Illinois Senate and the Illinois House of Representatives, and signing by the Governor of Illinois with an immediate effective date. If the effectiveness of such Legislation is stayed or enjoined by a court, in whole or in part, then the rights and obligations contained in this letter shall be held in abeyance until such time, if ever, as such stay or injunction is lifted. If such Legislation is declared invalid, in whole or in part, then the rights and obligations contained in this letter shall be voidable by any party upon written notice to all signatories.
     Each undersigned party agrees not to challenge in court or other tribunal of competent jurisdiction, if any, the validity of the Legislation.
     3. Advertising Disclosure. The parties have agreed that when utilities serving more than 100,000 electric customers in Illinois or their generation affiliates significantly support advertising efforts of groups, such as C.O.R.E., the fact of such support shall continue to be disclosed on the face of such advertising.
     4. Pending Litigation. The Illinois Attorney General, the Ameren Companies, the Exelon Companies, MidAmerican Energy Company, Midwest Generation, LLC and Dynegy Holdings Inc. have entered into a settlement agreement attached as Exhibit D.
     5. Power Supply. As required by Section 16-111.5(k) of the Legislation, and in order to provide more stable prices for residential and small commercial customers of ComEd, ComEd has entered into a multi-year financial swap contract with Exelon Generation Company, attached as Exhibit 2 to the settlement agreement attached as Exhibit D to this letter, under the documentation requirements of the International Swaps and Derivatives Association, Inc. (the ComEd Contract). The ComEd Contract shall be included in ComEd’s procurement plan as a pre-existing supply contract. ComEd shall be entitled to full cost recovery for the ComEd Contract.

July 24, 2007
Leaders of the Illinois General Assembly
Illinois Attorney General Madigan

     As required by Section 16-111.5(k) of the Legislation, and in order to provide more stable prices for residential and small commercial customers of the Ameren Illinois utilities, each of the Ameren Illinois utilities has entered into a multi-year financial swap contract with Ameren Energy Marketing Company, attached as Exhibit 3 to the settlement agreement attached as Exhibit D to this letter, under the documentation requirements of the International Swaps and Derivatives Association, Inc. (the Ameren Illinois utilities Contracts). The Ameren Illinois utilities’ Contracts shall be included in the Ameren Illinois utilities’ procurement plan as pre-existing supply contracts. The Ameren Illinois utilities shall be entitled to full cost recovery for the Ameren Illinois utilities Contracts.
     6. Term. The term of this agreement shall be through and including July 31, 2011, unless voided earlier as provided in paragraph 2 of this letter.

Very truly yours,

/s/ John W. Rowe	/s/ Gary Rainwater

John W. Rowe Chairman and Chief Executive Officer Exelon Corporation, on behalf of Exelon Generation Company, LLC	Gary Rainwater
Chairman, President and Chief Executive Officer
Ameren Corporation, on behalf of Ameren Energy Generating Company, AmerenEnergy Resources Generating Company and Ameren Energy Marketing Company

/s/ Frank M. Clark	/s/ Scott A. Cisel

Frank M. Clark Chairman and Chief Executive Officer Commonwealth Edison Company	Scott A. Cisel Chairman, President and Chief Executive Officer Central Illinois Light Company, Central Illinois Public Service Company and Illinois Power Company

/s/ Todd M. Raba

Todd M. Raba President MidAmerican Energy Company

Exhibit A
ComEd Customer Assistance and Relief Programs
     These programs will provide rate relief for all residential customers to ease the transition from almost a decade of frozen and reduced rates, while providing additional relief for customers who need it most, including working families and seniors. Funds will also be available for small non-residential customers who have special hardships.
     In particular, the programs are expected to reduce the average increase for residential customers by 45%. In other words, the average increase for residential customers was 24.5%, which is expected to be brought down to 13.5% under the programs in 2007. ComEd’s obligation is to apply credits in the total amount shown and to expend funds provided on programs and cannot guarantee for any individual customer a particular rate reduction.
     Customers eligible for the targeted programs may see credits on their bills immediately.
     The rate reduction credits for all customers will begin on bills issued in September. The first credit will be a lump sum for the first part of 2007 and, for most customers, is likely to be the largest of the credits.
     Because credits are usage-based, customers with higher usage will receive correspondingly higher credits.
     Customers will be notified of the credits through a bill message in September 2007 that says: “Your bill contains a credit as a result of an agreement reached with the Illinois General Assembly, the Attorney General of Illinois, ComEd, Ameren and Illinois Electric Generators.” In addition, in each month that a credit appears, it will be designated: “General Assembly rate relief credit”.
Program Summary

	2007	2008	2009	2010	Total
Credits for all Residential Customers	$250 million	$125.5 million ($89.5 million in 1st half, $36 million in 2nd half )	$36 million (all in 1st half)		$411.5 million
Approximate Resulting Average Rate Increase Over Prior Year*	13.5%	3% in 1st half 5% in 2nd half	0% in 1st half 3% in 2nd half
Targeted Programs**	$33 million	$18 million	$15.5 million	$10 million	$76.5 million
Total	$283 million	$143.5 million	$51.5 million	$10 million	$488 million

*	Assumptions:

•	Rate increases shown assume no changes in commodity prices or delivery service rates through 2010 and are only intended to show increases necessary to return to today’s rates as the credits phase out

•	Reductions refer to decreases in ComEd’s rates and not total bills (excludes impacts due to changes in usage, excludes bill impacts related to pass through taxes and fees, i.e. franchise taxes)

**	Included in Targeted Programs is $750,000 in 2008 and 2009 for demand response program(s) for commercial office buildings in Chicago to be designed and implemented by BOMA /Chicago.

Credit Implementation
•	The initial credit will be a lump sum for usage from January 2 through mid-year

•	Credits will be given to all customers of record at the time the bills are issued

•	Thereafter, a ¢/kwh credit will be applied on each month’s bill

•	Because no one can accurately predict how much electric usage there will be in any particular period, the program will include a “true up” to ensure that total credits meet the amount available for the program

•	Based on typical usage, here are estimates of how much residential customers in various classes will receive in credits:

Customer class	Single Family Non-electric Space Heating
Approximate number of customers in class	2,233,000
Average usage per month*	800 kWh
Anticipated 2007 credit in ¢/kWh	0.865¢/kWh
Anticipated average lump sum credit per month	$6.92
Total lump sum credits to class	188,000,000

Customer class	Single Family Electric Space Heating
Approximate number of customers in class	35,000
Average usage per month*	1,925 kWh
Anticipated 2007 credit in ¢/kWh	0.680¢/kWh
Anticipated average lump sum credit per month	$13.08
Total lump sum credits to class	$6,000,000

Customer class	Multi Family Non-electric Space Heating
Approximate number of customers in class	990,000
Average usage per month*	370 kWh
Anticipated 2007 credit in ¢/kWh	1.040¢/kWh
Anticipated average lump sum credit per month	$3.83
Total lump sum credits to class	$46,000,000

Customer class	Multi Family Electric Space Heating
Approximate number of customers in class	156,000
Average usage per month*	975 kWh
Anticipated 2007 credit in ¢/kWh	0.513¢/kWh
Anticipated average lump sum credit per month	$5.00
Total lump sum credits to class	$10,000,000

*	Usage fluctuates dramatically from customer-to-customer and from month-to-month based on weather and many other factors.

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Targeted Programs
This is a summary of 2007 programs. Programs for 2008 and beyond have yet to be determined.
Electric Space Heat
—Automatic bill credits to bring the average increase down to an increase similar to other residential customers
—186,000 credits applied
—Total program estimated at $8 million for 2007; $7.2 million credited YTD
Summer Assistance Program
—One time bill credits for working families and low-income customers, including low-income seniors
—187,000 credits applied
—Total program estimated at $10.3 million for 2007; $5.6 million credited YTD
Residential Rate Relief
—One time bill credits for working families and low-income customers, including low-income seniors, with higher than average rate increases (over 30%)
—35,000 credits applied
—Total program estimated at $5.5 million for 2007; $2.7 million credited YTD
Residential Special Hardship Fund
—Variable grants of up to $1,000 to address special circumstances and hardships
—1406 credits applied
—Total program estimated at $5 million for 2007; $589,000 credited YTD
Non-residential Special Hardship Fund
—Variable grants of up to $5,000 to address special circumstances and hardships
—32 credits applied
—Total program estimated at $1.5 million for 2007; $43,000 credited YTD
Targeted Common Area Program
—One time bill credits for building owners and condominium associations recently reclassified to cap increases seen in 2007 to 24% over 2006 ComEd rates
—1054 customers are receiving individually calculated credits applied to their bill
—In addition, certain other building owners and condominium associations will receive a one-time credit to mitigate the impacts of the increase
—All annual customers have switched to an alternate supplier (RES)
—Total program estimated at $4.5 million for 2007; $4.4 million credited YTD
Weatherization Assistance
—Expanded program for all-electric, LIHEAP approved customers
—Goal to reach 2000 households
—Launching end of July 2007
—Total program estimated at $3.9 million for 2007
ComEd CARE
—Expansion of the ComEd Care, which includes environmental, energy efficiency, assistance and education programs
—Total program estimated at $5 million for 2007
Funds may be transferred between programs to account for actual expenditures and costs of the programs.

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Exhibit A
Ameren Illinois Utilities
Rate Relief Programs
Program Summary:
(Dollars in Millions)

	2007	2008	2009	2010	Total
CREDITS FOR ALL RESIDENTIAL CUSTOMERS	$163 — Fixed Credits for all. $50 — Variable Credits for high winter usage.	$109 — Fixed monthly credits for all.	$78 — Fixed monthly credits for all.		$400
NON-RESIDENTIAL BILL CREDITS	$26—Bill credits for customers up to 400 kW	$11- Bill credits	$11 —Bill credits		$48
TARGETED PROGRAMS	$13.5	$13.5	$7.5	$5.5	$40
TOTAL	$252.5	$133.5	$96.5	$5.5	$488
PERCENT OF TOTAL BY YEAR	52%	27%	20%	1%
Program Details:
Rate Relief Credits for Residential Customers: A three-year phase-in to full electric rates will be accomplished through the application of bill reduction credits totaling $400 million over the 2007-2009 period. The credits will result in a 2007 rate increase rollback by 40% or more for 80% of our customers. The minimum fixed credit amount for 2007 will be $100 per customer, increasing with customer size. The table below provides the fixed credit amounts for 2007 by usage category:
Annual 2007 Fixed Credit Amount

2006 Annual kWh Usage	Ameren Illinois Utilities
Less than 8,000	$100
8,000-<11,000	$132
11,000-<15,000	$180
15,000 and Over	$240
In addition to the fixed credits, variable credits will be applied to customer accounts with high usage during the winter period. These credits will be retroactive from January 2, 2007 and will provide relief to those customers that were mostly impacted by higher winter rates. The variable credits were designed to correspond with the specific level of 2007 rate increases experienced by customers of AmerenIP and AmerenCIPS that were previously served on all electric rates. Customers of the AmerenCIPS Metro East rate area and AmerenCILCO who are large users of electricity during the non-summer period also will have variable credits applied to their usage to help mitigate their 2007 rate increases. The variable credits for each Ameren Illinois Utility will only apply during 2007 and are listed on Appendix 1 to this Exhibit A. Tariffs defining the program credits, terms and conditions will be filed with the ICC.

The table below provides representative amounts for the 2007 fixed and variable credits for “All Electric” customers having the below usage characteristics. The actual amount of credits will be determined on a specific customer basis. These examples are for illustrative purposes:
2007 Annual (Fixed and Variable) Credits

				AmerenCIPS-Metro
Type/Usage	AmerenIP	AmerenCILCO	AmerenCIPS	East
All Electric—17,987 kWh	$386	$391	$339	$449
All Electric— 26,066 kWh	$612	$629	$529	$697
All Electric—36,974 kWh	$1,163	$1,209	$992	$1,286
Finally, the Ameren Illinois Utilities will waive outstanding late payment charges associated with unpaid electric bills for usage on and after January 2, 2007, through the September 2007 billing period.
Customers will be notified in August or September 2007 when they receive their initial credits through a bill message that says: “Your bill contains a credit as a result of an agreement reached with the Illinois General Assembly, Attorney General of Illinois, Ameren Illinois Utilities, ComEd and Illinois Electric Generators.” Each month that a credit appears, it will be designated: “General Assembly rate relief credit”.
Non-residential Bill Relief Program: A three-year program to phase-in rate increases for certain non-residential customers receiving an annual bundled rate increase greater than 40%, from 2006 to 2007. Customers with estimated 2007 bill amounts that exceed the 40% limit will receive a credit for the excess amount over the remaining months of 2007. For these same customers, credits may also be issued during 2008 and 2009, depending on the specific percentage of a customer’s full rate increase. Finally, the Ameren Illinois Utilities will waive outstanding late payment charges for customers up to 400 kW with unpaid electric bills for usage on and after January 2, 2007, through the September 2007 billing period. Tariffs defining the program credits, terms and conditions will be filed with the ICC.
Cooling Assistance Program: The Ameren Illinois utilities will provide donations to the Illinois Low Income Home Energy Assistance Program (LIHEAP), which is administered by the Illinois Department of Healthcare & Family Services (DHFS) through a network of local community action agencies. The Ameren Illinois utilities’ contributions will help fund individual cooling assistance grants of $150 to seniors, the disabled and vulnerable households with children to electric customers within the Ameren Illinois service territory.
Bill Payment Assistance Program: The Ameren Illinois utilities will provide $150 grants to low income electric customers with household incomes of 150 percent to 200 percent of the federal poverty level ($30,975 to $41,300 for a family of four). The grants will be provided through the local community action agencies that administer the LIHEAP program.
Hardship Assistance for Residential Customers: The Ameren Illinois utilities will provide funds for bill payment assistance for certain residential customers with hardship situations such as medical expenses, military deployment, senior care or other unique hardships. Local community action agencies will distribute the funds based on the hardship need to customers with household incomes of up to 400 percent of the federal poverty level ($82,600 for a family of four). Based on agency discretion, a maximum of $600 per household may be provided.

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Hardship Assistance for Non-Residential Customers: Assistance will be made available to non-profit organizations, community centers and small businesses who buy electric service from the Ameren Illinois utilities. The Energy Assistance Foundation will administer the program. Assistance of up to $5,000 per customer may be provided. Grant application forms can be obtained from Ameren’s website, and customers can apply for a non-residential hardship grant during the grant submission period as indicated on the website. Grant applications will be reviewed among all those submitted during the submission period and grants will be awarded by the Energy Assistance Foundation based on hardship.
Percent-of-Income Payment Program (PIPP) Pilot: The Ameren Illinois utilities will partner with the Illinois DHFS in the development of a PIPP pilot. The pilot will target about 14,000 Ameren Illinois utility low-income electric space heat customers to determine if paying a percentage of income will make energy more affordable and develop regular bill paying habits.
Space Heat Weatherization Aid: Assistance will be available to LIHEAP-approved customers, particularly those with high usage and all-electric households. The DHFS will be partnering with the Ameren Illinois utilities to implement this program.
Compact Fluorescent Bulb Distribution: Nearly one million compact fluorescent light bulbs will be made available for free, or at a deeply discounted price to residential customers. The bulbs use as much as 75 percent less energy than standard incandescent bulbs, produce 75 percent less heat and last up to 10 times longer. Of special interest, customers can save $30 or more in electricity costs over the life of each CFL bulb.
Municipal Street Light Conversion: The Ameren Illinois Utilities will waive the one-time street light conversion fee currently applicable to municipalities requesting the replacement of existing Company-owned mercury vapor lighting fixtures to more efficient lighting units. This program will be in effect for 2007 and 2008, covering the conversion of up to 4,000 fixtures in each year.

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Appendix 1
2007 Variable Credit Structure

Usage Blocks	CIPS — All Electric [2]	CIPS—Metro East	IP — All Electric [3]	CILCO — All Electric
0 to <800 kWh/month [1]	$0.0000	$0.0050	$0.0050	$0.0075
800 to <1500 kWh/month [1]	$0.0000	$0.0175	$0.0000	$0.0000
1500 kWh and higher per month [1]	$0.0400	$0.0500	$0.0475	$0.0500
Base credit per non-summer month [1]	$2	$0	$2	$0

[1]	Only applicable for billing months of January-May 2007, and for October-December, 2007.

[2]	Limited to customers in premises previously served under AmerenCIPS Rate 1 in conjunction with Rider 5 (Residential Electric Space Heating Service), or AmerenCIPS Rate 1T (Residential Time of Use Service).

[3]	Limited to customers in premises previously served under the Electric Space Heating provisions of AmerenIP Rate SC2 (Residential Service Rate), or AmerenIP Rate SC3 (Demand Management Residential Service).

Exhibit B
Affiliates, in addition to those companies named in the foregoing, that are included as “Signatories”
Affiliates of:

The Exelon Companies:	Exelon Corporation
AmerGen Energy Company, LLC
Southeast Chicago Energy Project LLC

The Ameren Companies:	Electric Energy, Inc.

MidAmerican Energy Company:	MidAmerican Energy Holdings Company
Cal Energy
Cordova Energy Company LLC
CE Generation LLC
Cal Energy Holdings, Inc.
CE Resource LLC
CE/TA LLC

EXHIBIT D
RELEASE AND SETTLEMENT AGREEMENT
          This Release and Settlement Agreement (the “Agreement”) is hereby entered into on the date set forth below by the Attorney General of the State of Illinois (“the Attorney General”), on the one hand, and the Ameren Companies (Central Illinois Light Company; Central Illinois Public Service Company and Illinois Power Company (collectively the Ameren Illinois utilities), Ameren Energy Generating Company; Ameren Energy Marketing Company; AmerenEnergy Resources Generating Company); the Exelon Companies (Exelon Generation Company, LLC; AmerGen Energy Company, LLC; Commonwealth Edison Company (ComEd)); MidAmerican Energy Company; the Edison Mission Companies (Midwest Generation, LLC; Edison Mission Marketing & Trading, Inc.) and Dynegy Holdings Inc. (hereinafter collectively referred to as “the Companies”), on the other hand.
          In consideration of the covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound, hereby agree as follows:
TERMS
1.	Release:
          The Attorney General hereby releases and forever discharges the Companies, their affiliates, agents, assigns, attorneys, directors, employees, insurers, joint ventures, officers, parents, partners, predecessors, shareholders, subsidiaries, and successors from any and all claims, demands, causes of action, lawsuits, obligations, and actions, whether sounding in tort, contract, debt, warranty, or any statutory or common law cause of action, whether in law, equity, or any other form, whether for compensatory or punitive damages or both, whether now known, unknown, asserted, unasserted, foreseen, unforeseen, contingent, actual, liquidated or unliquidated, that are based upon, arise out of or relate to, in whole or in part, through the effective date of this Agreement any of the matters described in Exhibit 1 and agrees not to (1) challenge the prudence or reasonableness of power purchases contracted for prior to the Effective Date of this Agreement or (2) commence any future action against signatories to this Agreement or their affiliates, agents, assigns, attorneys, directors, employees, insurers, joint ventures, officers, parents, partners, predecessors, shareholders, subsidiaries, and successors relating to the 2006 Illinois procurement auction or the associated allegations of market manipulation and the exercise of market power.
2.	Dismissal with Prejudice:
          Each of the parties will, individually or, where appropriate, jointly, move to dismiss each of the matters described in Exhibit 1 in their entirety with prejudice. Such motions to dismiss shall be filed within ten business days following the Effective Date of this Agreement. The parties agree that they will use their best efforts to obtain an order dismissing the matters described in Exhibit 1 in their entirety with prejudice.
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Release and Settlement Agreement

3.	Financial Swap Agreements:
          As required by Section 16-111.5(k) of the Legislation described in paragraph 12, and in order to provide more stable prices for residential and small commercial customers of ComEd, ComEd has entered into a multi-year financial swap contract negotiated by the Office of the Attorney General with Exelon Generation Company, attached as Exhibit 2, under the documentation requirements of the International Swaps and Derivatives Association Inc. (the ComEd Contract). The ComEd Contract shall be included in ComEd’s procurement plan as a pre-existing supply contract. ComEd shall be entitled to full cost recovery for the ComEd Contract.
          As required by Section 16-111.5(k) of the Legislation described in paragraph 12, and in order to provide more stable prices for residential and small commercial customers of the Ameren Illinois utilities, each of the Ameren Illinois utilities has entered into a multi-year financial swap contract negotiated by the Office of the Attorney General with Ameren Energy Marketing Company, attached as Exhibit 3, under the documentation requirements of the International Swaps and Derivatives Association Inc. (the Ameren Illinois Utilities Contracts). The Ameren Illinois Utilities’ Contracts shall be included in the Ameren Illinois utilities’ procurement plan as pre-existing supply contracts. The Ameren Illinois utilities shall be entitled to full cost recovery for the Ameren Illinois Utilities Contracts.
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Release and Settlement Agreement

     MidAmerican Energy Company, the Edison Mission Companies and Dynegy Holdings Inc. are not privy to the ComEd Contract or the Ameren Illinois Utilities Contracts described in this paragraph and accordingly do not join in the foregoing provisions. However, such parties join in the following paragraph.
     None of the parties to this Agreement will object to or challenge the validity, approval or cost recovery of the ComEd Contract or the Ameren Illinois Utilities Contracts. None of the parties to this Agreement will object to or challenge inclusion of the ComEd Contract or the Ameren Illinois Utilities Contracts in procurement plans pursuant to Section 16-111.5 of the Legislation.
4.	Funding Agreements:
          Midwest Generation, LLC, Dynegy Holdings Inc. and MidAmerican Energy Company shall contemporaneously enter into the Illinois Power Agency Funding Agreement attached as Exhibit 4 and Midwest Generation, LLC and Dynegy Holdings Inc. shall contemporaneously enter into the Escrow Funding Agreement attached as Exhibit 5.
5.	No Admission of Liability:
          The terms of this Agreement do not constitute and shall not be construed as an admission of liability or concession by the Companies or any of their affiliates, agents, assigns, attorneys, directors, employees, insurers, joint ventures, officers, parents,
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Release and Settlement Agreement

partners, predecessors, shareholders, subsidiaries, and successors of fault or liability regarding the claims, allegations, or assertions made by the Attorney General. The Companies and their affiliates, agents, assigns, attorneys, directors, employees, insurers, joint ventures, officers, parents, partners, predecessors, shareholders, subsidiaries, and successors deny any fault, liability, wrongdoing or inappropriate exercise of discretion whatsoever.
6.	Agreement Not Admissible:
          Neither the terms of this Agreement nor any acts performed relating thereto, or documents executed in furtherance of this Agreement shall be admissible or proffered as evidence in any proceeding in any forum for any purpose other than to enforce this Agreement or the agreements executed in furtherance of this Agreement.
7.	Governing Law:
          This Agreement shall be construed and interpreted in accordance with the laws of the State of Illinois without regard to principles of conflicts of law.
8.	Counterparts:
          This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but which together shall constitute a single agreement.
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Release and Settlement Agreement

9.	Attorneys’ Fees:
          Each party shall bear its attorneys’ fees and costs arising in connection with the matters described in Exhibit 1, this Agreement, and any and all matters related thereto.
10.	Modification; No Waiver:
          This Agreement shall not be modified, amended, or otherwise changed except in a writing signed by all parties that specifically refers to this Agreement and that is executed and delivered subsequent to the date of this Agreement. The failure of any party to insist upon strict adherence to any terms of this Agreement on any occasion shall not be construed as waiver thereof, or deprive that party of the right to insist upon strict adherence to that term or any other terms of this Agreement.
11.	No Waiver of Sovereign Immunity:
          This Agreement shall not be construed to constitute a waiver of sovereign immunity of the State of Illinois or of the Attorney General.
12.	Effective Date:
          This Agreement shall be effective on the effective date of Senate Bill 1592 (as amended by House Amendment no. 5, as set forth in Legislative Reference Bureau document No. LRB09511114MJR38234a) (the Legislation).
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Release and Settlement Agreement

     EXECUTED as of this 24th day of July, 2007.

/s/ Lisa Madigan	/s/ John W. Rowe

Lisa Madigan Attorney General of the State of Illinois	John W. Rowe Chairman and Chief Executive Officer Exelon Corporation on behalf of Exelon Generation Company, LLC and AmerGen Energy Company, LLC

/s/ Gary Rainwater	/s/ Frank M. Clark

Gary Rainwater
Chairman, President and Chief Executive Officer
Ameren Corporation, on behalf of Ameren
Energy Generating Company,
AmerenEnergy Resources Generating Company and Ameren Energy Marketing Company
Frank M. Clark Chairman and Chief Executive Officer Commonwealth Edison Company

/s/ Scott A. Cisel	/s/ Todd M. Raba

Scott A. Cisel Chairman, President and Chief Executive Officer Central Illinois Light Company Central Illinois Public Service Company Illinois Power Company	Todd M. Raba President MidAmerican Energy Company

/s/ Guy F. Gorney	/s/ Lynn A. Lednicky

Guy F. Gorney President Midwest Generation, LLC and Authorized Representative Edison Mission Marketing & Trading, Inc.	Lynn A. Lednicky Executive Vice President Dynegy Holdings Inc.
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Release and Settlement Agreement

Circuit Court of the First Judicial Circuit
Jackson County, Illinois
The People of the State of Illinois v. Illinois Power Company, d/b/a
AmerenIP and Central Illinois Public Service Company, d/b/a
AmerenCIPS
Case No. 2007-CH-37
In the Appellate Court of Illinois
Second Judicial District
Commonwealth Edison Company, et al. v. Illinois Commerce Commission,
et al.
Gen No. 2-06-0381
(Cons cases: 2-06-0381,1-06-0664, 1-06-0858, 1-06-0859, 1-06-0876, 1-
06-966, 4-06-0391, 4-06-0392, 4-06-0393)
United States Circuit Court of Appeals
D.C. Circuit
People of the State of Illinois ex rel. Lisa Madigan, Attorney General of the
State of Illinois v. FERC, D.C. Cir. No. 06-1234
Illinois Commerce Commission (ICC)
Proceeding to determine whether to authorize public release of certain auction-
related information
Docket No. 07-0240
Illinois Commerce Commission (ICC)
Investigation of Rider CPP of Commonwealth Edison Company, and Rider MV of Central Illinois
Light Company d/b/a AmerenCILCO, Of Central Illinois Public Service Company d/b/a
AmerenCIPS, and of Illinois Power Company, d/b/a AmerenIP, pursuant to Commission Order regarding the Illinois Auction.
Docket No. 06-0800
Federal Energy Regulatory Commission (FERC)
The People of the State of Illinois, ex reI. Illinois Attorney General Lisa Madigan v.
Exelon Generation Co., LLC, Constellation Energy Commodities Group, Inc., Dynegy Power
Marketing, Inc., J.P. Morgan Ventures Energy Corporation, Ameren Energy Marketing Company,
American Electric Power Service Corporation, Conectiv Energy Supply, Inc., DTE Energy
Trading, Inc., Edison Mission Marketing & Trading, Inc., Energy America, LLC, FPL Energy
Power Marketing, Inc., J. Aron & Company, Morgan Stanley Capital Group, Inc., PPL
EnergyPlus, LLC, Sempra Energy Trading Corp., WPS Energy Services, Inc.
Docket No. EL07-47-000
Exhibit 1
8
Release and Settlement Agreement

Exhibit 2
CONFIRMATION

DATE:	July 5, 2007

TO:	Commonwealth Edison Company

FROM:	Exelon Generation Company, LLC

RE:	Financial Swap — Cash Settled
The purpose of this letter agreement is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the Master Agreement specified below. Commonwealth Edison Company (“ComEd”) and Exelon Generation Company, LLC (“Exelon”) shall each be referred to herein as a “Party” and collectively, the “Parties.”
This Confirmation constitutes a “Transaction” under, and supplements, forms a part of, and shall be subject to, the terms of the 2002 ISDA Master Agreement, including all Annexes and Schedules thereto, agreed between ComEd and Exelon, dated as of July 5, 2007 (the “Master Agreement”).
This Transaction, together with the Master Agreement, shall constitute a single agreement between the Parties. All provisions of the Master Agreement shall govern this Confirmation, except as expressly modified below. In the event of any inconsistency between this Confirmation and the Master Agreement, this Confirmation will govern for purposes of the Transaction. Capitalized terms used in this Confirmation shall have the respective meanings assigned in the Master Agreement. Each Party hereto agrees to make payment to the other Party hereto in accordance with the provisions of this Confirmation and of the Master Agreement.
It shall be a condition precedent to the effectiveness of this Transaction that the Illinois Legislature shall have passed, and the Governor of Illinois shall have signed into law, that certain legislation known as the Illinois Power Agency Act, and that such legislation contains a provision enabling ComEd to enter into a financial swap transaction on terms and conditions that are consistent with the terms and conditions of this Confirmation. This transaction is intended to provide price stability for residential and small commercial customers referenced in Section 16-111.5(k) of the Act. If the Governor of Illinois has not, within days of the Trade Date, signed such legislation into law, this Confirmation and the Transaction it contemplates will be automatically terminated, and neither Exelon nor ComEd will have any further liability or obligation to the other.
The terms of the particular Transaction to which this Confirmation relates are as follows:

Trade Date:

Effective Date:	The day on which that certain legislation known as the Illinois Power Agency Act is signed into law by the Governor of Illinois.

Commodity Reference Price:	“ELECTRICITY PJM-N ILLINOIS HUB” which means that the price for a Pricing Date will be that day’s Specified Price per MWh of electricity for delivery on the Delivery Date, which Specified Price will be the hourly prices, stated in U.S. Dollars, published by the PJM at http://www.pim.com/markets/energy-market/day-ahead.html, under the headings “Daily Day-Ahead LMP: LMP Day-Ahead Data: N ILLINOIS HUB” or any successor headings, that reports prices effective on that Pricing Date.

Transaction Type:	Fixed for Floating swap Transaction where the Fixed Price is derived from forward market prices for the underlying Floating Price for around-the-clock energy in calendar year 2008, which forward market prices were obtained as of as further described herein.

Starting Date of Term:	From and including hour ending 0100 EPT June 1, 2008.

Termination Date of Term:	Through and including hour ending 2400 EPT May 31, 2013.

Notional Quantity Per Hour of each Calculation Period:	See Table, below

Calculation Period:	Each calendar month during the Term (Effective Date through Termination Date) of the Transaction, commencing HE 0100 EPT on the first calendar day of such calendar month, and ending HE 2400 EPT on the last calendar day of such calendar month.

Fixed Amount Details:

Fixed Price Payor:	ComEd

Fixed Price:	See Table, below

Floating Amount Details:

Floating Price Payor:	Exelon

Floating Price:	Commodity Reference Price

Settlement Calculation:	For each Calculation Period:

The “Fixed Amount” shall be calculated as the sum of the products of (i) the Notional Quantity, multiplied by (ii) the Fixed Price for each hour during the Calculation Period.

The “Floating Amount” shall be calculated as the sum of the products of (i) the Notional Quantity, multiplied by (ii) the Floating Price for each hour during the Calculation Period.

If the Floating Amount minus the Fixed Amount (“Net Amount”) is greater than zero, then Floating Price Payor shall pay such Net Amount to the Fixed Price Payor.

If the Net Amount is less than zero, then Fixed Price Payor shall pay the absolute value of such Net Amount to the Floating Price Payor.

If the Net Amount is equal to zero, then no payment shall be made by either Party hereunder.

Cash Settlement Terms:

Business Day:	Any day business on which Federal Reserve member banks in New York City are open for business

2

Payment Date:	The fifteenth (15th) calendar day of the month following each month during the Term, such day subject to adjustment in accordance with the Following Business Day Convention

Cash Settlement:	Applicable

Rounding:	Three Decimal Places

Fixed Price/applicable Notional Quantity Per Hour of each Calculation Period:	The Fixed Prices will be as set forth in the table below. The Year 1 Fixed Price will be plus the Market Price minus the Reference Price. The Reference Price is and represents an average of forward market prices for the underlying Floating Price for around-the-clock energy in calendar year 2008, which forward market prices were reported as of by the three energy brokers ICAP, Amerex, and Prebon, as further described in more detail in in Exhibit “A”. The Market Price will be determined by: (1) obtaining from ICAP, Amerex, and Prebon quotations for the offer to sell and the bid to buy for the forward prices of on-peak and off-peak energy at NIHub for the calendar year 2008 as of each of the five business days (for purposes of this Section only, a business day is a business day as defined by the North American Electric Reliability Council) immediately preceding the Effective Date; (2) for each of the five business days, deriving from all three sets of these quotations the offer to sell and the bid to buy for the forward price of calendar year 2008 ATC (around-the-clock) energy at NIHub; (3), for each of the five business days and for each of the three brokers deriving the midpoint of these five sets of 2008 ATC quotations (the simple average of the bid and the offer); (4) obtaining the average of the midpoints for the three brokers for each of the five business days; (5) discarding the highest and lowest of these five average midpoints; (6) and then calculating the simple average of the remaining three midpoints. If quotations are unavailable for a particular business day from a broker, then for such business day the quotations for the remaining two brokers will be used. If quotations are unavailable for two brokers, then for such business day the quotations from the third broker will be used. If quotations are unavailable from all three brokers, the quotations used for the immediately preceding business day will be used.

If the Market Price calculated in accordance with the preceding paragraph is less than, then the Market Price will be deemed to be, and therefore the Year 1 Fixed Price will be. If the Market Price calculated in accordance with the preceding paragraph is greater than, then the Market Price will be deemed to be, and therefore the Year 1 Fixed Price will be.

A sample calculation of the Market Price using three different hypothetical scenarios is attached as Exhibit “A” to this Confirmation for illustrative purposes.

Portion of Term	Fixed Price ($/MWH)	Notional Quantity (MW)
June 1, 2008 — December 31, 2008	$_____, ______ (Year 1 Fixed Price)	1,000
January 1, 2009 — May 31, 2009	Year 1 Fixed Price +	1,000
June 1, 2009 — December 31, 2009	Year 1 Fixed Price +	2,000
January 1, 2010 — May 31, 2010	Year 1 Fixed Price +	2,000
June 1, 2010 — December 31, 2010	Year 1 Fixed Price +	3,000
January 1, 2011 — December 31, 2011	Year 1 Fixed Price +	3,000
January 1, 2012 — December 31, 2012	Year 1 Fixed Price +	3,000
January 1, 2013 — May 31, 2013	Year 1 Fixed Price +	3,000

3

Additional Provisions:
IN WITNESS WHEREOF, the Parties have caused this Confirmation to be duly executed as of the date first above written.

Commonwealth Edison Company
By:	/s/ Robert K. McDonald
	Name:	Robert K. McDonald
	Title:	SVP & CFO July 5, 2007

Exelon Generation Company, LLC

By:	/s/ Ian McLean
	Name:	Ian McLean
	Title:	President of Exelon Power Team An Officer of Exelon Generation Company, LLC July 5, 2007

4

# Exhibit "A" - Exelon-ComEd Financial Swap Confirmation

**CASE A - Market Price with no collar is** [redacted]

On Peak hours = 4096
Wrap hours = 4688
ATC price = Weighted average of On Peak and Wrap Prices

Assumes Prebon quotes not available for Jul 10, so have been calculated as average of ICAP and AMEREX

**Market Price calculation:**

Average Broker quotes for CAL 2008 ATC in $/MWh

| | |
|---|---|
| Highest quote | $52.25 |
| Lowest quote | $48.67 |
| Average of 5 days discarding highest and lowest (Calculated Market Price) | **$50.51** |
| Market Price (Collared if Calculated Market Price is less than [redacted] or more than [redacted]) | [redacted] |
| Reference Price | [redacted] |
| Year 1 Fixed Price = $48.43 + Market Price - Reference Price | [redacted] |

See Reference Price Calculation, page 4 of Exhibit

| Portion of Term | Fixed Price ($/MWH) | Volume Applicable to Fixed Price (MW) | Calculated Fixed Price ($/MWh) |
|---|---|---|---|
| June 1 2008 - Dec. 31, 2008 | Year 1 Fixed Price | 1,000 | [redacted] |
| Jan 2009- May 2009 | Year 1 Fixed Price + [redacted] | 1,000 | [redacted] |
| June 2009 - December 2009 | Year 1 Fixed Price + [redacted] | 2,000 | [redacted] |
| Jan 2010 - May 2010 | Year 1 Fixed Price + [redacted] | 2,000 | [redacted] |
| June 2010 - December 2010 | Year 1 Fixed Price + [redacted] | 3,000 | [redacted] |
| Jan 2011 - Dec 2011 | Year 1 Fixed Price + [redacted] | 3,000 | [redacted] |
| Jan 2012 - December 2012 | Year 1 Fixed Price + [redacted] | 3,000 | [redacted] |
| Jan 2013 - May 2013 | Year 1 Fixed Price + [redacted] | 3,000 | [redacted] |

Page 1

Exhibit “A” — Exelon-ComEd Financial Swap Confirmation CASE A — Market Price with no collar is ICAP Cal 08 On Peak Cal 08 Wrap Cal 08 ATC Bid Ask Bid Ask Bid Ask 9-Jul $ 65.89 $ 66.68 $ 32.81 $ 33.23 $ 48.24 $ 48.83 10-Jul $ 66.68 $ 67.20 $ 33.34 $ 33.86 $ 48.88 $ 49.41 11-Jul $ 68.25 $ 69.04 $ 34.13 $ 34.65 $ 50.04 $ 50.68 12-Jul $ 69.83 $ 70.61 $ 34.91 $ 35.44 $ 51.19 $ 51.84 13-Jul $ 70.61 $ 71.40 $ 35.70 $ 35.91 $ 51.98 $ 52.46 AMEREX Cal 08 On Peak Cal 08 Wrap Cal 08 ATC Bid Ask Bid Ask Bid Ask 9-Jul $ 66.15 $ 66.94 $ 33.50 $ 33.86 $ 48.72 $ 49.29 10-Jul $ 66.41 $ 67.46 $ 33.50 $ 33.86 $ 48.84 $ 49.53 11-Jul $ 69.30 $ 70.35 $ 34.91 $ 35.70 $ 50.95 $ 51.86 12-Jul $ 69.83 $ 70.61 $ 35.33 $ 35.96 $ 51.42 $ 52.12 13-Jul $ 70.88 $ 71.14 $ 35.70 $ 36.12 $ 52.10 $ 52.45 PREBON Cal 08 On Peak Cal 08 Wrap Cal 08 ATC Bid Ask Bid Ask Bid Ask 9-Jul $ 65.89 $ 66.68 $ 32.81 $ 33.08 $ 48.24 $ 48.74 10-Jul $ 66.54 $ 67.33 $ 33.42 $ 33.86 $ 48.86 $ 49.47 11-Jul $ 68.51 $ 69.04 $ 34.91 $ 35.18 $ 50.58 $ 50.87 12-Jul $ 69.56 $ 70.09 $ 34.91 $ 35.18 $ 51.07 $ 51.45 13-Jul $ 70.88 $ 71.40 $ 35.60 $ 35.96 $ 52.05 $ 52.49 Market Price calculation: Average Broker quotes for CAL 2008 ATC in $/MWh Bid Offer Average 9-Jul $ 48.40 $ 48.95 $ 48.67 10-Jul $ 48.86 $ 49.47 $ 49.17 11-Jul $ 50.52 $ 51.17 $ 50.85 12-Jul $ 51.23 $ 51.80 $ 51.52 13-Jul $ 52.04 $ 52.46 $ 52.25 Highest quote $ 52.25 Lowest quote $ 48.67 Average of 5 days discarding highest and lowest (Calculated Market Price) $ 50.51 Market Price (Collared If Calculated Market Price is less than or more than) Reference Price Year 1 Fixed Price = $48.43 + Market Price - Reference Price Volume Applicable to Fixed Calculated Fixed Portion of Term Fixed Price ($/MWH) Price (MW) Price ($/MWh) June 1 2008 - Dec. 31, 2008 Year 1 Fixed Price 1,000 Jan 2009 - May 2009 Year 1 Fixed Price + 1,000 June 2009 - December 2009 Year 1 Fixed Price + 2,000 Jan 2010 - May 2010 Year 1 Fixed Price + 2,000 June 2010 - December 2010 Year 1 Fixed Price + 3,000 Jan 2011 - Dec 2011 Year 1 Fixed Price + 3,000 Jan 2012 - December 2012 Year 1 Fixed Price + 3,000 Jan 2013 - May 2013 Year 1 Fixed Price + 3,000 Page 1

Exhibit "A" (Cont'd)

**CASE B - Market Price of[redacted]**

On Peak hours = 4096
Wrap hours = 4688
ATC price = Weighted average of On Peak and Wrap Prices

Assumes Prebon quotes not available for Jul 10, so have been calculated as average of ICAP and AMEREX

**Market Price calculation:**

Average Broker quotes for CAL 2008 ATC in $/MWh

| | |
|---|---|
| Highest quote | $53.25 |
| Lowest quote | $49.60 |
| Average of 5 days discarding highest and lowest (Calculated Market Price) | **$51.47** |
| Market Price (Collared if Calculated Market Price is less than [redacted] or more than [redacted] | [redacted] |
| Reference Price | [redacted] |
| Year 1 Fixed Price = $48.43 + Market Price - Reference Price | [redacted] |

See Reference Price Calculation, page 4 of Exhibit

| Portion of Term | Fixed Price ($/MWH) | Volume Applicable to Fixed Price (MW) | Calculated Fixed Price ($/MWh) |
|---|---|---|---|
| June 1 2008 - Dec. 31, 2008 | Year 1 Fixed Price | 1,000 | [redacted] |
| Jan 2009- May 2009 | Year 1 Fixed Price + [redacted] | 1,000 | [redacted] |
| June 2009 - December 2009 | Year 1 Fixed Price + [redacted] | 2,000 | [redacted] |
| Jan 2010 - May 2010 | Year 1 Fixed Price + [redacted] | 2,000 | [redacted] |
| June 2010 - December 2010 | Year 1 Fixed Price + [redacted] | 3,000 | [redacted] |
| Jan 2011 - Dec 2011 | Year 1 Fixed Price + [redacted] | 3,000 | [redacted] |
| Jan 2012 - December 2012 | Year 1 Fixed Price + [redacted] | 3,000 | [redacted] |
| Jan 2013 - May 2013 | Year 1 Fixed Price + [redacted] | 3,000 | [redacted] |

Page 2

Exhibit “A” (Cont’d) CASE B — Market Price of ICAP Cal 08 On Peak Cal 08 Wrap Cal 08 ATC Bid Ask Bid Ask Bid Ask 9-Jul $ 67.14 $ 67.95 $ 33.44 $ 33.87 $ 49.16 $ 49.76 10-Jul $ 67.95 $ 68.48 $ 33.97 $ 34.51 $ 49.81 $ 50.35 11-Jul $ 69.55 $ 70.35 $ 34.78 $ 35.31 $ 50.99 $ 51.65 12-Jul $ 71.16 $ 71.96 $ 35.58 $ 36.11 $ 52.17 $ 52.83 13-Jul $ 71.96 $ 72.76 $ 36.38 $ 36.59 $ 52.97 $ 53.46 AMEREX Cal 08 On Peak Cal 08 Wrap Cal 08 ATC Bid Ask Bid Ask Bid Ask 9-Jul $ 67.41 $ 68.21 $ 34.13 $ 34.51 $ 49.65 $ 50.22 10-Jul $ 67.68 $ 68.75 $ 34.13 $ 34.51 $ 49.77 $ 50.47 11-Jul $ 70.62 $ 71.69 $ 35.58 $ 36.38 $ 51.92 $ 52.85 12-Jul $ 71.16 $ 71.96 $ 36.01 $ 36.65 $ 52.40 $ 53.11 13-Jul $ 72.23 $ 72.49 $ 36.38 $ 36.81 $ 53.09 $ 53.45 PREBON Cal 08 On Peak Cal 08 Wrap Cal 08 ATC Bid Ask Bid Ask Bid Ask 9-Jul $ 67.14 $ 67.95 $ 33.44 $ 33.71 $ 49.15 $ 49.67 10-Jul $ 67.81 $ 68.61 $ 34.05 $ 34.51 $ 49.79 $ 50.41 11-Jul $ 69.82 $ 70.35 $ 35.58 $ 35.85 $ 51.54 $ 51.94 12-Jul $ 70.89 $ 71.42 $ 35.58 $ 35.85 $ 52.04 $ 52.43 13-Jul $ 72.23 $ 72.76 $ 36.27 $ 36.65 $ 53.04 $ 53.49 Market Price calculation: Average Broker quotes for CAL 2008 ATC in $/MWh Bid Offer Average 9-Jul $ 49.32 $ 49.88 $ 49.60 10-Jul $ 49.79 $ 50.41 $ 50.10 11-Jul $ 51.48 $ 52.14 $ 51.81 12-Jul $ 52.20 $ 52.79 $ 52.50 13-Jul $ 53.03 $ 53.46 $ 53.25 Highest quote $ 53.25 Lowest quote $ 49.60 Average of 5 days discarding highest and lowest (Calculated Market Price) $ 51.47 Market Price (Collared If Calculated Market Price is less than or more than) Reference Price Year 1 Fixed Price = $48.43 + Market Price - Reference Price Volume Applicable to Fixed Calculated Fixed Portion of Term Fixed Price ($/MWH) Price (MW) Price ($/MWh) June 1 2008 - Dec. 31, 2008 Year 1 Fixed Price 1,000 Jan 2009 - May 2009 Year 1 Fixed Price + 1,000 June 2009 - December 2009 Year 1 Fixed Price + 2,000 Jan 2010 - May 2010 Year 1 Fixed Price + 2,000 June 2010 - December 2010 Year 1 Fixed Price + 3,000 Jan 2011 - Dec 2011 Year 1 Fixed Price + 3,000 Jan 2012 - December 2012 Year 1 Fixed Price + 3,000 Jan 2013 - May 2013 Year 1 Fixed Price + 3,000 Page 2

## Exhibit "A" (Cont'd)

### CASE C - Market Price with no collar is [redacted]

**ICAP**

**AMEREX**

On Peak hours = 4096
Wrap hours = 4688
ATC price = Weighted average of On Peak and Wrap Prices

**PREBON**

Assumes Prebon quotes not available for Jul 10, so have been calculated as average of ICAP and AMEREX

**Market Price calculation:**

Average Broker quotes for CAL 2008 ATC in $/MWh

| | Bid | Offer | Average |
|---|---|---|---|
| 9-Jul | $49.78 | $50.36 | $50.07 |
| 10-Jul | $50.26 | $50.88 | $50.57 |
| 11-Jul | $51.97 | $52.63 | $52.30 |
| 12-Jul | $52.69 | $53.28 | $52.99 |
| 13-Jul | $53.53 | $53.96 | $53.75 |

| | |
|---|---|
| Highest quote | $53.75 |
| Lowest quote | $50.07 |
| Average of 5 days discarding highest and lowest (Calculated Market Price) | **$51.95** |
| Market Price (Collared if Calculated Market Price is less than [redacted] or more than [redacted]) | [redacted] |
| Reference Price | [redacted] |
| Year 1 Fixed Price = $48.43 + Market Price - Reference Price | [redacted] |

See Reference Price Calculation, page 4 of Exhibit

| Portion of Term | Fixed Price ($/MWH) | Volume Applicable to Fixed Price (MW) | Calculated Fixed Price ($/MWh) |
|---|---|---|---|
| June 1 2008 - Dec. 31, 2008 | Year 1 Fixed Price | 1,000 | [redacted] |
| Jan 2009- May 2009 | Year 1 Fixed Price + [redacted] | 1,000 | [redacted] |
| June 2009 - December 2009 | Year 1 Fixed Price + [redacted] | 2,000 | [redacted] |
| Jan 2010 - May 2010 | Year 1 Fixed Price + [redacted] | 2,000 | [redacted] |
| June 2010 - December 2010 | Year 1 Fixed Price + [redacted] | 3,000 | [redacted] |
| Jan 2011 - Dec 2011 | Year 1 Fixed Price + [redacted] | 3,000 | [redacted] |
| Jan 2012 - December 2012 | Year 1 Fixed Price + [redacted] | 3,000 | [redacted] |
| Jan 2013 - May 2013 | Year 1 Fixed Price + [redacted] | 3,000 | [redacted] |

Page 3

Exhibit “A” (Cont’d) CASE C — Market Price with no collar is ICAP Cal 08 On Peak Cal 08 Wrap Cal 08 ATC Bid Ask Bid Ask Bid Ask 9-Jul $ 67.77 $ 68.58 $ 33.75 $ 34.18 $ 49.61 $ 50.22 10-Jul $ 68.58 $ 69.12 $ 34.29 $ 34.83 $ 50.28 $ 50.82 11-Jul $ 70.20 $ 71.01 $ 35.10 $ 35.64 $ 51.47 $ 52.13 12-Jul $ 71.82 $ 72.63 $ 35.91 $ 36.45 $ 52.65 $ 53.32 13-Jul $ 72.63 $ 73.44 $ 36.72 $ 36.94 $ 53.46 $ 53.96 AMEREX Cal 08 On Peak Cal 08 Wrap Cal 08 ATC Bid Ask Bid Ask Bid Ask 9-Jul $ 68.04 $ 68.85 $ 34.45 $ 34.83 $ 50.11 $ 50.69 10-Jul $ 68.31 $ 69.39 $ 34.45 $ 34.83 $ 50.24 $ 50.95 11-Jul $ 71.28 $ 72.36 $ 35.91 $ 36.72 $ 52.40 $ 53.34 12-Jul $ 71.82 $ 72.63 $ 36.34 $ 36.99 $ 52.89 $ 53.61 13-Jul $ 72.90 $ 73.17 $ 36.72 $ 37.15 $ 53.59 $ 53.95 PREBON Cal 08 On Peak Cal 08 Wrap Cal 08 ATC Bid Ask Bid Ask Bid Ask 9-Jul $ 67.77 $ 68.58 $ 33.75 $ 34.02 $ 49.61 $ 50.14 10-Jul $ 68.45 $ 69.26 $ 34.37 $ 34.83 $ 50.26 $ 50.88 11-Jul $ 70.47 $ 71.01 $ 35.91 $ 36.18 $ 52.03 $ 52.42 12-Jul $ 71.55 $ 72.09 $ 35.91 $ 36.18 $ 52.53 $ 52.92 13-Jul $ 72.90 $ 73.44 $ 36.61 $ 36.99 $ 53.53 $ 53.99 Market Price calculation: Average Broker quotes for CAL 2008 ATC in $/MWh Bid Offer Average 9-Jul $ 49.78 $ 50.35 $ 50.07 10-Jul $ 50.26 $ 50.86 $ 50.57 11-Jul $ 51.87 $ 52.63 $ 52.30 12-Jul $ 52.69 $ 53.26 $ 52.99 13-Jul $ 53.53 $ 53.96 $ 53.75 Highest quote $ 53.75 Lowest quote $ 50.07 Average of 5 days discarding highest and lowest (Calculated Market Price) $ 51.95 Market Price (Collared If Calculated Market Price is less than or more than) Reference Price Year 1 Fixed Price = $48.43 + Market Price - Reference Price Volume Applicable to Fixed Calculated Fixed Portion of Term Fixed Price ($/MWH) Price (MW) Price ($/MWh) June 1 2008 - Dec. 31, 2008 Year 1 Fixed Price 1,000 Jan 2009 - May 2009 Year 1 Fixed Price + 1,000 June 2009 - December 2009 Year 1 Fixed Price + 2,000 Jan 2010 - May 2010 Year 1 Fixed Price + 2,000 June 2010 - December 2010 Year 1 Fixed Price + 3,000 Jan 2011 - Dec 2011 Year 1 Fixed Price + 3,000 Jan 2012 - December 2012 Year 1 Fixed Price + 3,000 Jan 2013 - May 2013 Year 1 Fixed Price + 3,000 Page 3

Exhibit “A” (Cont’d)
Reference Price Calculation

Cal 08 OnPeak Hours	4096
Cal 08 Wrap Hours	4688
ICAP
Amerex
Prebon
Average ATC mid-point

International Swaps and Derivatives Association, Inc.
2002 MASTER AGREEMENT
dated as of July 5, 2007
between

EXELON GENERATION COMPANY, LLC (“Party A”)	and	COMMONWEALTH EDISON COMPANY (“Party B”)
have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this 2002 Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties or otherwise effective for the purpose of confirming or evidencing those Transactions. This 2002 Master Agreement and the Schedule are together referred to as this “Master Agreement”.
Accordingly, the parties agree as follows:—
1. Interpretation
(a) Definitions. The terms defined in Section 14 and elsewhere in this Master Agreement will have the meanings therein specified for the purpose of this Master Agreement.
(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement, such Confirmation will prevail for the purpose of the relevant Transaction.
(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.
2. Obligations
(a) General Conditions.
(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.
(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.
Copyright © 2002 by International Swaps and Derivatives Association, Inc.

(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other condition specified in this Agreement to be a condition precedent for the purpose of this Section 2(a)(iii).
(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the Scheduled Settlement Date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.
(c) Netting of Payments. If on any date amounts would otherwise be payable:—
(i) in the same currency; and
(ii) in respect of the same Transaction,
by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by which the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.
The parties may elect in respect of two or more Transactions that a net amount and payment obligation will be determined in respect of all amounts payable on the same date in the same currency in respect of those Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or any Confirmation by specifying that “Multiple Transaction Payment Netting” applies to the Transactions identified as being subject to the election (in which case clause (ii) above will not apply to such Transactions). If Multiple Transaction Payment Netting is applicable to Transactions, it will apply to those Transactions with effect from the starting date specified in the Schedule or such Confirmation, or, if a starting date is not specified in the Schedule or such Confirmation, the starting date otherwise agreed by the parties in writing. This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.
(d) Deduction or Withholding for Tax.
(i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will:—
(1) promptly notify the other party (“Y”) of such requirement;
(2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;
(3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

PAGE	ISDA® 2002

(4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:—
(A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or
(B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, after a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.
(ii) Liability. If:—
(1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);
(2) X does not so deduct or withhold; and
(3) a liability resulting from such Tax is assessed directly against X, then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).
3. Representations
Each party makes the representations contained in Sections 3(a), 3(b), 3(c), 3(e) and 3(f) and, if specified in the Schedule as applying, 3(g) to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement). If any “Additional Representation” is specified in the Schedule or any Confirmation as applying, the party or parties specified for such Additional Representation will make and, if applicable, be deemed to repeat such Additional Representation at the time or times specified for such Additional Representation.
(a) Basic Representations.
(i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;
(ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

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(iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;
(iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and
(v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).
(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.
(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Credit Support Providers or any of its applicable Specified Entities any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.
(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.
(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.
(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.
(g) No Agency. It is entering into this Agreement, including each Transaction, as principal and not as agent of any person or entity.
4. Agreements
Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:—
(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under clause (iii) below, to such government or taxing authority as the other party reasonably directs:—
     (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;
     (ii) any other documents specified in the Schedule or any Confirmation; and

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(iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.
(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.
(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.
(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.
(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or where an Office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”), and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.
5. Events of Default and Termination Events
(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes (subject to Sections 5(c) and 6(e)(iv)) an event of default (an “Event of Default”) with respect to such party:—
(i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 9(h)(i)(2) or (4) required to be made by it if such failure is not remedied on or before the first Local Business Day in the case of any such payment or the first Local Delivery Day in the case of any such delivery after, in each case, notice of such failure is given to the party;
(ii) Breach of Agreement; Repudiation of Agreement..
(1) Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 9(h)(i)(2) or (4) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied within 30 days after notice of such failure is given to the party; or
(2) the party disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, this Master Agreement, any Confirmation executed and delivered by that party or any

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Transaction evidenced by such a Confirmation (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);
(iii) Credit Support Default.
(1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;
(2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document, or any security interest granted by such party or such Credit Support Provider to the other party pursuant to any such Credit Support Document, to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or
(3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);
(iv) Misrepresentation. A representation (other than a representation under Section 3(e) or 3(f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;
(v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:—
(1) defaults (other than by failing to make a delivery) under a Specified Transaction or any credit support arrangement relating to a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, such default results in a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction;
(2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment due on the last payment or exchange date of, or any payment on early termination of, a Specified Transaction (or, if there is no applicable notice requirement or grace period, such default continues for at least one Local Business Day);
(3) defaults in making any delivery due under (including any delivery due on the last delivery or exchange date of) a Specified Transaction or any credit support arrangement relating to a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, such defaults result in a liquidation of, an acceleration of obligations under, or any early termination of, all transactions outstanding under the documentation applicable to that Specified Transaction; or
(4) disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, a Specified Transaction or any credit support arrangement relating to a Specified Transaction that is, in either case, confirmed or evidenced by a document or other confirming evidence executed and delivered by that party, Credit Support Provider or Specified Entity (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

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(vi) Cross Default. If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of:—
(1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) where the aggregate principal amount of such agreements or instruments, either alone or together with the amount, if any, referred to in clause (2) below is not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments before it would otherwise have been due and payable; or
(2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments under such agreements or instruments on the due date for payment (after giving effect to any applicable notice requirement or grace period) in an aggregate amount, either alone or together with the amount, if any, referred to in clause (1) above, of not less than the applicable Threshold Amount;
(vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:—
(1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4)(A) institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, by it or such regulator, supervisor or similar official, or (B) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and such proceeding or petition is instituted or presented by a person or entity not described in clause (A) above and either (I) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (II) is not dismissed, discharged, stayed or restrained in each case within 15 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 15 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) above (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

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(viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, or reorganises, reincorporates or reconstitutes into or as, another entity and, at the time of such consolidation, amalgamation, merger, transfer, reorganisation, reincorporation or reconstitution:—
(1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party; or
(2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.
(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes (subject to Section 5(c)) an Illegality if the event is specified in clause (i) below, a Force Majeure Event if the event is specified in clause (ii) below, a Tax Event if the event is specified in clause (iii) below, a Tax Event Upon Merger if the event is specified in clause (iv) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to clause (v) below or an Additional Termination Event if the event is specified pursuant to clause (vi) below:—
(i) Illegality. After giving effect to any applicable provision, disruption fallback or remedy specified in, or pursuant to, the relevant Confirmation or elsewhere in this Agreement, due to an event or circumstance (other than any action taken by a party or, if applicable, any Credit Support Provider of such party) occurring after a Transaction is entered into, it becomes unlawful under any applicable law (including without limitation the laws of any country in which payment, delivery or compliance is required by either party or any Credit Support Provider, as the case may be), on any day, or it would be unlawful if the relevant payment, delivery or compliance were required on that day (in each case, other than as a result of a breach by the party of Section 4(b)):—
(1) for the Office through which such party (which will be the Affected Party) makes and receives payments or deliveries with respect to such Transaction to perform any absolute or contingent obligation to make a payment or delivery or in respect of such Transaction, to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or
(2) for such party or any credit Support Provider of such party (which will be the Affected Party) to perform any absolute or contingent obligation to make a payment or delivery which such party or Credit Support Provider has under any Credit Support Document relating to such Transaction, to receive a payment or delivery under such Credit Support Document or to comply with any other material provision of such Credit Support Document;
(ii) Force Majeure Event After giving effect to any applicable provision, disruption fallback or remedy specified in, or pursuant to, the relevant Confirmation or elsewhere in this Agreement, by reason of force majeure or act of state occurring after a Transaction is entered into, on any day:—
(1) the Office through which such party (which will be the Affected Party) makes and receives payments or deliveries with respect to such Transaction is prevented from performing any absolute or contingent obligation to make a payment or delivery in respect of such Transaction, from receiving a payment or delivery in respect of such Transaction or from complying with any other material provision of this Agreement relating to such Transaction (or would be so prevented if such payment, delivery or compliance were required on that day), or it becomes impossible or

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impracticable for such Office so to perform, receive or comply (or it would be impossible or impracticable for such Office so to perform, receive or comply if such payment, delivery or compliance were required on that day); or
(2) such party or any Credit Support Provider of such party (which will be the Affected Party) is prevented from performing any absolute or contingent obligation to make a payment or delivery which such party or Credit Support Provider has under any Credit Support Document relating to such Transaction, from receiving a payment or delivery under such Credit Support Document or from complying with any other material provision of such Credit Support Document (or would be so prevented if such payment, delivery or compliance were required on that day), or it becomes impossible or impracticable for such party or Credit Support Provider so to perform, receive or comply (or it would be impossible or impracticable for such party or Credit Support Provider so to perform, receive or comply if such payment, delivery or compliance were required on that day), so long as the force majeure or act of state is beyond the control of such Office, such party or such Credit Support Provider, as appropriate, and such Office, party or Credit Support Provider could not, after using all reasonable efforts (which will not require such party or Credit Support Provider to incur a loss, other than immaterial, incidental expenses), overcome such prevention, impossibility or impracticability;
(iii) Tax Event. Due to (1) any action taken by a taxing authority, or brought in a court of competent jurisdiction, after a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (2) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Settlement Date (A) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 9(h) or (B) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 9(h) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));
(iv) Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Settlement Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 9(h)) or 2 receive a payment from which an amount has been deducted or withheld for or on account of any Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets (or any substantial part of the assets comprising the business conducted by it as of the date of this Master Agreement) to or reorganising, reincorporating or reconstituting into or as, another entity (which will be the Affected Party) where such action does not constitute a Merger Without Assumption;
(v) Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, a Designated Event (as defined below) occurs with respect to such party, any Credit Support Provider of such party or any applicable Specified Entity of such party (in each case, “X”) and such Designated Event does not constitute a Merger Without Assumption, and the creditworthiness of X or, if applicable, the successor, surviving or transferee entity of X, after taking into account any applicable Credit Support Document, is materially weaker immediately after the occurrence of such Designated Event than that of X immediately prior to the occurrence of such Designated Event (and, in any such event, such party or its successor, surviving or transferee entity, as appropriate, will be the Affected party). A “Designated Event” with respect to X means that:—
(1) X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets (or any substantial part of the assets comprising the business conducted by X as of the

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date of this Master Agreement) to, or reorganises, reincorporates or reconstitutes into or as, another entity;
(2) any person, related group of persons or entity acquires directly or indirectly the beneficial ownership of (A) equity securities having the power to elect a majority of the board of directors (or its equivalent) of X or (B) any other ownership interest enabling it to exercise control of X; or
(3) X effects any substantial change in its capital structure by means of the issuance, incurrence or guarantee of debt or the issuance of (A) preferred stock or other securities convertible into or exchangeable for debt or preferred stock or (B) in the case of entities other than corporations, any other form of ownership interest; or
(vi) Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties will be as specified for such Additional Termination Event in the Schedule or such Confirmation).
(c) Hierarchy of Events..
(i) An event or circumstance that constitutes or gives rise to an Illegality or a Force Majeure Event will not, for so long as that is the case, also constitute or give rise to an Event of Default under Section 5(a)(i), 5(a)(ii)(1) or 5(a)(iii)(1) insofar as such event or circumstance relates to the failure to make any payment or delivery or a failure to comply with any other material provision of this Agreement or a Credit Support Document, as the case may be.
(ii) Except in circumstances contemplated by clause (i) above, if an event or circumstance which would otherwise constitute or give rise to an Illegality or a Force Majeure Event also constitutes an Event of Default or any other Termination Event, it will be treated as an Event of Default or such other Termination Event, as the case may be, and will not constitute or give rise to an Illegality or a Force Majeure Event.
(iii) If an event or circumstance which would otherwise constitute or give rise to a Force Majeure Event also constitutes an Illegality, it will be treated as an Illegality, except as described in clause (ii) above, and not a Force Majeure Event.
(d) Deferral of Payments and Deliveries During Waiting Period. If an Illegality or a Force Majeure Event has occurred and is continuing with respect to a Transaction, each payment or delivery which would otherwise be required to be made under that Transaction will be deferred to, and will not be due until:—
(i) the first Local Business Day or, in the case of a delivery, the first Local Delivery Day (or the first day that would have been a Local Business Day or Local Delivery Day, as appropriate, but for the occurrence of the event or circumstance constituting or giving rise to that Illegality or Force Majeure Event) following the end of any applicable Waiting Period in respect of that Illegality or Force Majeure Event, as the case may be; or
(ii) if earlier, the date on which the event or circumstance constituting or giving rise to that Illegality or Force Majeure Event ceases to exist or, if such date is not a Local Business Day or, in the case of a delivery, a Local Delivery Day, the first following day that is a Local Business Day or Local Delivery Day, as appropriate.
(e) Inability of Head or Home Office to Perform Obligations of Branch. If (i) an Illegality or a Force Majeure Event occurs under Section 5(b)(i)(1) or 5(b)(ii)(1) and the relevant Office is not the Affected Party’s head or home office, (ii) Section 10(a) applies, (iii) the other party seeks performance of the relevant obligation or

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compliance with the relevant provision by the Affected Party’s head or home office and (iv) the Affected Party’s head or home office fails so to perform or comply due to the occurrence of an event or circumstance which would, if that head or home office were the Office through which the Affected Party makes and receives payments and deliveries with respect to the relevant Transaction, constitute or give rise to an Illegality or a Force Majeure Event, and such failure would otherwise constitute an Event of Default under Section 5(a)(i) or 5(a)(iii)(1) with respect to such party then, for so long as the relevant event or circumstance continues to exist with respect to both the Office referred to in Section 5(b)(i)(1) or 5(b)(ii)(1), as the case may be, and the Affected Party’s head or home office, such failure will not constitute an Event of Default under Section 5(a)(i) or 5(a)(iii)(l).
6. Early Termination; Close-Out Netting
(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).
(b) Right to Terminate Following Termination Event.
(i) Notice. If a Termination Event other than a Force Majeure Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction, and will also give the other party such other information about that Termination Event as the other party may reasonably require. If a Force Majeure Event occurs, each party will, promptly upon becoming aware of it, use all reasonable efforts to notify the other party, specifying the nature of that Force Majeure Event, and will also give the other party such other information about that Force Majeure Event as the other party may reasonably require.
(ii) Transfer to Avoid Termination Event. If a Tax Event occurs and there is only one Affected Party or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, other than immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.
If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).
Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into Transactions with the transferee on the terms proposed.
(iii) Two Affected Parties. If a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice of such occurrence is given under Section 6(b)(i) to avoid that Termination Event.

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(iv) Right to Terminate.
(1) If:—
(A) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or
(B) a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there are two Affected Parties, or the Non-affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, if the relevant Termination Event is then continuing, by not more than 20 days notice to the other party, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.
(2) If at any time an Illegality or Force Majeure Event has occurred and is then continuing and any applicable Waiting Period has expired:—
(A) Subject to clause (B) below, either party may, by not more than 20 days notice to the other party, designate (I) a day not earlier than the day on which such notice becomes effective as an Early Termination Date in respect of all Affected Transactions or (II) by specifying in that notice the Affected Transactions in respect of which it is designating the relevant day as an Early Termination Date, a day not earlier than two Local Business Days following the day on which such notice becomes effective as an Early Termination Date in respect of less than all Affected Transactions. Upon receipt of a notice designating an Early Termination Date in respect of less than all Affected Transactions, the other party may, by notice to the designating party, if such notice is effective on or before the day so designated, designate that same day as an Early Termination Date in respect of any or all other Affected Transactions.
(b) An Affected Party (if the Illegality or Force Majeure Event relates to performance by such party or any Credit Support Provider of such party of an obligation to make any payment or delivery under, or to compliance with any other material provision of, the relevant Credit Support Document) will only have the right to designate an Early Termination Date under Section 6(b)(iv)(2)(A) as a result of an Illegality under Section 5(b)(i)(2) or a Force Majeure Event under Section 5(b)(ii)(2) following the prior designation by the other party of an Early Termination Date, pursuant to Section 6(b)(iv)(2)(A), in respect of less than all Affected Transactions.
(c) Effect of Designation.
(i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.
(ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 9(h)(i) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Sections 6(e) and 9(h)(ii).

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     (d) Calculations; Payment Date.
(i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including any quotations, market data or information from internal sources used in making such calculations), (2) specifying (except where there are two Affected Parties) any Early Termination Amount payable and (3) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation or market data obtained in determining a Close-out Amount, the records of the party obtaining such quotation or market data will be conclusive evidence of the existence and accuracy of such quotation or market data.
(ii) Payment Date. An Early Termination Amount due in respect of any Early Termination Date will, together with any amount of interest payable pursuant to Section 9(h)(ii)(2), be payable (1) on the day on which notice of the amount payable is effective in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default and (2) on the day which is two Local Business Days after the day on which notice of the amount payable is effective (or if there are two Affected Parties, after the day on which the statement provided pursuant to clause (i) above by the second party to provide such a statement is effective) in the case of an Early Termination Date which is designated as a result of a Termination Event.
(e) Payments on Early Termination. If an Early Termination Date occurs, the amount, if any, payable in respect of that Early Termination Date (the “Early Termination Amount”) will be determined pursuant to this Section 6(e) and will be subject to Section 6(f).
(i) Events of Default. If the Early Termination Date results from an Event of Default, the Early Termination Amount will be an amount equal to (1) the sum of (A) the Termination Currency Equivalent of the Close-out Amount or Close-out Amounts (whether positive or negative) determined by the Non-defaulting Party for each Terminated Transaction or group of Terminated Transactions, as the case may be, and (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (2) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If the Early Termination Amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of the Early Termination Amount to the Defaulting Party.
(ii) Termination Events. If the Early Termination Date results from a Termination Event:—
(1) One Affected Party. Subject to clause (3) below, if there is one Affected Party, the Early Termination Amount will be determined in accordance with Section 6(e)(i), except that references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and to the Non-affected Party, respectively.
(2) Two Affected Parties. Subject to clause (3) below, if there are two Affected Parties, each party will determine an amount equal to the Termination Currency Equivalent of the sum of the Close-out Amount or Close-out Amounts (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions, as the case may be, and the Early Termination Amount will be an amount equal to (A) the sum of (I) one-half of the difference between the higher amount so determined (by party “X”) and the lower amount so determined (by party “Y”) and (II) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to Y. If the Early Termination Amount is a positive number, Y will pay it to X, if it is a negative number, X will pay the absolute value of the Early Termination Amount to Y.

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(3) Mid-Market Events. If that Termination is an Illegality or a Force Majeure Event, then the Early Termination Amount will be determined in accordance with clause (1) or (2) above, as appropriate, except that, for the purpose of determining a Close-out Amount or Close-out Amounts, the Determining Party will:—
(A) if obtaining quotations from one or more third parties (or from any of the Determining Party’s Affiliates), ask each third party or Affiliate (I) not to take account of the current creditworthiness of the Determining Party or any existing Credit Support Document and (II) to provide mid-market quotations; and
(B) in any other case, use mid market values without regard to the creditworthiness of the Determining Party.
(iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the Early Termination Amount will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).
(iv) Adjust for Illegality or Force Majeure Event. The failure by a party or any Credit Support Provider of such party to pay, when due, any Early Termination Amount will not constitute an Event of Default under Section 5(a)(i) or 5(a)(iii)(l) if such failure is due to the occurrence of an event or circumstance which would, if it occurred with respect to payment, delivery or compliance related to a Transaction, constitute or give rise to an Illegality or a Force Majeure Event. Such amount will (1) accrue interest and otherwise be treated as an Unpaid Amount owing to the other party if subsequently an Early Termination Date results from an Event of Default, a Credit Event Upon Merger or an Additional Termination Event in respect of which all outstanding Transactions are Affected Transactions and (2) otherwise accrue interest in accordance with Section 9(h)(ii)(2).
(v) Pre-Estimate. The parties agree that an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement, neither party will be entitled to recover any additional damages as a consequence of the termination of the Terminated Transactions.
(f) Set-Off. Any Early Termination Amount payable to one party (the “Payee”) by the other party (the “Payer”), in circumstances where there is a Defaulting Party or where there is one Affected Party in the case where either a Credit Event Upon Merger has occurred or any other Termination Event in respect of which all outstanding Transactions are Affected Transactions has occurred, will, at the option of the Non-defaulting Party or the Non-affected Party, as the case may be (“X”) (and without prior notice to the Defaulting Party or the Affected Party, as the case may be), be reduced by its set-off against any other amounts (“Other Amounts”) payable by the Payee to the Payer (whether or not arising under this Agreement, matured or contingent and irrespective of the currency, place of payment or place of booking of the obligation). To the extent that any Other Amounts are so set off, those Other Amounts will be discharged promptly and in all respects. X will give notice to the other party of any set-off effected under this Section 6(f).
For this purpose, either the Early Termination Amount or the other Amounts (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, in good faith and using commercially reasonable procedures, to purchase the relevant amount of such currency.

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If an obligation is unascertained, X may in good faith estimate that obligation and set off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.
Nothing in this Section 6(f) will be effective to create a charge or other security interest. This Section 6(f) will be without prejudice and in addition to any right of set-off, offset, combination of accounts, lien, right of retention or withholding or similar right or requirement to which any party is at any time otherwise entitled or subject (whether by operation of law, contract or otherwise).
7. Transfer
Subject to Section 6(b)(ii), and to the extent permitted by applicable law, neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:—
(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and
(b) a party may make such a transfer of all or any part of its interest in any Early Termination Amount payable to it by a Defaulting Party, together with any amounts payable on or with respect to that interest and any other rights associated with that interest pursuant to Sections 8, 9(h) and 11.
Any purported transfer that is not in compliance with this Section 7 will be void.
8. Contractual Currency
(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in good faith and using commercially reasonable procedures in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.
(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purpose of such judgment or order and the rate of exchange at which such party is able, acting in good faith and using

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commercially reasonable procedures in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party.
(c) Separate Indemnities. To the extent permitted by applicable law, the indemnities in this Section 8 constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.
(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.
9. Miscellaneous
(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter. Each of the parties acknowledges that in entering into this Agreement it has not relied on any oral or written representation, warranty or other assurance (except as provided for or referred to in this Agreement) and waives all rights and remedies which might otherwise be available to it in respect thereof, except that nothing in this Agreement will limit or exclude any liability of a party for fraud.
(b) Amendments. An amendment, modification or waiver in respect of this Agreement will only be effective if in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.
(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.
(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.
(e) Counterparts and Confirmations.
(i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission and by electronic messaging system), each of which will be deemed an original.
(ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes, or by an exchange of electronic messages on an electronic messaging system or by an exchange of e-mails, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message or e-mail constitutes a Confirmation.
(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.
(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

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(h) Interest and Compensation.
(i) Prior to Early Termination. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction:—
(1) Interest on Defaulted Payments. If a party defaults in the performance of any payment obligation, it will, to the extent permitted by applicable law and subject to Section 6(c), pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as the overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment (and excluding any period in respect of which interest or compensation in respect of the overdue amount is due pursuant to clause (3)(B) or (C) below), at the Default Rate.
(2) Compensation for Defaulted Deliveries. If a party defaults in the performance of any obligation required to be settled by delivery, it will on demand (A) compensate the other party to the extent provided for in the relevant Confirmation or elsewhere in this Agreement and (B) unless otherwise provided in the relevant Confirmation or elsewhere in this Agreement, to the extent permitted by applicable law and subject to Section 6(c), pay to the other party interest (before as well as after judgment) on an amount equal to the fair market value of that which was required to be delivered in the same currency as that amount, for the period from (and including) the originally scheduled date for delivery to (but excluding) the date of actual delivery (and excluding any period in respect of which interest or compensation in respect of that amount is due pursuant to clause (4) below), at the Default Rate. The fair market value of any obligation referred to above will be determined as of the originally scheduled date for delivery, in good faith and using commercially reasonable procedures, by the party that was entitled to take delivery.
(3) Interest on Deferred Payment. If:—
(A) a party does not pay any amount that, but for Section 2(a)(iii), would have been payable, it will, to the extent permitted by applicable law and subject to Section 6(c) and clauses (B) and (C) below, pay interest (before as well as after judgment) on that amount to the other party on demand (after such amount becomes payable) in the same currency as that amount, for the period from (and including) the date the amount would, but for Section 2(a)(iii), have been payable to (but excluding) the date the amount actually becomes payable, at the Applicable Deferral Rate;
(B) a payment is deferred pursuant to Section 5(d), the party which would otherwise have been required to make that payment will, to the extent permitted by applicable law, subject to Section 6(c) and for so long as no Event of Default or Potential Event of Default with respect to that party has occurred and is continuing, pay interest (before as well as after judgment) on the amount of the deferred payment to the other party on demand (after such amount becomes payable) in the same currency as the deferred payment, for the period from (and including) the date the amount would, but for Section 5(d), have been payable to (but excluding) the earlier of the date the payment is not longer deferred pursuant to Section 5(d) and the date during the deferral period upon which an Event of Default or Potential Event of Default with respect to that party occurs, at the Applicable Deferral Rate; or
(C) a party fails to make any payment due to the occurrence of an Illegality or a Force Majeure Event (after giving effect to any deferral period contemplated by clause (B) above), it will, to the extent permitted by applicable law, subject to Section 6(c) and for so long as the event or circumstance giving rise to that Illegality or Force Majeure Event

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continues and no Event of Default or Potential Event of Default with respect to that party has occurred and is continuing, pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as the overdue amount, for the period from (and including) the date the party fails to make the payment due to the occurrence of the relevant Illegality or Force Majeure Event (or, if later, the date the payment is no longer deferred pursuant to Section 5(d)) to (but excluding) the earlier of the date the event or circumstance giving rise to that Illegality or Force Majeure Event ceases to exist and the date during the period upon which an Event of Default or Potential Event of Default with respect to that party occurs (and excluding any period in respect of which interest or compensation in respect of the overdue amount is due pursuant to clause (B) above), at the Applicable Deferral Rate.
(4) Compensation for Deferred Deliveries. If:—
(A) a party does not perform any obligation that, but for Section 2(a)(iii), would have been required to be settled by delivery;
(B) a delivery is deferred pursuant to Section 5(d); or
(C) a party fails to make a delivery due to the occurrence of an Illegality or a Force Majeure Event at a time when any applicable Waiting Period has expired, the party required (or that would otherwise have been required) to make the delivery will, to the extent permitted by applicable law and subject to Section 6(c), compensate and pay interest to the other party on demand (after, in the case of clauses (A) and (B) above, such delivery is required) if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement
(ii) Early Termination. Upon the occurrence or effective designation of an Early Termination Date in respect of a Transaction:—
(1) Unpaid Amounts. For the purpose of determining an Unpaid Amount in respect of the relevant Transaction, and to the extent permitted by applicable law, interest will accrue on the amount of any payment obligation or the amount equal to the fair market value of any obligation required to be settled by delivery included in such determination the same currency as that amount, for the period from (and including) the date the relevant obligation was (or would have been but for Section 2(a)(iii) or 5(d)) required to have been performed to (but excluding) the relevant Early Termination Date, at the Applicable Close-out Rate.
(2) Interest on Early Termination Amounts. If an Early Termination Amount is due in respect of such Early Termination Date, that amount will, to the extent permitted by applicable law, be paid together with interest (before as well as after judgment) on that amount in the Termination Currency, for the period from (and including) such Early Termination Date to (but excluding) the date the amount is paid, at the Applicable Close-out Rate.
(iii) Interest Calculation. Any interest pursuant to this Section 9(h) will be calculated on the basis of daily compounding and the actual number of days elapsed.

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10. Offices; Multibranch Parties
(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to and agrees with the other party that, notwithstanding the place of booking office or its jurisdiction of incorporation or organization, its obligations are the same in terms of recourse against it as if it had entered into the Transaction through its head or home office, except that a party will not have recourse to the head or home office of the other party in respect of any payment or delivery deferred pursuant to Section 5(d) for so long as the payment or delivery is so deferred. This representation and agreement will be deemed to be repeated by each party on each date on which the parties enter into a Transaction.
(b) If a party is specified as a Multibranch Party in the Schedule, such party may, subject to clause (c) below, enter into a Transaction through, book a Transaction in and make and receive payments and deliveries with respect to a Transaction through any Office listed in respect of that party in the Schedule (but not any other Office unless otherwise agreed by the parties in writing).
(c) The Office through which a party enters into a Transaction will be the Office specified for that party in the relevant Confirmation or as otherwise agreed by the parties in writing, and, if an Office for that party is not specified in the Confirmation or otherwise agreed by the parties in writing, its head or home office. Unless the parties otherwise agree in writing, the Office through which a party enters into a Transaction will also be the Office in which it books the Transaction and the Office through which it makes and receives payments and deliveries with respect to the Transaction. Subject to Section 6(b) (ii), neither party may change the Office in which it books the Transaction or the Office through which it makes and receives payments or deliveries with respect to a Transaction without the prior written consent of the other party.
11. Expenses
A Defaulting Party will on demand indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees, execution fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.
12. Notices
(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner described below (except that a notice or other communication under Section 5 or 6 may not be given by electronic messaging system or e-mail) to the address or number or in accordance with the electronic messaging system or e-mail details provided (see the Schedule) and will be deemed effective as indicated:—
(i) if in writing and delivered in person or by courier, on the date it is delivered;
(ii) if sent by telex, on the date the recipient’s answerback is received;
(iii) if sent by facsimile transmission, on the date it is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);
(iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date it is delivered or its delivery is attempted;
(v) if sent by electronic messaging system, on the date it is received, or

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(vi) if sent by e-mail, on the date it is delivered,
unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication will be deemed given and effective on the first following day that is a Local Business Day.
(b) Change of Details. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system or e-mail details at which notices or other communications are to be given to it.
13. Governing Law and Jurisdiction
(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.
(b) Jurisdiction. With respect to any suit, action or proceedings relating to any dispute arising out of or in connection with this Agreement (“Proceedings”), each party irrevocably:—
(i) submits:—
(1) if this Agreement is expressed to be governed by English law, to (A) the non-exclusive jurisdiction of the English courts if the Proceedings do not involve a Convention Court and (B) the exclusive jurisdiction of the English courts if the Proceedings do involve a Convention Court; or
(2) if this Agreement is expressed to be governed by the laws of the State of New York, to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City.
(ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party; and
(iii) agrees, to the extent permitted by applicable law, that the bringing of Proceedings in any one or more jurisdictions will not preclude the bringing of Proceedings in any other jurisdiction.
(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. (a)(i), 12(a)(iii) or 12(a)(iv). Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by applicable law.
(d) Waiver of Immunities. Each party irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, or order for specific performance or recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

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14. Definitions
As used in this Agreement:—
“Additional Representation” has the meaning specified in Section 3.
“Additional Termination Event” has the meaning specified in Section 5(b).
“Affected Party” has the meaning specified in Section 5(b).
“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Force Majeure Event Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event (which, in the case of an Illegality under Section 5(b)(i)(2) or a Force Majeure Event under Section 5(b)(ii)(2), means all Transactions unless the relevant Credit Support Document references only certain Transactions, in which case those Transactions and, if the relevant Credit Support Document constitutes a Confirmation for a Transaction, that Transaction) and (b) with respect to any other Termination Event, all Transactions.
“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.
“Agreement” has the meaning specified in Section l(c).
“Applicable Close-out Rate” means:—
(a)	in respect of the determination of an Unpaid Amount:—
     (i) in respect of obligations payable or deliverable (or which would have been but for Section 2(a) (iii)) by a Defaulting Party, the Default Rate;
     (ii) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii) by a Non-defaulting Party, the Non-default Rate;
     (iii) in respect of obligations deferred pursuant to Section 5(d), if there is no Defaulting Party and for so long as the deferral period continues, the Applicable Deferral Rate; and
     (iv) in all other cases following the occurrence of a Termination Event (except where interest accrues pursuant to clause (iii) above), the Applicable Deferral Rate; and
(b)	in respect of an Early Termination Amount:—
(i) for the period from (and including) the relevant Early Termination Date to (but excluding) the date (determined in accordance with Section 6(d) (ii)) on which that amount is payable:—
(1) if the Early Termination Amount is payable by a Defaulting Party, the Default Rate;
(2) if the Early Termination Amount is payable by a Non-defaulting Party, the Non-default Rate; and
(3) in all other cases, the Applicable Deferral Rate; and

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(ii) for the period from (and including) the date (determined in accordance with Section 6(d)(ii) on which that amount is payable to (but excluding) the date of actual payment:—
(1) if a party fails to pay the Early Termination Amount due to the occurrence of an event or circumstance which would, if it occurred with respect to a payment or delivery under a Transaction, constitute or give rise to an Illegality or a Force Majeure Event, and for so long as the Early Termination Amount remains unpaid due to the continuing existence of such event or circumstance, the Applicable Deferral Rate;
(2) if the Early Termination Amount is payable by a Defaulting Party (but excluding any period in respect of which clause (1) above applies), the Default Rate;
(3) if the Early Termination Amount is payable by a Non-defaulting Party (but excluding any period in respect of which clause (1) above applies), the Non-default Rate; and
(4) in all other cases, the Termination Rate.
“Applicable Deferral Rate” means:—
(a) for the purpose of Section 9(h)(i)(3)(A), the rate certified by the relevant payer to be a rate offered to the payer by a major bank in a relevant interbank market for overnight deposits in the applicable currency, such bank to be selected in good faith by the payer for the purpose of obtaining a representative rate that will reasonably reflect conditions prevailing at the time in that relevant market;
(b) for purposes of Section 9(h)(i)(3)(B) and clause (a)(iii) of the definition of Applicable Close-out Rate, the rate certified by the relevant payer to be a rate offered to prime banks by a major bank in a relevant interbank market for overnight deposits in the applicable currency, such bank to be selected in good faith by the payer after consultation with the other party, if practicable, for the purpose of obtaining a representative rate that will reasonably reflect conditions prevailing at the time in that relevant market; and
(c) for purposes of Section 9(h)(i)(3)(C) and clauses (a)(iv), (b)(i)(3) and (b)(i)(3) and (b)(ii)(l) of the definition of Applicable Close-out Rate, a rate equal to the arithmetic mean of the rate determined pursuant to clause (a) above and a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount.
“Automatic Early Termination” has the meaning specified in Section 6(a).
“Burdened Party” has the meaning specified in Section 5(b)(iv).
“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the parties enter into the relevant Transaction.
“Close-out Amount” means, with respect to each Terminated Transaction or each group of Terminated Transactions and a Determining Party, the amount of the losses or costs of the Determining Party that are or would be incurred under then prevailing circumstances (expressed as a positive number) or gains of the Determining Party that are or would be realised under then prevailing circumstances (expressed as a negative number) in replacing, or in providing for the Determining Party the economic equivalent of, (a) the material terms of that Terminated Transaction or group of Terminated Transactions, including the payments and deliveries by the parties under Section 2(a)(i) in respect of that Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date (assuming satisfaction of the conditions precedent in

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Section 2(a)(iii) and (b) the option rights of the parties in respect of that Terminated Transaction or group of Terminated Transactions.
Any Close-out Amount will be determined by the Determining Party (or its agent), which will act in good faith and use commercially reasonable procedures in order to produce a commercially reasonable result. The Determining Party may determine a Close-out Amount for any group of Terminated Transactions or any individual Terminated Transaction but, in the aggregate, for not less than all Terminated Transactions. Each Close-out Amount will be determined as of the Early Termination Date or, if that would not be commercially reasonable, as of the date or dates following the Early Termination Date as would be commercially reasonable.
Unpaid Amounts in respect of a Terminated Transaction or group of Terminated Transactions and legal fees and out-of-pocket expenses referred to in Section 11 are to be excluded in all determinations of Close-out Amounts.
In determining a Close-out Amount, the Determining Party may consider any relevant information, including, without limitation, one or more of the following types of information:—
(i) quotations (either firm or indicative) for replacement transactions supplied by one or more third parties that may take into account the creditworthiness of the Determining Party at the time the quotation is provided and the terms of any relevant documentation, including credit support documentation, between the Determining Party and the third party providing the quotation;
(ii) information consisting of relevant market data in the relevant market supplied by one or more third parties including, without limitation, relevant rates, prices, yields, yield curves, volatilities, spreads, correlations or other relevant market data in the relevant market; or
(iii) information of the types described in clause (i) or (ii) above from internal sources (including any of the Determining Party’s Affiliates) if that information is of the same type used by the Determining Party in the regular course of its business for the valuation of similar transactions.
The Determining Party will consider, taking into account the standards and procedures described in this definition, quotations pursuant to clause (i) above or relevant market data pursuant to clause (ii) above unless the Determining Party reasonably believes in good faith that such quotations or relevant market data are not readily available or would produce a result that would not satisfy those standards. When considering information described in clause (i), (ii) or (iii) above, the Determining Party may include costs of funding, to the extent costs of funding are not and would not be a component of the other information being utilised. Third parties supplying quotations pursuant to clause (i) above or market data pursuant to clause (ii) above may include, without limitation, dealers in the relevant markets, end-users of the relevant product, information vendors, brokers and other sources of market information.
Without duplication of amounts calculated based on information described in clause (i), (ii) or (ii) above, or other relevant information, and when it is commercially reasonable to do so, the Determining Party may in addition consider in calculating a Close-out Amount any loss or cost incurred in connection with its terminating, liquidating or re-establishing any hedge related to a Terminated Transaction or group of Terminated Transactions (or any gain resulting from any of them).
Commercially reasonable procedures used in determining a Close-out Amount may include the following:—
(1) application to relevant market data from third parties pursuant to clause (ii) above or information from internal sources pursuant to clause (iii) above of pricing or other valuation models that are, at the time of the determination of the Close-out Amount, used by the Determining Party in the regular course of its business in pricing or valuing transactions between the Determining Party and unrelated third parties that are similar to the Terminated Transaction or group of Terminated Transactions; and

PAGE	ISDA® 2002

(2) application of different valuation methods to Terminated Transactions or groups of Terminated Transactions depending on the type, complexity, size or number of the Terminated Transactions or group of Terminated Transactions.
“Confirmation” has the meaning specified in the preamble.
“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.
“Contractual Currency” has the meaning specified in Section 8(a).
“Convention Court” means any court which is bound to apply to the Proceedings either Article 17 of the 1968 Brussels Convention on Jurisdiction and the Enforcement of Judgments in Civil and Commercial Matters or Article 17 of the 1988 Lugano Convention on Jurisdiction and the Enforcement of Judgments in Civil and Commercial matters.
“Credit Event Upon Merger” has the meaning specified in Section 5(b).
“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.
“Credit Support Provider” has the meaning specified in the Schedule.
“Cross-Default” means the event specified in Section 5(a)(vi).
“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.
“Defaulting Party” has the meaning specified in Section 6(a).
“Designated Event” has the meaning specified in Section 5(b)(v).
“Determining Party” means the party determining a Close-out Amount.
“Early Termination Amount” has the meaning specified in Section 6(e).
“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).
“electronic messages” does not include e-mails but does include documents expressed in markup languages, and
“electronic messaging system” will be construed accordingly.
“English Law” means the law of England and Wales, and “English” will be construed accordingly.
“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.
“Force Majeure Event” has the meaning specified in Section 5(b).
“General Business Day” means a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits).
“Illegality” has the meaning specified in Section 5(b).

PAGE	ISDA® 2002

“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).
“Law” includes any treaty, law, rale or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “unlawful” will be construed accordingly.
“Local Business Day” means, (a) in relation to any obligation under Section 2(a)(i), a General Business Day in the place or places specified in the relevant Confirmation and a day on which a relevant settlement system is open or operating as specified in the relevant Confirmation or, if a place or a settlement system is not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) for the purpose of determining when a Waiting Period expires, a General Business Day in the place where the event or circumstance that constitutes or gives rise to the Illegality or Force Majeure Event, as the case may be, occurs, (c) in relation to any other payment, a General Business Day in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, and, if that currency does not have a single recognised principal financial centre, a day on which the settlement system necessary to accomplish such payment is open, (d) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), a General Business Day (or a day that would have been a General Business Day but for the occurrence of an event or circumstance which would, if it occurred with respect to payment, delivery or compliance related to a Transaction, constitute or give rise to an Illegality or a Force Majeure Event) in the place specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (e) in relation to Section 5(a)(v)(2), a General Business Day in the relevant locations for performance with respect to such Specified Transaction.
“Local Delivery Day” means, for purposes of Sections 5(a)(i) and 5(d), a day on which settlement systems necessary to accomplish the relevant delivery are generally open for business so that the delivery is capable of being accomplished in accordance with customary market price, in the place specified in the relevant Confirmation or, if not so specified, in a location as determined in accordance with customary market practice for the relevant delivery.
“Master Agreement’‘has the meaning specified in the preamble.
“Merger Without Assumption” means the event specified in Section 5(a)(viii).
“Multiple Transaction Pay Netting” has the meaning specified in Section 2(c).
“Non-affected Party” means, so long as there is one Affected Party, the other party.
“Non-default Rate” means the rate certified by the Non-defaulting Party to be rate offered to the Non-defaulting Party by a major bank in a relevant interbank market for overnight deposits in the applicable currency, such bank to be selected in good faith by the Non-defaulting Party for the purpose of obtaining a representative rate that will reasonably reflect conditions prevailing at the time in that relevant market.
“Non-defaulting Party” has the meaning specified in Section 6(a).
“Office” means a branch or office of a party, which may be such party’s head or home office.
“Other Amounts” has the meaning specified in Section 6(f).

PAGE	ISDA® 2002

“Payee” has the meaning specified in Section 6(f).
“Payer” has the meaning specified in Section 6(f).
“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.
“Proceedings” has the meaning specified in Section 13(b).
“Process Agent” has the meaning specified in the Schedule.
“rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.
“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.
“Schedule” has the meaning specified in the preamble.
“Scheduled Settlement Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.
“SpecifiedEntity” has the meaning specified in the Schedule.
“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.
“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is not a Transaction under this Agreement but (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.
“Stamp Tax” means any stamp, registration, documentation or similar tax.
“Stamp Tax Jurisdiction” has the meaning specified in Section 4(e).

PAGE	ISDA® 2002

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.
“Tax Event” has the meaning specified in Section 5(b).
“Tax Event Upon Merger” has the meaning specified in Section 5(b).
“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from an Illegality or a Force Majeure Event, all Affected Transactions specified in the notice given pursuant to Section 6(b)(iv), (b) if resulting from any other Termination Event, all Affected Transactions and (c) if resulting from an Event of Default, all Transactions in effect either immediately before the effectiveness of the notice designating that Early Termination Date or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).
“Termination Currency” means (a) if a Termination Currency is specified in the Schedule and that currency is freely available, that currency, and (b) otherwise, euro if this Agreement is expressed to be governed by English law or United States Dollars if this Agreement is expressed to be governed by the laws of the State of New York.
“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Close-out Amount is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.
“Termination Event” means an Illegality, a Force Majeure Event, a Tax Event, a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.
“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.
“Threshold Amount” means the amount, if any, specified as such in the Schedule.
“Transaction” has the meaning specified in the preamble.
“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) or due but for Section 5(d)) to such party under Section 2(a)(i) or 2(d)(i)(4) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date, and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) or 5(d)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered and (c) if the Early Termination Date results from an Event of Default, a Credit Event Upon Merger or an Additional Termination Event in respect of which all outstanding Transactions are Affected Transactions, any Early Termination Amount due prior to such Early Termination Date and which remains unpaid as of such Early Termination Date, in each case together with any amount of interest accrued or other

PAGE	ISDA® 2002

compensation in respect of that obligation or deferred obligation, as the case may be, pursuant to Section 9(h)(ii)(1) or (2), as appropriate. The fair market value of any obligation referred to in clause (b) above will be determined as of the originally scheduled date for delivery, in good faith and using commercially reasonable procedures, by the party obliged to make the determination under section 6(e) or, if each party is so obliged, it will be the average of the Termination Currency Equivalents of the fair market values so determined by both parties.
“Waiting Period” means:—
(a) in respect of an event or circumstance under Section 5(b)(i), other than in the case of Section 5(b)(i)(2) where the relevant payment, delivery or compliance is actually required on the relevant day (in which case no Waiting period will apply), a period of three Local Business Days (or days that would have been Local Business Days but for the occurrence of that event or circumstance) following the occurrence of that event or circumstance; and
(b) in respect of an event or circumstance under Section 5(b)(ii), other than in the case of Section 5(b)(ii)(2) where the relevant payment, delivery or compliance is actually required on the relevant day (in which case no Waiting Period will apply), a period of three Local Business Days (or days that would have been Local Business Days but for the occurrence of that event or circumstance) following the occurrence of that event or circumstance.
IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

EXELON GENERATION COMPANY, LLC			COMMONWEALTH EDISON COMPANY

By:	/s/ Ian McLean		By:	/s/ Robert K. McDonald

	Name:	Ian McLean		Name:	Robert K. McDonald
	Title:	President of Exelon Power Team An Officer of Exelon Generation Company, LLC		Title:	Svp & CFO
	Date:	July 5, 2007		Date:	July 5, 2007

EXELON GENERATION COMPANY, LLC

By:

Name:
Title:
Date:

28

SCHEDULE
to the
2002 Master Agreement
dated as of July 5, 2007
between
EXELON GENERATION COMPANY, LLC
a Pennsylvania Limited Liability Company
(“Party A”)
and
COMMONWEALTH EDISON COMPANY
An Illinois Corporation
(“Party B”)
PART 1
TERMINATION PROVISIONS
(a)	“Specified Entity” means in relation to Party A for the purpose of:

Section 5(a)(v), Not Applicable Section 5(a)(vi), Not Applicable Section 5(a)(vii), Not Applicable Section 5(b)(v), Not Applicable.

and in relation to Party B for the purpose of:

Section 5(a)(v), Not Applicable Section 5(a)(vi), Not Applicable. Section 5(a)(vii), Not Applicable. Section 5(b)(v), Not Applicable.

(b)	Specified Transaction will have the meaning specified in Section 14 of this Agreement.

(c)	The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A and Party B as amended below:

It shall not constitute an Event of Default under Section 5(a)(vi) if (i) such event, condition or failure is a failure to pay caused by an error or omission of an administrative or operational nature, (ii) funds were available to such party to enable it to make the relevant payment when due, and (iii) such event, condition or failure is remedied on or before the third Local Business Day after receipt of written notice of its occurrence.

“Specified Indebtedness” will have the meaning specified in Section 14 of this Agreement.

“Threshold Amount” means:

(i)	with respect to Party A, an amount equal to $50,000,000.00; and

(ii)	with respect to Party B, an amount equal to $45,000,000.00.
(d)	The “Credit Event Upon Merger” provisions of Section 5(b)(v) will apply to Party A and Party B, except that the text of the first sentence of Section 5(b)(v) is replaced in its entirety with the following: “If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, a Designated Event (as defined below) occurs with respect to such party, any Credit Support Provider of such party or any applicable Specified Entity of such party (in each case, “X”) and such Designated Event does not constitute a Merger Without Assumption, and X or, if applicable, the successor, surviving or transferee entity of X, after taking into account any applicable Credit Support Document, has a Credit Rating from either S&P or Moody’s that is below Investment Grade after the occurrence of such Designated Event (and, in any such event, such party or its successor, surviving or transferee entity, as appropriate, will be the Affected Party).” For purposes of these provisions, “Credit Rating” means, with respect to any entity, on any date of determination, the most recent rating then assigned to its unsecured, senior long-term debt (not supported by third party credit enhancement) by S&P or Moody’s.

(e)	The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A or Party B.

(f)	Termination Currency shall have the meaning specified in Section 14.

(g)	“Additional Termination Event” will not apply.
PART 2
TAX REPRESENTATIONS
(a)	Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A and Party B hereby make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, except that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the following representations specified below:

The following representation will apply in relation to Party A:

Party A is a limited liability company created or organized under the laws of the Commonwealth of Pennsylvania. Party A is a U.S. person within the meaning of Section 7701 of the Internal Revenue Code and its U.S. taxpayer identification number is 23-3064219.

The following representation will apply in relation to Party B:

Party B is a corporation created or organized under the laws of the State of Illinois. Party B is a U.S. person within the meaning of Section 7701 of the Internal Revenue Code and its U.S. taxpayer identification number is 36-0938600.
PART 3
AGREEMENT TO DELIVER DOCUMENTS
For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable.
(a) Tax forms, documents or certificates to be delivered are:
Two complete and accurate United States Internal Revenue Service Forms W-9 (or any successor applicable forms), in a manner reasonably satisfactory to the other party, (I) upon execution of this Agreement; (II) promptly upon reasonable demand of the other party, and (III) promptly upon learning that any such form previously filed by either party has become obsolete or incorrect.
(b) Documents to be delivered are:

Covered by
Party required		Date by which	Section 3(d)
To Deliver document	Form/Document Certificate	to be delivered	Representation

Party A and Party B	Certified copies of all documents evidencing necessary corporate or equivalent authorizations and approvals regarding execution, delivery and performance of this Agreement and any Credit Support Document.	Upon Execution	Yes.

Party A and Party B	Certificate of authority and specimen signatures of individuals executing this Agreement and any Credit Support Document.	Upon execution and thereafter upon request of the other party	Yes.

Party A and Party B	A duly executed copy of the Credit Support Annex	Upon execution.	Yes.

Party A and Party B	Audited Annual Consolidated Financial Statements, for each fiscal year certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles .	Promptly following demand by the other party, but in no event later than 120 days after the end of each fiscal year of such party (or its Credit Support Provider), if such financial statement is not available on “EDGAR” or such party’s (or such party’s Credit Support Provider’s) internet home page	Yes

Covered by
Party required		Date by which	Section 3(d)
To Deliver document	Form/Document Certificate	to be delivered	Representation

Party A and Party B	Unaudited quarterly consolidated financial statements of Party A, in the case of Party A and the unaudited quarterly consolidated financial statements of Party B and Party B’s Credit Support Provider (if applicable), in the case of Party B prepared in accordance with generally accepted accounting principles.	Promptly following demand by the other party, but in no event later than 60 days after the end of each fiscal year of such party (or its Credit Support Provider), if such financial statement is not available on “EDGAR” or such party’s (or such party’s Credit Support Provider’s) internet home page	Yes
PART 4
MISCELLANEOUS
(a)	Addresses for Notices. For the purpose of Section 12(a) of this Agreement:

Addresses for notices or communications to Party A:

Address:	Exelon Generation Company, LLC 300 Exelon Way Kennett Square, PA 19348

Telephone:	610-765-6729
Facsimile:	610-765-7617
For the Attention of: Credit Department

A copy of any notice sent to Party A pursuant to Section 5 or 6 must also be sent to:

Exelon Generation Company, LLC 300 Exelon Way Kennett Square, PA 19348 Attention: Legal Department Telephone: 610-765-6510 Facsimile: 610-765-6632
and

Exelon Corporation 10 South Dearborn Street 52nd Floor Chicago, IL 60603 Attention: Treasurer Telephone: 312-394-5440 Facsimile: 312-394-7239

Addresses for notices or communications to Party B:

Address:	Commonwealth Edison Company

One Financial Place 440 S. LaSalle Street Chicago, Illinois 60605

Telephone: Facsimile:	312-394-4955 312-394-
(b)	Process Agent. For the purpose of Section 13(c) of this Agreement:

Party A appoints as its Process Agent — Not Applicable.

Party B appoints as its Process Agent — Not Applicable.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is Party A unless otherwise specified in a Confirmation in relation to the relevant Transaction;; provided, however, if an Event of Default has occurred and is continuing with respect to Party A, then Party B shall be Calculation Agent. If any party disputes a calculation or determination, the appropriate party will pay the undisputed amount to the other party on the date that the payment originally was due, and the parties shall endeavour to resolve the amount in dispute. If they are unable to do so within one (1) Local Business Day from the date the payment was originally due, they shall within two (2) Local Business Days thereafter mutually select a dealer in transactions involving the applicable commodity that is not an Affiliate of either party to act as Calculation Agent (the “Substitute Calculation Agent”) with respect to the amount in dispute. If the parties are unable to agree on a Substitute Calculation Agent, each shall select a dealer in transactions involving the applicable commodity that is not an Affiliate of either party, who together will agree on a third party to act as Substitute Calculation Agent. All determinations and calculations by the Substitute Calculation Agent shall be made in good faith and in a commercially reasonable manner. The fees and expenses of the Substitute Calculation Agent shall be met equally by the parties.

(f)	Credit Support Document. Details of any Credit Support Document:
(i)	With respect to Party A and Party B, the Credit Support Annex attached hereto as Annex A, which is incorporated by reference in, and made a part of, the Agreement.
(g)	Credit Support Provider. Credit Support Provider means in relation to Party A and Party B:
(i)	Credit Support Provider means in relation to Party A: Not Applicable

(ii)	Credit Support Provider means in relation to Party B: Not Applicable.
(h)	Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAWS, BUT WITHOUT PREJUDICE TO THE PROVISIONS OF SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

(i)	Netting of Payments. “Multiple Transaction Payment Netting” will apply.

(j)	“Affiliate” will have the meaning specified in Section 14 of this Agreement.

(k)	Absence of Litigation. For the purpose of Section 3 (c):

Specified Entity means in relation to Party A, None.

Specified Entity means in relation to Party B, None.

(l)	No Agency. The provisions of Section 3(g) will apply.

(m)	Additional Representation will apply. For the purpose of Section 3 of this Agreement, the following will constitute an Additional Representation:

Relationship Between Parties. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):
1.	Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgement and upon advice from such advisers, as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction will not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

2.	Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

3.	Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

4.	Eligible Contract Participant. It constitutes an “eligible contract participant” as such term is defined in Section la(12) of the Commodity Exchange Act, as amended.

5.	Eligible Commercial Entity. It constitutes an “eligible commercial entity” as such term is defined in Section 1a(11) of the Commodity Exchange Act, as amended.

6.	Bankruptcy Code Representation. The parties hereto intend that this Agreement shall be a “master agreement” for purposes of 11 U.S.C. 101 (53B) and 12 U.S.C. 1821 (e)(8)(d)(vii) or any successor provisions.
(n)	Recording of Conversations. Each party (i) consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties in connection with this Agreement or any potential Transaction, (ii) agrees to obtain any necessary consent of, and give any necessary notice of such recording to, its relevant personnel and (iii) agrees, to the extent permitted by applicable law, that recordings may be submitted in evidence in any Proceedings.

(o)	WAIVER OF JURY TRIAL. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY CREDIT SUPPORT DOCUMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED IN CONTRACT, TORT, OR ANY OTHER THEORY). EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY OR ANY CREDIT SUPPORT PROVIDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH A SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND PROVIDE FOR ANY CREDIT SUPPORT DOCUMENTS, AS APPLICABLE, BY AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(p)	Limitation on Condition Precedent. Section 2(a)(iii) of this Agreement is hereby amended by adding the following phrase at the end of clause (1) immediately before the last comma of such phrase:

“(provided, however, that in relation to any Transaction, if an Event of Default, a Potential Event of Default or Specified Condition has occurred and is continuing for longer than thirty (30) Local Business Days without an Early Termination Date being designated, then the condition specified in this clause (1) shall cease to be a condition precedent to the obligations under Section 2(a)(i)).”

(q)	Conditions to Certain Payments. Section 6 of the Agreement is revised by adding the following as Subsection (g):

“(g) Conditions to Certain Payments. Notwithstanding the provisions of Section 6(e)(i), if the Early Termination Amount is a negative number, the Non-defaulting Party shall have no obligation to pay any amount thereunder to the Defaulting Party unless and until the conditions set forth in (A) and (B) below have been satisfied at which time there shall arise an obligation of the Non-defaulting Party to pay to the Defaulting Party an amount equal to the absolute value of such negative number less any and all amounts which the Defaulting Party may be obligated to pay under Section 11:
(A) the Non-defaulting Party shall have received confirmation satisfactory to it in its sole discretion (which may include an unqualified opinion of its counsel) that (x) no further payments or deliveries under Section 2(a)(i) or Section 9(h) in respect of Terminated Transactions will be required to be made in accordance with Section 6(c)(ii) and (y) each Specified Transaction shall have terminated pursuant to its specified termination date or through the exercise by a party of a right to terminate and all obligations owing under each such Specified Transaction shall have been fully and finally performed; and
(B) all obligations (contingent or absolute, matured or unmatured) of the Defaulting Party to make any payment or delivery to the Non-defaulting Party shall have been fully and finally performed.”
(r)	Other Definitions.
The following Definitions in Section 14 shall be deleted in their entirety and replaced with the definitions below:
(i)	“Default Rate” means, for any date, the lesser of (i) a rate of interest equal to the Prime Rate determined daily as provided under the heading “Money Rates” in the Wall Street Journal, plus 2%; or (ii) the maximum non-usurious interest rate allowed by law.

(ii)	“Non-Default Rate” means, for any date, the lesser of (i) a rate of interest equal to the Prime Rate determined daily as provided under the heading “Money Rates” in the Wall Street Journal; or (ii) the maximum lawful rate permitted by applicable law.

(iii)	“Local Business Days” For all purposes of this Agreement and all Transactions entered into hereunder, Local Business Days are all calendar days other than those days on which the Federal Reserve member banks in New York City are authorized or required by law to be closed
The following definitions shall be added to Section 14 in their proper alphabetical place:
(i) “Investment Grade” means a Credit Rating of at least BBB- if an entity is rated by S & P and of at least Baa3 if an entity is rated by Moody’s.
(ii) “Moody’s” means Moody’s Investor Service, Inc., or any successor thereto.
(iii) “S&P” Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc. or any successor thereto.
PART 5
OTHER PROVISIONS
(a)	Definitions and Scope of Agreement. This Agreement, each Confirmation, and each Transaction is subject to the 2005 Commodity Definitions, the 2000 ISDA Definitions including the Annex to the 2000 ISDA Definitions, each as published by the International Swaps and Derivatives Association Inc. (“ISDA”), and/or any other relevant definitions booklets published by or in conjunction with ISDA, as amended, supplemented or updated from time to time (together the “Definitions”). In the event of any inconsistency between any of the following documents, the relevant document first listed shall govern: (i) a Confirmation; (ii) this Schedule and the Paragraph 13 of an ISDA Credit Support Annex (as applicable); (iii) the Definitions; and (iv) the printed form of ISDA Master Agreement and ISDA Credit Support Annex (as applicable). In the event of any inconsistency between the provisions contained in the 2000 ISDA Definitions and the 2005 Commodity Definitions, the 2005 Commodity Definitions will prevail.
(b)	Payment Instructions. All payments to be made hereunder in respect of Transactions between the parties shall be made in accordance with standing payment instructions provided by the parties (or as otherwise specified in an invoice).
(c)	Change of Account. Section 2(b) of this Agreement is hereby amended by the addition of the following after the word “delivery” in the first line thereof: “to another account in the same tax jurisdiction as the original account”.
(d)	Third Parties. A person who is not a party to this Agreement has no right to enforce any term of this Agreement.
(e)	Severability. Any provision of this Agreement (including any Transaction hereunder or any Credit Support Document) which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, such Transaction or such Credit Support Document or affecting the validity or enforceability of such provision in any other jurisdiction unless such severance shall substantially impair the benefits of the remaining portions of this Agreement, such Transaction or such Credit Support Document or changes the reciprocal obligations of the parties. The parties hereto shall endeavour in good faith negotiations to replace the prohibited or unenforceable provision with a valid provision, the economic effect of which comes as close as possible to that of the prohibited or unenforceable provision.

(f)	Existing Agreements. In the event that there are outstanding Specified Transactions which were entered into prior to the date of this Agreement, the parties agree that all such Transactions and any confirmations (or other confirming evidence thereof) related thereto shall be deemed to have been entered into pursuant to this Agreement (including, but not limited to, Section 1(c)).

(g)	Confidentiality. The contents of the Transactions and all other documents relating to this Agreement, if any, and any information made available by a Party and/or any Credit Support Provider of a Party (“Disclosing Party”) to the other Party (“Non-Disclosing Party”) with respect to this Agreement or any Transaction, if any, are confidential and shall not be disclosed to any third party, except for such information (i) as may become generally available to the public, (ii) as may be required or appropriate in response to any summons, subpoena, request from a regulatory body, or otherwise in connection with any litigation or to comply with any applicable law, order, regulation, ruling, regulatory request, accounting disclosure rule or standard or any exchange, control area or independent system operator rule, (iii) as may be obtained from a non-confidential source that disclosed such information in a manner that did not violate its obligations to the Disclosing Party, if any, in making such disclosure, (iv) as may be furnished to the Non-Disclosing Party’s Affiliates, and to each of such person’s auditors, attorneys, advisors or lenders which are required to keep the information that is disclosed in confidence, or (v) as may be aggregated with other information pertaining to purchases and sales of the Product without reference to any counterparty and furnished to the Product industry price source publications generally recognized in the commodities markets.

(h)	Confirmations. Notwithstanding anything to the contrary in this Agreement, for each Transaction Party A and Party B agree to enter into hereunder, (i) Party A and Party B agree that with respect to each Transaction hereunder, a legally binding agreement shall exist from the moment that the parties agree on the essential terms of such Transaction, which the parties anticipate will occur by telephone, and (ii) Party A shall promptly send to Party B a Confirmation setting forth the terms of such Transaction. Party B shall execute and return the Confirmation to Party A or request correction of any error within five (5) Local Business Days of receipt. Failure of Party B to either execute or respond within such period shall not affect the validity or enforceability of such Transaction and the Confirmation shall be deemed to be fully executed. If any dispute shall arise as to whether an error exists in a Confirmation, the parties shall in good faith make reasonable efforts to resolve the dispute; provided however, that any discrepancy between the terms set forth on a fully executed Confirmation and those on a recording shall be resolved in favor of the terms on the fully executed Confirmation.

(i)	Accuracy of Specified Information. The representation in Section 3(d) is modified by adding the words “to the best of its knowledge or, in the case of audited or unaudited financial statements, a fair presentation in all material respects of the financial condition of the relevant person” at the end thereof.

(j)	Cancellation. If no Transactions are outstanding under this Agreement and neither party has any present or future payment obligations, contingent or otherwise, with respect to any Transactions, either party may terminate this Agreement upon 30 days’ written notice to the other party.

(k)	Section 5(a)(ii)(1) shall be amended by deleting “30 days” in the last line thereof and replacing it with “10 Local Business Days”.

(l)	Section 5(a)(vii)(4) shall be amended by deleting “15 days” in such provision and replacing it with “10 Local Business Days”.
IN WITNESS WHEREOF, the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

For and on behalf of EXELON GENERATION COMPANY, LLC	For and on behalf of COMMONWEALTH EDISON COMPANY

By:	/s/ Ian McLean	By:	/s/ Robert K. McDonald

	Name: President of Exelon Power Team		Name: Robert K. McDonald
	Title: An Officer of Exelon Generation Company, LLC		Title: SVP & CFO

Date: July 5, 2007	Date: 7/5/07

EXELON GENERATION COMPANY, LLC
By:
Name:
Title:
Date:

(Bilateral Form)	(ISDA Agreements Subject to New York Law Only)
International Swaps and Derivatives Association, Inc.
CREDIT SUPPORT ANNEX
to the Schedule to the
ISDA MASTER AGREEMENT
dated as of July 5, 2007
between

EXELON GENERATION COMPANY,		COMMONWEALTH EDISON
LLC		COMPANY.
(“Party A”)	and	(“Party B”)
This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.
Accordingly, the parties agree as follows:—
Paragraph 1. Interpretation
(a) Definitions and Inconsistency. Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.
(b) Secured Party and Pledgor. All references in this Annex to the “Secured Party” will be to either party when acting in that capacity and all corresponding references to the “Pledgor“will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.
Paragraph 2. Security Interest
Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.

Paragraph 3. Credit Support Obligations
(a) Delivery Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Secured Party on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Pledgor’s Minimum Transfer Amount, then the Pledgor will Transfer to the Secured Party Eligible Credit Support having a Value as of the date of Transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the amount by which:
(i) the Credit Support Amount
exceeds
(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.
(b) Return Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Pledgor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Secured Party’s Minimum Transfer Amount, then the Secured Party will Transfer to the Pledgor Posted Credit Support specified by the Pledgor in that demand having a Value as of the date of Transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the “Return Amount” applicable to the Secured Party for any Valuation Date will equal the amount by which:
(i) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party exceeds
(ii) the Credit Support Amount.
“Credit Support Amount” means, unless otherwise specified in Paragraph 13, for any Valuation Date (i) the Secured Party’s Exposure for that Valuation Date plus (ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any, minus (iv) the Pledgor’s Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.
Paragraph 4. Conditions Precedent, Transfer Timing, Calculations and Substitutions
(a) Conditions Precedent. Each Transfer obligation of the Pledgor under Paragraphs 3 and 5 and of the Secured Party under Paragraphs 3, 4(d)(ii), 5 and 6(d) is subject to the conditions precedent that:
(i) no Event of Default, Potential Event of Default or Specified Condition has occurred and is continuing with respect to the other party; and
(ii) no Early Termination Date for which any unsatisfied payment obligations exist has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the other party.
(b) Transfer Timing. Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter.
(c) Calculations. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or in the case of Paragraph 6(d), following the date of calculation).
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(d) Substitutions.
(i) Unless otherwise specified in Paragraph 13, upon notice to the Secured Party specifying the items of Posted Credit Support to be exchanged, the Pledgor may, on any Local Business Day, Transfer to the Secured Party substitute Eligible Credit Support (the “Substitute Credit Support”); and
(ii) subject to Paragraph 4(a), the Secured Party will Transfer to the Pledgor the items of Posted Credit Support specified by the Pledgor in its notice not later than the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, unless otherwise specified in Paragraph 13 (the “Substitution Date”); provided that the Secured Party will only be obligated to Transfer Posted Credit Support with a Value as of the date of Transfer of that Posted Credit Support equal to the Value as of that date of the Substitute Credit Support.
Paragraph 5. Dispute Resolution
If a party (a “Disputing Party”) disputes (I) the Valuation Agent’s calculation of a Delivery Amount or a Return Amount or (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then (1) the Disputing Party will notify the other party and the Valuation Agent (if the Valuation Agent is not the other party) not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (2) subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount to the other party not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (3) the parties will consult with each other in an attempt to resolve the dispute and (4) if they fail to resolve the dispute by the Resolution Time, then:
(i) In the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 13, the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:
(A) utilizing any calculations of Exposure for the Transactions (or Swap Transactions) that the parties have agreed are not in dispute;
(B) calculating the Exposure for the Transactions (or Swap Transactions) in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction (or Swap Transaction), then fewer than four quotations may be used for that Transaction (or Swap Transaction); and if no quotations are available for a particular Transaction (or Swap Transaction), then the Valuation Agent’s original calculations will be used for that Transaction (or Swap Transaction); and
(C) utilizing the procedures specified in Paragraph 13 for calculating the Value, if disputed, of Posted Credit Support.
(ii) In the case of a dispute involving the Value of any Transfer of Eligible Credit Support or Posted Credit Support, the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to Paragraph 13.
Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) not later than the Notification Time on the Local Business Day following the Resolution Time. The appropriate party will, upon demand following that notice by the Valuation Agent or a resolution pursuant to (3) above and subject to Paragraphs 4(a) and 4(b), make the appropriate Transfer.
PAGE

Paragraph 6. Holding and Using Posted Collateral
(a) Care Of Posted Collateral. Without limiting the Secured Party’s rights under Paragraph 6(c), the Secured Party will exercise reasonable care to assure the safe custody of all Posted Collateral to the extent required by applicable law, and in any event the Secured Party will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property. Except as specified in the preceding sentence, the Secured Party will have no duty with respect to Posted Collateral, including, without limitation, any duty to collect any Distributions, or enforce or preserve any rights pertaining thereto.
(b) Eligibility to Hold Posted Collateral; Custodians.
(i) General. Subject to the satisfaction of any conditions specified in Paragraph 13 for holding Posted Collateral, the Secured Party will be entitled to hold Posted Collateral or to appoint an agent (a “Custodian”) to hold Posted Collateral for the Secured Party. Upon notice by the Secured Party to the Pledgor of the appointment of a Custodian, the Pledgor’s obligations to make any Transfer will be discharged by making the Transfer to that Custodian. The holding of Posted Collateral by a Custodian will be deemed to be the holding of that Posted Collateral by the Secured Party for which the Custodian is acting.
(ii) Failure to Satisfy Conditions. If the Secured Party or its Custodian fails to satisfy any conditions for holding Posted Collateral, then upon a demand made by the Pledgor, the Secured Party will, not later than five Local Business Days after the demand, Transfer or cause its Custodian to Transfer all Posted Collateral held by it to a Custodian that satisfies those conditions or to the Secured Party if it satisfies those conditions.
(iii) Liability. The Secured Party will be liable for the acts or omissions of its Custodian to the same extent that the Secured Party would be liable hereunder for its own acts or omissions.
(c) Use of Posted Collateral. Unless otherwise specified in Paragraph 13 and without limiting the rights and obligations of the parties under Paragraphs 3, 4(d)(ii), 5, 6(d) and 8, if the Secured Party is not a Defaulting Party or an Affected Party with respect to a Specified Condition and no Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then the Secured Party will, notwithstanding Section 9-207 of the New York Uniform Commercial Code, have the right to:
(i) sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Posted Collateral it holds, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor; and
(ii) register any Posted Collateral in the name of the Secured Party, its Custodian or a nominee for either.
For purposes of the obligation to Transfer Eligible Credit Support or Posted Credit Support pursuant to Paragraphs 3 and 5 and any rights or remedies authorized under this Agreement, the Secured Party will be deemed to continue to hold all Posted Collateral and to receive Distributions made thereon, regardless of whether the Secured Party has exercised any rights with respect to any Posted Collateral pursuant to (i) or (ii) above.
(d) Distributions and Interest Amount.
(i) Distributions. Subject to Paragraph 4(a), if the Secured Party receives or is deemed to receive Distributions on a Local Business Day, it will Transfer to the Pledgor not later than the following Local Business Day any Distributions it receives or is deemed to receive to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).
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(ii) Interest Amount. Unless otherwise specified in Paragraph 13 and subject to Paragraph 4(a), in lieu of any interest, dividends or other amounts paid or deemed to have been paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor at the times specified in Paragraph 13 the Interest Amount to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose). The Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2.
Paragraph 7. Events of Default
For purposes of Section 5(a)(iii)(l) of this Agreement, an Event of Default will exist with respect to a party if:
(i) that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral, Posted Collateral or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after notice of that failure is given to that party;
(ii) that party fails to comply with any restriction or prohibition specified in this Annex with respect to any of the rights specified in Paragraph 6(c) and that failure continues for five Local Business Days after notice of that failure is given to that party; or
(iii) that party fails to comply with or perform any agreement or obligation other than those specified in Paragraphs 7(i) and 7(ii) and that failure continues for 30 days after notice of that failure is given to that party.
Paragraph 8. Certain Rights and Remedies
(a) Secured Party’s Rights and Remedies. If at any time (1) an Event of Default or Specified Condition with respect to the Pledgor has occurred and is continuing or (2) an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Pledgor, then, unless the Pledgor has paid in full all of its Obligations that are then due, the Secured Party may exercise one or more of the following rights and remedies:
(i) all rights and remedies available to a secured party under applicable law with respect to Posted Collateral held by the Secured Party;
(ii) any other rights and remedies available to the Secured Party under the terms of Other Posted Support, if any;
(iii) the right to Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any-obligation of the Secured Party to Transfer that Posted Collateral); and
(iv) the right to liquidate any Posted Collateral held by the Secured Party through one or more public or private sales or other dispositions with such notice, if any, as may be required under applicable law, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor (with the Secured Party having the right to purchase any or all of the Posted Collateral to be sold) and to apply the proceeds (or the Cash equivalent thereof) from the liquidation of the Posted Collateral to any amounts payable by the Pledgor with respect to any Obligations in that order as the Secured Party may elect.
Each party acknowledges and agrees that Posted Collateral in the form of securities may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Pledgor is not entitled to prior notice of any sale of that Posted Collateral by the Secured Party, except any notice that is required under applicable law and cannot be waived.
PAGE

(b) Pledgor’s Rights and Remedies. If at any time an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then (except in the case of an Early Termination Date relating to less than all Transactions (or Swap Transactions) where the Secured Party has paid in full all of its obligations that are then due under Section 6(e) of this Agreement):
(i) the Pledgor may exercise all rights and remedies available to a pledgor under applicable law with respect to Posted Collateral held by the Secured Party;
(ii) the Pledgor may exercise any other rights and remedies available to the Pledgor under the terms of Other Posted Support, if any;
(iii) the Secured Party will be obligated immediately to Transfer all Posted Collateral and the Interest Amount to the Pledgor; and
(iv) to the extent that Posted Collateral or the Interest Amount is not so Transferred pursuant to
(iii) above, the Pledgor may:
(A) Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and
(B) to the extent that the Pledgor does not Set-off under (iv)(A) above, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral held by the Secured Party, until that Posted Collateral is Transferred to the Pledgor.
(c) Deficiencies and Excess Proceeds. The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support remaining after liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b).
(d) Final Returns. When no amounts are or thereafter may become payable by the Pledgor with respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement), the Secured Party will Transfer to the Pledgor all Posted Credit Support and the Interest Amount, if any.
Paragraph 9. Representations
Each party represents to the other party (which representations will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that:
(i) it has the power to grant a security interest in and lien on any Eligible Collateral it Transfers as the Pledgor and has taken all necessary actions to authorize the granting of that security interest and lien;
(ii) it is the sole owner of or otherwise has the right to Transfer all Eligible Collateral it Transfers to the Secured Party hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and lien granted under Paragraph 2;
(iii) upon the Transfer of any Eligible Collateral to the Secured Party under the terms of this Annex, the Secured Party will have a valid and perfected first priority security interest therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Collateral gives the notices and takes the action required of it under applicable law for perfection of that interest); and
(iv) the performance by it of its obligations under this Annex will not result in the creation of any security interest, lien or other encumbrance on any Posted Collateral other than the security interest and lien granted under Paragraph 2.
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Paragraph 10. Expenses
(a) General. Except as otherwise provided in Paragraphs 10(b) and 10(c), each party will pay its own costs and expenses in connection with performing its obligations under this Annex and neither party will be liable for any costs and expenses incurred by the other party in connection herewith.
(b) Posted Credit Support. The Pledgor will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to Posted Credit Support held by the Secured Party upon becoming aware of the same, regardless of whether any portion of that Posted Credit Support is subsequently disposed of under Paragraph 6(c), except for those taxes, assessments and charges that result from the exercise of the Secured Party’s rights under Paragraph 6(c).
(c) Liquidation/Application of Posted Credit Support. All reasonable costs and expenses incurred by or on behalf of the Secured Party or the Pledgor in connection with the liquidation and/or application of any Posted Credit Support under Paragraph 8 will be payable, on demand and pursuant to the Expenses Section of this Agreement, by the Defaulting Party or, if there is no Defaulting Party, equally by the parties.
Paragraph 11. Miscellaneous
(a) Default Interest. A Secured Party that fails to make, when due, any Transfer of Posted Collateral or the Interest Amount will be obligated to pay the Pledgor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value of the items of property that were required to be Transferred, from (and including) the date that Posted Collateral or Interest Amount was required to be Transferred to (but excluding) the date of Transfer of that Posted Collateral or Interest Amount. This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.
(b) Further Assurances. Promptly following a demand made by a party, the other party will execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by that party to create, preserve, perfect or validate any security interest or lien granted under Paragraph 2, to enable that party to exercise or enforce its rights under this Annex with respect to Posted Credit Support or an Interest Amount or to effect or document a release of a security interest on Posted Collateral or an Interest Amount.
(c) Further Protection. The Pledgor will promptly give notice to the Secured Party of, and defend against, any suit, action, proceeding or lien that involves Posted Credit Support Transferred by the Pledgor or that could adversely affect the security interest and lien granted by it under Paragraph 2, unless that suit, action, proceeding or lien results from the exercise of the Secured Party’s rights under Paragraph 6(c).
(d) Good Faith and Commercially Reasonable Manner. Performance of all obligations under this Annex, including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.
(e) Demands and Notices. All demands and notices made by a party under this Annex will be made as specified in the Notices Section of this Agreement, except as otherwise provided in Paragraph 13.
(f) Specifications of Certain Matters. Anything referred to in this Annex as being specified in Paragraph 13 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.
PAGE

Paragraph 12. Definitions as Used in this Annex:
As used in this Annex :—
“Cash” means the lawful currency of the United States of America.
“Credit Support Amount” has the meaning specified in Paragraph 3.
“Custodian” has the meaning specified in Paragraphs 6(b)(i) and 13.
“Delivery Amount” has the meaning specified in Paragraph 3(a).
“Disputing Party” has the meaning specified in Paragraph 5.
“Distributions” means with respect to Posted Collateral other than Cash, all principal, interest and other payments and distributions of cash or other property with respect thereto, regardless of whether the Secured Party has disposed of that Posted Collateral under Paragraph 6(c). Distributions will not include any item of property acquired by the Secured Party upon any disposition or liquidation of Posted Collateral or, with respect to any Posted Collateral in the form of Cash, any distributions on that collateral, unless otherwise specified herein.
“Eligible Collateral” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.
“Eligible Credit Support” means Eligible Collateral and Other Eligible Support.
“Exposure” means for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if all Transactions (or Swap Transactions) were being terminated as of the relevant Valuation Time; provided that Market Quotation will be determined by the Valuation Agent using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of “Market Quotation”).
“Independent Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.
“Interest Amount” means, with respect to an Interest Period, the aggregate sum of the amounts of interest calculated for each day in that Interest Period on the principal amount of Posted Collateral in the form of Cash held by the Secured Party on that day, determined by the Secured Party for each such day as follows:
     (x) the amount of that Cash on that day; multiplied by
     (y) the Interest Rate in effect for that day; divided by
     (z) 360.
“Interest Period” means the period from (and including) the last Local Business Day on which an Interest Amount was Transferred (or, if no Interest Amount has yet been Transferred, the Local Business Day on which Posted Collateral in the form of Cash was Transferred to or received by the Secured Party) to (but excluding) the Local Business Day on which the current Interest Amount is to be Transferred.
“Interest Rate” means the rate specified in Paragraph 13.
“Local Business Day,” unless otherwise specified in Paragraph 13, has the meaning specified in the Definitions Section of this Agreement, except that references to a payment in clause (b) thereof will be deemed to include a Transfer under this Annex.
PAGE

“Minimum Transfer Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.
“Notification Time” has the meaning specified in Paragraph 13.
“Obligations” means, with respect to a party, all present and future obligations of that party under this Agreement and any additional obligations specified for that party in Paragraph 13.
“Other Eligible Support” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.
“Other Posted Support” means all Other Eligible Support Transferred to the Secured Party that remains in effect for the benefit of that Secured Party.
“Pledgor” means either party, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).
“Posted Collateral” means all Eligible Collateral, other property, Distributions, and all proceeds thereof that have been Transferred to or received by the Secured Party under this Annex and not Transferred to the Pledgor pursuant to Paragraph 3(b), 4(d)(ii) or 6(d)(i) or released by the Secured Party under Paragraph 8. Any Interest Amount or portion thereof not Transferred pursuant to Paragraph 6(d)(ii) will constitute Posted Collateral in the form of Cash.
“Posted Credit Support” means Posted Collateral and Other Posted Support.
“Recalculation Date” means the Valuation Date that gives rise to the dispute under Paragraph 5; provided, however, that if a subsequent Valuation Date occurs under Paragraph 3 prior to the resolution of the dispute, then the “Recalculation Date” means the most recent Valuation Date under Paragraph 3.
“Resolution Time” has the meaning specified in Paragraph 13.
“Return Amount” has the meaning specified in Paragraph 3(b).
“Secured Party” means either party, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.
“Specified Condition” means, with respect to a party, any event specified as such for that party in Paragraph 13.
“Substitute Credit Support” has the meaning specified in Paragraph 4(d)(i).
“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).
“Threshold” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.
“Transfer” means, with respect to any Eligible Credit Support, Posted Credit Support or Interest Amount, and in accordance with the instructions of the Secured Party, Pledgor or Custodian, as applicable:
(i) in the case of Cash, payment or delivery by wire transfer into one or more bank accounts specified by the recipient;
(ii) in the case of certificated securities that cannot be paid or delivered by book-entry, payment or delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;
(iii) in the case of securities that can be paid or delivered by book-entry, the giving of written instructions to the relevant depository institution or other entity specified by the recipient, together with a written copy thereof to the recipient, sufficient if complied with to result in a legally effective transfer of the relevant interest to the recipient; and
(iv) in the case of Other Eligible Support or Other Posted Support, as specified in Paragraph 13.
PAGE

“Valuation Agent” has the meaning specified in Paragraph 13.
“Valuation Date” means each date specified in or otherwise determined pursuant to Paragraph 13.
“Valuation Percentage” means, for any item of Eligible Collateral, the percentage specified in Paragraph 13.
“Valuation Time” has the meaning specified in Paragraph 13.
“Value” means for any Valuation Date or other date for which Value is calculated and subject to Paragraph 5 in the case of a dispute, with respect to:
(i) Eligible Collateral or Posted Collateral that is:
(A) Cash, the amount thereof, and
(B) A security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any;
(ii) Posted Collateral that consists of items that are not specified as Eligible Collateral, zero; and
(iii) Other Eligible Support and Other Posted Support, as specified in Paragraph 13.
PAGE

International Swaps and Derivatives Association, Inc.
PARAGRAPH 13 TO THE
1994 ISDA CREDIT SUPPORT ANNEX
TO
MASTER AGREEMENT
dated as of July 5, 2007
BETWEEN
EXELON GENERATION COMPANY, LLC (“PARTY A”)
AND
Commonwealth Edison Company (“PARTY B”)
Paragraph 13. Elections and Variables
(a)	Security Interest for “Obligations.” The term “Obligations” as used in this Annex includes the following additional obligations:
     With respect to Party A: None
     With respect to Party B: None
(b)	Credit Support Obligations
(i)	Delivery Amount, Return Amount and Credit Support Amount
(A)	“Delivery Amount” has the meaning specified in Paragraph 3(a).

(B)	“Return Amount” has the meaning specified in Paragraph 3(b).

(C)	“Credit Support Amount” has the meaning specified in Paragraph 3.
(ii)	Eligible Collateral. The following items will qualify as “Eligible Collateral” for the party specified:

	Party	Party	Valuation
	A	B	Percentage

(1) Cash (USD)	[X]	[ ]	100%
(iii)	Other Eligible Support. The following items will qualify as “Other Eligible Support” that the indicated party may post to secure its obligations hereunder, as specified.

	Party A	Party B
Letter of Credit (as defined in Paragraph 13(p)	[X]	[X]
The Valuation Percentage shall be 100% of the Value of the Other Eligible Support unless: (i) a Letter of Credit Default applies with respect to such Letter of Credit; or (ii) twenty (20) or fewer Local Business Days remain prior to the expiration of such Letter of Credit, in either of which case the Valuation Percentage shall be Zero (-0-).
(iv)	Thresholds
(A)	“Independent Amount” means with respect to both Party A and Party B: for each Transaction at any time, as specified in the relevant Confirmation.

B)	“Threshold” means, as set forth herein, Zero (-0-).

(C)	“Minimum Transfer Amount” means with respect to Party A: $250,000; provided, however, that if an Event of Default has occurred with respect to Party A, the Minimum Transfer Amount will be zero.

“Minimum Transfer Amount” means with respect to Party B: $250,000; provided, however, that if an Event of Default has occurred with respect to Party B, the Minimum Transfer Amount will be zero.

(D)	Rounding. The Delivery Amount will be rounded up to the nearest integral multiple of $250,000 and the Return Amount will be rounded down to the nearest integral multiple of $250,000; provided, however that if no Transactions are outstanding, the Delivery Amount will be rounded up to the nearest integral multiple of $1 and the Return Amount will be rounded down to the nearest integral multiple of $1.
(c)	Valuation and Timing
(i)	“Valuation Agent” means, for purposes of Paragraphs 3 and 5, the party making the demand under Paragraph 3, and for purposes of Paragraph 6(d), the Secured Party; provided, however, if an Event of Default, Potential Event of Default or Specified Condition has occurred and is continuing with respect to the party designated as the Valuation Agent, then, in such case and for as long as an Event of Default, Potential Event of Default or Specified Condition continues the other party shall be the Valuation Agent.
(ii)	“Valuation Date” means each Local Business Day.

(iii)	“Valuation Time” means the close of business in the city of the Valuation Agent on the Local Business Day in that city immediately preceding the Valuation Date or date of calculation, as applicable; provided, however that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv)	“Notification Time” means: 1:00 p.m., New York time, on a Local Business Day.
(d)	Conditions Precedent and Secured Party’s Rights and Remedies. For purposes of Paragraph 8(a) and Paragraph 8(b), each Termination Event will constitute a Specified Condition with respect to a Pledgor or a Secured Party, respectively, if the Pledgor or Secured Party, respectively, fails to pay when due any amount payable by it in connection with an Early Termination Date designated in connection with that Termination Event. For all other purposes of this Annex, each Termination Event specified below with respect to a party will be a “Specified Condition” for that party:

	Party A	Party B
Illegality	[X]	[X]
Tax Event	[ ]	[ ]
Tax Event Upon Merger	[ ]	[ ]
Credit Event Upon Merger	[X]	[X]
Additional Termination Event(s)	[X]	[X]
Paragraph 4(a) is hereby amended by adding the following phrase at the end of clause (i) immediately before the semicolon:
“provided, however, that if an Event of Default, a Potential Event of Default or Specified Condition has occurred and is continuing for longer than thirty (30) Local Business Days without an Early Termination Date being designated then the condition specified in this Paragraph 4(a)(i) shall cease to be a condition precedent to the Transfer obligation of the Pledgor under Paragraphs 3 and 5 and of the Secured Party under Paragraphs 3, 4(d)(ii), 5 and 6(d)”
(e)	Substitution
(i)	“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)	Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d): Not applicable.
(f)	Dispute Resolution
(i)	“Resolution Time” means 1:00 p.m., New York time, on a Local Business Day, following the date the notice of a dispute is provided pursuant to Paragraph 5.

(ii)	Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), the value of Posted Credit Support will be calculated as follows:

Cash, the face amount thereof.

(iii)	Alternative. The provisions of Paragraph 5 will apply.

(g)	Holding and Using Posted Collateral
(i)	Eligibility to Hold Posted Collateral; Custodians. Party A and its Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that the following conditions applicable to it are satisfied:
(A)	An Event of Default has not occurred with respect to Party A and provided that the Credit Rating with respect to Party A is at least BBB by S&P and Baa2 by Moody’s.

(B)	Posted Collateral may be held only in the United States.

(C)	The Custodian is a Qualified Institution (as defined below). Initially, the Custodian for Party A is: Not applicable
Initially, the Custodian for Party A is: Not applicable
(ii)	Party B and its Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided, however that the following conditions applicable to it are satisfied:
(A)	An Event of Default has not occurred with respect to Party B, or its Credit Support Provider, if applicable, and provided that the Credit Rating with respect to Party B, or its Credit Support Provider, if applicable, is at least BBB by S&P and Baa2 by Moody’s.

(B)	Posted Collateral may be held only in the United States.

(C)	The Custodian is a Qualified Institution (as defined below).
Initially, the Custodian for Party B is: Not applicable
(iii)	Use of Posted Collateral. Except as otherwise provided in Paragraph 13(g)(i) and 13 (g)(ii) above, the provisions of Paragraph 6(c) will apply to both Party A and Party B; provided, however, that if a party (or its Credit Support Provider or its Custodian, as applicable) is not eligible to hold Posted Collateral pursuant to Paragraph 13(g)(i) or 13(g)(ii), as applicable (such party shall be the “Downgraded Party” and the event that caused it to be ineligible to hold Posted Collateral shall be a “Credit Rating Event”), then:
(A)	the provisions of Paragraph 6(c) will not apply with respect to the Downgraded Party as the Secured Party; and

(B)	the Downgraded Party shall be required to deliver (or cause to be delivered) not later than the close of business on the second Local Business Day following such Credit Rating Event all Posted Collateral in its possession or held on its behalf to a Custodian meeting the requirements of a Qualified Institution, and approved by the non-Downgraded Party (which approval shall not be unreasonably withheld) to a segregated, safekeeping or custody account (“Collateral Account”) within such Custodian with the title of the Collateral Account indicating that the property contained therein is being held as Posted Collateral for the Downgraded Party. The Custodian shall hold such Posted Collateral in accordance with the terms of this Annex and for the security interest of the Downgraded Party and, subject to such security interest, for the ownership of the non-Downgraded Party.

(iv)	For purposes of Section 5(a)(iii) of this Agreement, failure by a party or its Custodian to comply with any of the obligations under this Paragraph 13(g) will constitute an Event of Default with respect to such party if the failure continues for two (2) Local Business Days after notice of the failure is given to that party.
(i)	Interest Amount
(i)	Interest Rate. The “Interest Rate” will be, for any day, the “Federal Funds (Effective)” rate in effect for such day, as published in the most recent weekly statistical release designated as H. 15(519), or any successor publication, published by the Board of Governors of the Federal Reserve.

(ii)	Notice and Transfer of Interest Amount. A notice of any Interest Amount due Pledgor shall be delivered to the Secured Party by the Pledgor no earlier than the first Local Business Day of a month for the Interest Amount due for the preceding month, if any. Upon receipt of such notice the Interest Amount, if any, shall be paid to the Pledgor by the Secured Party not later than three (3) Local Business Days after receipt of Pledgor’s notice for each calendar month that Posted Collateral in the form of Cash is being held by the Secured Party.

(iii)	Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply, unless otherwise specified here:
(1) Delivery Amount. If Transfer of an Interest Amount (or any portion thereof) to a Pledgor on any day would result in or increase a Delivery Amount (treating that day as a Valuation Date, as provided in Paragraph 6(d)(ii)) but the Pledgor would nonetheless have no obligation to make a Transfer pursuant to Paragraph 3(a) on that day if it were a Valuation Date (because the Delivery Amount is lower than the Pledgor’s Minimum Transfer Amount or otherwise) the Secured Party will be required to Transfer that Interest Amount (or portion thereof) to the Pledgor, notwithstanding anything to the contrary in Paragraph 6(d)(ii).
(j)	Additional Representations. Party A and Party B represent to each other (which representations will be deemed to be repeated as of each date on which Party A or Party B, as the Pledgor, Transfers Eligible Collateral) that their respective representations set forth in Section 3 of this Agreement are true and correct.
(k)	Other Eligible Support and Other Posted Support
(i)	“Value” with respect to Other Eligible Support and Other Posted Support at any time means an amount equal to the Valuation Percentage multiplied by the stated amount then available under the Letter of Credit maintained by the Pledgor (or its Credit Support Provider) which can be unconditionally drawn by the Secured Party.
(ii)	“Transfer” with respect to Other Eligible Support and Other Posted Support means:
(1) For purposes of Paragraph 3(a), delivery of the Letter of Credit by the Pledgor or issuer of the Letter of Credit to the Secured Party at the address of the Secured Party specified in the Notices Section of this Agreement, or delivery by the Pledgor or the issuer of the Letter of Credit of an amendment to such Letter of Credit executed by the issuer (extending the term or increasing the amount available to the Secured Party thereunder) to the Secured Party at the address of the Secured Party specified in the Notices Section of this Agreement; and
(2) For purposes of Paragraph 3(b), by the return of an outstanding Letter of Credit by the Secured Party to the Pledgor, at the address of the Pledgor specified in the Notices Section of this Agreement, or delivery by the Pledgor or the issuer of the Letter of Credit to the Secured Party of an amendment to the Letter of Credit in form and substance satisfactory to the Pledgor and the Secured Party executed by the issuer (reducing the amount available to the Secured Party thereunder) at the Secured Party’s address specified in the Notices Section of this Agreement. If a Transfer is to be effected by a reduction in the amount of an outstanding Letter of Credit previously issued for the benefit of the Secured Party, the Secured Party shall not unreasonably withhold its consent to a commensurate reduction in the amount of such Letter of Credit and shall take such action as is reasonably necessary to effectuate such reduction.
(l)	Demands and Notices. All demands, specifications and notices under this Annex will be made pursuant to Part 4 of the Schedule to this Agreement.
(m)	Addresses for Transfers
Party A:	With respect to Eligible Collateral and Posted Collateral for Party A in the form of Cash shall be delivered to:

ABN AMRO (LaSalle Bank), Chicago, IL
For the Account of: Exelon Generation Company LLC
ABA No.: 071000505
AC#/CHIPs No.: 5800392184

or such other commercial bank or institution designated in a written notice from Party A to Party B.
(n)	Letter of Credit Provisions:
Other Eligible Support and Other Posted Support provided in the form of a Letter of Credit shall be subject to the following provisions:
(1) Unless otherwise agreed in writing by the parties, each Letter of Credit shall be provided in accordance with the provisions of this Annex, and each Letter of Credit shall be maintained for the benefit of the Secured Party. The following events shall constitute defaults under a Letter of Credit (each a “Letter of Credit Default”); provided, however, that no Letter of Credit Default shall occur in any event with respect to a Letter of Credit either: (i) after the time such Letter of Credit is required to be canceled or returned to the Pledgor in accordance with the terms of this Annex; or (ii) if substitute Eligible Credit Support is provided by the Pledgor:
(i) failure of the Qualified Institution that issued an outstanding Letter of Credit to renew such Letter of Credit (or provide a substitute Letter of Credit) at least twenty (20) Local Business Days prior to the expiration of the outstanding Letter of Credit; or
(ii) the issuer of such Letter of Credit shall fail to be a Qualified Institution; or

(iii) the Letter of Credit expires or terminates, or fails or ceases to be in full force and effect at any time during any required period and the Pledgor fails, to either renew, substitute, or sufficiently increase the amount of an outstanding Letter of Credit (as the case may be), or establish one or more additional Letters of Credit, or otherwise provide sufficient Eligible Credit Support and if the Delivery Amount applicable to the Pledgor equals or exceeds the Pledgor’s Minimum Transfer Amount as a result of such failure; or
(iv) if any event analogous to an event specified in Section 5(a) (vii) of this Agreement shall occur with respect to the issuer of a Letter of Credit; or
(v) the Qualified Institution issuing a Letter of Credit either disaffirms, disclaims, repudiates or rejects in whole or in part, or challenges the validity of, such Letter of Credit or fails to honor the Secured Party’s properly documented request to draw on an outstanding Letter of Credit and the Pledgor fails to provide for the benefit of the Secured Party, (x) a substitute Letter of Credit, that is issued by a Qualified Institution acceptable to the Secured Party, other than the Qualified Institution failing to honor the outstanding Letter of Credit, or (y) post Eligible Collateral and if the Delivery Amount applicable to the Pledgor equals or exceeds the Pledgor’s Minimum Transfer Amount as a result of such failure.
(2) Upon the occurrence of a Letter of Credit Default, the Pledgor agrees to deliver a substitute Letter of Credit or other Eligible Credit Support to the Secured Party in an amount at least equal to that of the Letter of Credit to be replaced on or before the second (2nd) Local Business Day (and on or before the the third (3rd) Local Business Day with respect to subpart (ii) of Section 1 above) after occurrence thereof.
(3) A Letter of Credit shall provide that (A) upon or at any time after the occurrence and continuation of an Event of Default with respect to the Pledgor, the Secured Party may draw on the entire, undrawn portion of any outstanding Letter of Credit upon submission to the bank issuing such Letter of Credit of one or more certificates specifying that such Event of Default has occurred and is continuing. Cash proceeds received from drawing upon the Letter of Credit shall be deemed Posted Collateral as security for the Pledgor’s obligations to the Secured Party and the Secured Party shall have the rights and remedies set forth in Paragraph 6(c) with respect to such cash proceeds and (B) if an Early Termination Date has occurred or been designated as a result of a Termination Event with respect to the Pledgor for which there exist any unsatisfied payment Obligations, then the Secured Party may draw an amount equal to amounts owing to the Secured Party under the Agreement upon submission to the bank issuing such Letter of Credit of one or more certificates specifying that such Early Termination Date has occurred and is continuing. Notwithstanding the Secured Party’s receipt of Cash from any drawing under a Letter of Credit, the Pledgor shall remain obliged to the Secured Party to Transfer sufficient Eligible Credit Support to the Secured Party in accordance with the terms of this Annex. In addition, the Pledgor shall remain obligated to the Secured Party for any amounts owing to the Secured Party and remaining unpaid after the application of any amounts so drawn by the Secured Party.
(4) A Letter of Credit shall also provide that if the expiration date of the Letter of Credit is less than 20 Local Business Days from the date of delivery of a statement from the Secured Party and the Pledgor shall fail to renew or substitute the Letter of Credit (as the case may be), and if the Delivery Amount applicable to the Pledgor equals or exceeds the Pledgor’s Minimum Transfer Amount as a result of such failure, then the Secured Party may draw on the entire, undrawn portion of any outstanding Letter of Credit upon submission to the bank issuing such Letter of Credit that such Letter of Credit will expire.

(5) Either a party, or its Credit Support Provider (other than an issuer), or both, may satisfy such party’s obligations under Paragraph 3(a) hereof through the Transfer of one or more Letters of Credit to the other party as Other Posted Support.
(6) In addition to the Secured Party’s right to draw on a Letter of Credit if a Letter of Credit Default occurs, the Pledgor shall remain liable for any amounts due and owing to the Secured Party and remaining unpaid after the application of any amounts so drawn by the Secured Party;
(7) As one method of providing Eligible Credit Support, the Pledgor may increase the amount of an outstanding Letter of Credit or establish one or more additional Letters of Credit.
(8) Notwithstanding Paragraph 10, in all cases, the costs and expenses (including but not limited to the reasonable costs, expenses, and external attorney’s fees of the Secured Party) of establishing, renewing, substituting, canceling, increasing and reducing the amount of (as the case may be) one or more Letters of Credit shall be borne by the Pledgor.
(o)	Certain Rights and Remedies.
(1) “Secured Party Rights and Remedies” For purposes of paragraph 8 (a)(ii), the Secured Party may draw on any Letter of Credit held as Posted Collateral to set off any amounts payable by the Pledgor with respect to any Obligations.
(2) “Pledgor Rights and Remedies” For purposes of Paragraph 8 (b)(ii), (i) the Secured Party will be obligated immediately to Transfer any Letter of Credit to the Pledgor and (ii) the Pledgor may do any one or more of the following: (x) to the extent that the Letter of Credit is not Transferred to the Pledgor as required pursuant to (i) above, Set-off any amounts payable by the Pledgor with respect to any Obligations against any such Letter of Credit held by the Secured Party and to the extent its rights to Set-off are not exercised, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral and the Value of any Letter of Credit held by the Secured Party, until any such Posted Collateral and such Letter of Credit is Transferred to the Pledgor; and (y) exercise rights and remedies available to the Pledgor under the terms of the Letter of Credit.
(p)	“Additional Definitions.” As used in this Annex:
“Letter of Credit” shall mean an irrevocable, transferable, standby Letter of Credit, issued by a Qualified Institution, in a form substantially equivalent to the form of Letter of Credit attached hereto as Schedule 1.
“Moody’s” means Moody’s Investors Service, Inc. or its successor.
“Qualified Institution” shall mean a major U.S. commercial bank, or a Canadian bank with a U.S. branch office, which is not the Pledgor (or a subsidiary or Affiliate of the Pledgor) and which has assets of at least $10 Billion Dollars and a Credit Rating of at least “A” by S&P, or “A2” by Moody’s.
“S&P” means the Standard & Poor’s Rating Group (a division of The McGraw Hill Companies, Inc.) or its successor.

(q)	Other Provisions:
(i) This Credit Support Annex is a Security Agreement under the Uniform Commercial Code of the State of New York.
(ii) Paragraph 7 is amended as follows: In clause (i) the grace period shall be “one Local Business Day,” and the terms “Eligible Collateral, Posted Collateral” shall be deleted and replaced with the words “Eligible Credit Support, Posted Credit Support”, in clause (iii), the words “under this Annex” are inserted on line 1 after the words “or obligation” and the reference to “30 days” shall be “5 days” and (iii) the period at the end of Paragraph 7 shall be deleted and the following section shall be added at the end of Paragraph 7, “; or (iv) a Letter of Credit Default occurs which is not cured within the relevant time period”.
Amendments to Annex relating to 2002 Master Agreement.
(A)	References throughout this Annex to “Swap Transactions” are deleted.

(B)	The terms of Paragraph 5(i)(B) are amended in their entirety as follows:

“(B) calculating the Exposure for the Transactions in dispute by seeking four actual quotations at mid-market from third parties for purposes of calculating the relevant Close-out Amount, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction, then fewer than four quotations may be used for that Transaction, and if no quotations are available for a particular Transactions, then the Valuation Agent’s original calculations will be used for the Transaction; and”

(C)	The definition of “Exposure” in Paragraph 12 of the Annex is hereby amended to read in its entirety as follows:

“Exposure” means for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(l) of this Agreement if all Transactions were being terminated as of the relevant Valuation Time, on the basis that (i) that party is not the Affected Party and (ii) United States Dollars is the Termination Currency; provided that the Close-out Amount will be determined by the Valuation Agent on behalf of that party using its estimates at mid-market of the amounts that would be paid for transactions providing the economic equivalent of (x) the material terms of the Transactions, including the payments and deliveries by the parties under Section 2(a)(i) in respect of the Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date (assuming satisfaction of the conditions precedent in Section 2(a)(iii)); and (y) the option rights of the parties in respect of the Transactions.”

(D)	Paragraph 12 is hereby amended by adding the following:

“Set-off’ means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.
IN WITNESS WHEREOF, the parties have executed this Credit Support Annex by their duly authorized officers as of the date first set forth above.

For and on behalf of			For and on behalf of
EXELON GENERATION COMPANY, LLC			COMMONWEALTH EDISON COMPANY

By:	/s/ Ian McLean		By:	/s/ Robert K. McDonald

	Name:	Ian McLean		Name:	Robert K. McDonald
	Title:	President of Exelon Power Team		Title:	SVP & CFO
An Officer of Exelon Generation Company, LLC
Date: July 5, 2007			Date: 7/5/07

EXELON GENERATION COMPANY, LLC

By:

Name:
Title:
Date:

SCHEDULE 1
[ISSUING BANK]
[ADDRESS]
DATE OF ISSUANCE:
LETTER OF CREDIT NO.:
BENEFICIARY:
APPLICANT:

GENTLEMEN:
     WE HEREBY ESTABLISH OUR IRREVOCABLE TRANSFERABLE STANDBY LETTER OF CREDIT IN YOUR FAVOR FOR THE ACCOUNT OF                                          (THE “ACCOUNT PARTY”), IN THE AGGREGATE AMOUNT OF                                                                                    UNITED STATES DOLLARS ($                    ), AVAILABLE TO YOU AT SIGHT UPON DEMAND AT OUR COUNTERS AT (LOCATION) ON OR BEFORE THE EXPIRATION HEREOF AGAINST PRESENTATION TO US OF ANY OF THE FOLLOWING STATEMENTS (WITH BRACKETED LANGUAGE AND BLANKS APPROPRIATELY COMPLETED OR DELETED), DATED AND SIGNED BY A REPRESENTATIVE OF THE BENEFICIARY AND IDENTIFYING BY REFERENCE NO. THIS LETTER OF CREDIT:
1. “AN EVENT OF DEFAULT (AS DEFINED IN THE ISDA MASTER AGREEMENT DATED AS OF                      BETWEEN BENEFICIARY OF YOUR LETTER OF CREDIT NO.                      (“BENEFICIARY”) AND ACCOUNT PARTY (AS THE SAME MAY BE AMENDED, THE “MASTER AGREEMENT”)) HAS OCCURRED AND IS CONTINUING UNDER THE MASTER AGREEMENT WITH RESPECT TO THE ACCOUNT PARTY AND NO EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING UNDER THE MASTER AGREEMENT WITH RESPECT TO BENEFICIARY. WHEREFORE, THE UNDERSIGNED DOES HEREBY DEMAND PAYMENT OF THE ENTIRE UNDRAWN AMOUNT OF THE LETTER OF CREDIT. PAYMENT SHOULD BE REMITTED TO                                                                                                                                               ;”
OR
2. “AN EARLY TERMINATION DATE (AS DEFINED IN THE ISDA MASTER AGREEMENT DATED AS OF                      BETWEEN BENEFICIARY OF YOUR LETTER OF CREDIT NO.                      (“BENEFICIARY”) AND THE ACCOUNT PARTY

(AS THE SAME MAY BE AMENDED, THE “MASTER AGREEMENT”)) HAS OCCURRED AND IS CONTINUING UNDER THE MASTER AGREEMENT WITH RESPECT TO THE ACCOUNT PARTY AND NO EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING UNDER THE MASTER AGREEMENT WITH RESPECT TO THE BENEFICIARY. WHEREFORE, THE UNDERSIGNED DOES HEREBY DEMAND PAYMENT OF [$                    ] THE AMOUNT EQUAL TO SUCH AMOUNTS OWING TO THE BENEFICIARY. PAYMENT SHOULD BE REMITTED TO                                                                                                                           ;”
OR
3. “THE EXPIRATION DATE OF YOUR LETTER OF CREDIT NO.                      IS LESS THAN TWENTY (20) LOCAL BUSINESS DAYS FROM THE DATE OF THIS STATEMENT, AND THE ACCOUNT PARTY UNDER SUCH LETTER OF CREDIT IS REQUIRED, BUT HAS FAILED, TO PROVIDE A REPLACEMENT LETTER OF CREDIT OR OTHER COLLATERAL BEYOND SUCH EXPIRATION DATE IN ACCORDANCE WITH, AND TO ASSURE PERFORMANCE OF, ITS OBLIGATIONS UNDER THE ISDA MASTER AGREEMENT BETWEEN ACCOUNT PARTY AND THE BENEFICIARY OF THE LETTER OF CREDIT (AS THE SAME MAY BE AMENDED, THE “MASTER AGREEMENT”). NO EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING UNDER THE MASTER AGREEMENT WITH RESPECT TO THE BENEFICIARY. WHEREFORE, THE UNDERSIGNED DOES HEREBY DEMAND PAYMENT OF [THE ENTIRE UNDRAWN AMOUNT OF THE LETTER OF CREDIT]. PAYMENT SHOULD BE REMITTED TO                                                                                  ;”
EXCEPT AS PROVIDED BELOW, THIS LETTER OF CREDIT EXPIRES AT OUR COUNTERS ON                     . IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT WILL BE AUTOMATICALLY EXTENDED FOR THREE MONTH PERIODS (TO THE SAME CALENDAR DAY OF SUCH THIRD FOLLOWING MONTH AS THE DAY OF THE MONTH STATED ABOVE FOR ITS INITIAL EXPIRATION DATE) FOLLOWING ITS THEN CURRENT EXPIRATION DATE, UNLESS AT LEAST THIRTY (30) DAYS BEFORE ITS THEN CURRENT EXPIRATION DATE, WE NOTIFY YOU, BY FACSIMILE TRANSMISSION TO                                          ATTN:                                            THAT WE DO NOT INTEND TO EXTEND THIS LETTER OF CREDIT. HOWEVER, IN NO EVENT SHALL THE EXPIRATION DATE OF THIS LETTER OF CREDIT EXTEND BEYOND                                        .
PARTIAL DRAWINGS ARE PERMITTED HEREUNDER AND MULTIPLE DRAWINGS ARE PERMITTED HEREUNDER. PRESENTATION OF DEMANDS FOR AMOUNTS IN EXCESS OF THE AMOUNT OF THIS LETTER OF CREDIT ARE ACCEPTABLE AND NOT DISCREPANT FOR THAT REASON. HOWEVER, THE AMOUNT PAYABLE ON SUCH DEMANDS WILL NOT EXCEED THE AMOUNT AVAILABLE UNDER THIS LETTER OF CREDIT.
ALL DEMANDS FOR PAYMENT SHOULD BE PRESENTED TO US AT THE FOLLOWING ADDRESS:                                                                                   , ATTENTION:                      DEMANDS PRESENTED BY TELEFACSIMILE (“FAX”) TO FAX

NUMBER                                          , OR ALTERNATELY TO FAX NUMBER                                           ARE ACCEPTABLE, UNDER TELEPHONE PRE-ADVICE TO                                          , OR ALTERNATELY TO                      ; PROVIDED THAT THE ORIGINAL DRAFT, STATEMENT AND LETTER OF CREDIT SHALL BE SIMULTANEOUSLY FORWARDED BY OVERNIGHT COURIER SERVICE TO OUR OFFICE AT                                        ; PROVIDED FURTHER THAT THE FAILURE OF THE COURIER SERVICE TO TIMELY DELIVER SHALL NOT AFFECT THE EFFICACY OF THE DEMAND.
THE DOCUMENT(S) REQUIRED MUST BE RECEIVED BY FAX ON OR BEFORE THE EXPIRY DATE ON THIS INSTRUMENT IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT
WE HEREBY AGREE WITH YOU THAT DOCUMENTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION AS SPECIFIED.
          WE SHALL HAVE A REASONABLE AMOUNT OF TIME, NOT TO EXCEED THREE (3) BUSINESS DAYS FOLLOWING THE DATE OF OUR RECEIPT OF DRAWING DOCUMENTS, TO EXAMINE THE DOCUMENTS AND DETERMINE WHETHER TO TAKE UP OR REFUSE THE DOCUMENTS AND TO INFORM YOU ACCORDINGLY.
THIS LETTER OF CREDIT SHALL BE GOVERNED BY THE INTERNATIONAL STANDBY PRACTICES 1998 (INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590) (THE “ISP”), EXCEPT TO THE EXTENT THAT THE TERMS HEREOF ARE INCONSISTENT WITH THE PROVISIONS OF THE ISP, IN WHICH CASE THE TERMS OF THIS LETTER OF CREDIT SHALL GOVERN.
IF THIS LETTER OF CREDIT EXPIRES DURING AN INTERRUPTION OF BUSINESS, THE BANK HEREBY SPECIFICALLY AGREES TO EFFECT PAYMENT, IF THIS LETTER OF CREDIT IS DRAWN AGAINST, OTHERWISE IN ACCORDANCE WITH ITS TERMS, WITHIN THIRTY (30) DAYS AFTER THE RESUMPTION OF BUSINESS.
THIS LETTER OF CREDIT IS TRANSFERABLE, AND WE AGREE TO CONSENT TO ITS TRANSFER, WHICH AGREEMENT SHALL NOT BE UNREASONABLY WITHHELD AND SUBJECT TO OUR STANDARD TERMS AND PRACTICES OF TRANSFER UPON OUR RECEIPT OF ATTACHMENT A AND YOUR PAYMENT TO US OF OUR STANDARD TRANSFER FEE.
EXCEPT FOR TRANSFER FEES, ALL ISSUING BANK CHARGES ARE FOR THE ACCOUNT OF THE APPLICANT.
[BANK SIGNATURE]

ATTACHMENT A TO LETTER OF CREDIT NO. XXXXXXXX
REQUEST FOR TRANSFER OF LETTER OF CREDIT IN ITS ENTIRETY
Date:
Re: Irrevocable Standby Letter of Credit No. XXXXXXXX
For value received, the undersigned beneficiary hereby irrevocably transfers to:

NAME OF TRANSFEREE
ADDRESS OF TRANSFEREE

CITY, STATE/COUNTRY ZIP
(hereinafter, the “transferee”) all rights of the undersigned beneficiary to draw under above letter of credit, in its entirety.
By this transfer, all rights of the undersigned beneficiary in such Letter of Credit are transferred to the transferee and the transferee shall have the sole rights as beneficiary hereof, including sole rights relating to any amendments, whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised directly to the transferee without necessity of any consent of or notice to the undersigned beneficiary.
The original of such letter of credit is returned herewith, and we ask you to endorse the transfer on the reverse thereof, and forward it directly to the transferee with your customary notice of transfer.
In payment of your transfer commission in amount equal to ¼% of the amount transferred, minimum of $250.00
Select one of the following:
                     we enclose a cashier’s/certified check
                     we have wired funds to you through                                                                                   bank
                     we authorize you to debit our account #                                          with you, and in addition thereto, we agree to pay you on demand any expenses which may be incurred by you in connection with this transfer

Very truly yours,
[BENEFICIARY NAME]

Authorized Signature

The signature(s) of                                                              with title(s) as stated conforms to those on file with us; are authorized for the execution of such instrument; and the beneficiary has been approved under our bank’s Customer Identification Program. Further, pursuant to Section 326 of the USA Patriot Act and the applicable regulations promulgated thereunder, we represent and warrant that the undersigned bank: (i) is subject to a rule implementing the anti-money laundering compliance program requirements of 31 U.S.C. section 5318(h); (ii) is regulated by a Federal functional regulator [as such term is defined in 31 C.F.R. section 103.120(a)(2)]; and (iii) has a Customer Identification Program that fully complies with the requirements of the regulations.

(Signature of Authenticating Bank)	(Name of Bank)

(Printed Name/Title)	(Date)

FOR BANK USE ONLY
Confirmation of Authenticating Bank’s signature performed by:

Date: Time: a.m./p.m.

Addl Info.

Exhibit 3
Letter of Intent
July 19, 2007
Pursuant to the agreement reached between Ameren Energy Marketing Company (AEM) and the Illinois Attorney General (Attorney General), AEM has offered to sell to Central Illinois Light Company, Central Illinois Public Service Company, and Illinois Power Company (collectively the Ameren Illinois Utilities) multi-year financial swap contracts per the attached Indicative Proposal which was sent to the Attorney General on July 17, 2007. AEM and each of the Ameren Illinois Utilities (collectively “Parties”) hereby enter into this Letter of Intent (LOI) and commit to execute binding Confirmations based on the terms and conditions of the attached Indicative Proposal. A sample Confirmation, which is substantially in the form that will be executed by the parties, is also attached to this LOI. This LOI does not change, modify, or amend any of the terms and conditions in the attached Indicative Proposal, including language and calculations related to the final determination of price.
The Parties agree that this LOI is contingent upon the passage of legislation in the form attached to the letter to be sent by the Parties and others to the Leaders of the Illinois General Assembly and to the Attorney General. If such Illinois legislation does not become law, the Parties agree that this LOI will become null and void.

CENTRAL ILLINOIS LIGHT COMPANY d/b/a AmerenCILCO		ILLINOIS POWER COMPANY d/b/a AmerenIP

By:	/s/ Scott A. Cisel	By:	/s/ Scott A. Cisel
	Name: Scott A. Cisel		Name: Scott A. Cisel
	Title: President and CEO		Title: President and CEO
Date: 7/19/07		Date: 7/19/07

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY d/b/a AmerenCIPS		AMEREN ENERGY MARKETING COMPANY

By:	/s/ Scott A. Cisel	By:	/s/ Andrew M. Serri
	Name: Scott A. Cisel		Name: Andrew M. Serri
	Title: President and CEO		Title: President
Date: 7/19/07		Date: 7/19/07

Indicative Proposal

Date:	July 17, 2007

Purpose:	This Proposal outlines the general commercial terms and conditions under which Ameren Energy Marketing (“AEM”) proposes a fixed for floating energy swap at the Ameren Illinois Utilities’ load zone with the Ameren Illinois Utilities.

Acceptance:	This proposal by AEM is not intended to create a binding offer or contract for the sale of energy. The terms and conditions outlined herein are subject to negotiation, approval by our respective managements, and incorporation into a definitive agreement with each of the Ameren Illinois Utilities (“Agreement”)

Buyer:	Ameren Illinois Utilities (With each utility being a “Buyer”)

Seller:	Ameren Energy Marketing (or “Seller”)

Product:	Financial swap

Quantity:	400MW/hour beginning 6/1/2008; 800MW/hour beginning 6/1/2009; l000MW/hour beginning 6/1/2010 through 12/31/2012 (All quantities are for the Ameren Illinois Utilities in total, and not applicable to each utility separately.)

Price: *	Term $/MWh**
June 1, 2008 to Dec 31, 2008 Jan. 1, 2009 to Dec 31, 2009 Jan. 1, 2010 to Dec 31, 2010 Jan. 1, 2011 to Dec 31, 2011 Jan. 1, 2012 to Dec 31, 2012

Settlement:	Financial real-time settle

*	Prices as of July 13, 2007. The price for each of the periods set forth above will be calculated as the weighted average of the closing on- and off-peak CinHub prices on the execution date of the contract, adjusted for the basis between CinHub and the Illinois Load Zone. Where:

The CinHub on-peak price will be the simple average of the annual or monthly on-peak prices as reported by ICAP, Amerex, and NYMEX. The ICAP on-peak price is the simple average of the bid and ask prices as published by ICAP in their Cash sheets. The Amerex on-peak price is the simple average of the bid and ask prices as published by Amerex in their End of the Day report. The NYMEX on-peak price is the settlement price as set out on the NYMEX web site for the product Cinergy Hub Peak Calendar-Month LMP Swap Contract. If at least two of those three sources publish a price for a given strip on the execution date of the contract, the averages of the published prices will be used for that strip. If less than two of those sources publish a price for a given strip on the execution date of the contract, the prior year’s price for that strip will be escalated by to set the price for the subject year’s strip.
The CinHub off-peak price will be the average of the bid and ask annual or monthly off-peak prices reported by ICAP, Amerex, and NYMEX. If at least two of those three sources publish a price for a given strip on the execution date of the contract, the averages of the published prices will be used for that strip. If less than two of those sources publish a price for a given strip on the execution date of the contract, the prior year’s price for that strip will be escalated by to set the price for the subject year’s strip.
The basis adjustment between CinHub and the Illinois Load Zone will be the ratio of the weighted average CILCO, CIPS, and IP load zone real-time locational marginal prices (LMPs) for the twelve month period ended May 31, 2007 to the average CinHub realtime LMP for the same twelve-month period. The CILCO, CIPS, and IP load zone LMPs will be weighted by load.
** Prices for each period will be set on the date on which the corresponding legislation is enacted into law, but no later than              . The market based prices will be calculated based on the above criteria and within the $/MWh limits stated above for each period. If legislation is enacted into law after                                         , then new market prices will be set when the legislation is enacted.

Special Conditions:	1) The agreed upon energy price once agreed to by both parties cannot be renegotiated after the execution of this transaction, regardless of market conditions, except as provided in paragraph 2 below.

2) The Parties agree that if any one of the following events occurs during the term of this Agreement the Parties will meet as soon as practicable, but no later than 30 days after the date such event occurs, to identify and discuss its effect on the terms and conditions of, and prices for, service under this Agreement: a) a state tax on electric generation; b) a state or federal tax on and/or regulation of greenhouse gas emissions (e.g, a carbon tax); or c) if the State of Illinois enacts a law which eliminates retail electric supplier choice for the residential and small commercial customers of the Ameren Illinois utilities. The Parties further agree that if any one of these events occurs, the Parties will negotiate to determine in a commercially reasonable manner whether the affected terms, conditions and prices can be revised so as to preserve the economic benefits of this Agreement for both Parties and to revise the Agreement accordingly. In the event the Parties are not able to agree on such revisions, the Seller may terminate this Agreement by written notice to the other Party no earlier than 60 days and no later than 90 days after such event occurs, with the termination being effective when notice is given.
This Proposal is not and does not purport to be complete and all inclusive of the terms of the proposed transaction described herein. Any pricing information in this Proposal should be regarded as indicative, preliminary and for illustrative purposes only. This Proposal does not and is not intended to create a binding and enforceable contract between the parties or a duty on the part of either party to negotiate in good faith toward a binding contract, and may not be relied upon by any party as the basis for a contract by estoppel or otherwise, but rather evidences a nonbinding expression of understanding to endeavor, without obligation, to negotiate a mutually agreeable definitive agreement, which definitive agreement, if any, would require review and approval by, among others, legal, credit and management at Ameren Energy Marketing.

(SAMPLE)
Prepared On: July           , 2007

TO:	Jim Blessing	FROM:	Carla Derrick
	Central Illinois Light Company d/b/a AmerenCILCO	Ameren Energy Marketing Company
PHONE:	(314) 554-2972	PHONE:	(314) 554-2421
FAX:	(314) 554-4679	FAX:	(314) 613-9030
ISDA MASTER AGREEMENT
CONFIRMATION LETTER
This Confirmation Letter will confirm the agreement reached on July                , 2007 between Ameren Energy Marketing Company (AEM) and Central Illinois Light Company d/b/a Ameren CILCO (CILCO), regarding the transaction below under the terms and conditions of the International Swap Dealers Association, Inc. Master Agreement entered into between AEM and CILCO dated July                , 2007. The terms of this Confirmation Letter are as follows:

Transaction No:	807164

Underlying Commodity:	Electricity

Fixed Price Payer (Buyer):	CILCO

Floating Price Payer (Seller):	AEM

Floating Price Structure:	The average MISOIRT LMP Price for each settlement month for the Ameren Illinois Utilities Load Zone

Term:	January 1, 2009 through and including December 31, 2009

Product:	Financial Swap

Fixed Price/MWh:	TERM	$/MWH
	Jan 1, 2009 to Dec 31, 2009	To Be Determined

Hourly Quantity:	The Hourly Quantity shall be as listed below for the entire settlement period including the Hour Ending (“HE”) 0100 through HE 2400 Central Prevailing Time (“CPT”) Sunday through Saturday including NERC Holidays.

	TERM	MW/HOUR
	Jan 1, 2009 to Dec. 31, 2009	50

Total Quantity:	TERM	MWH’s
	Jan 1, 2009 to Dec. 31, 2009	438,000

Settlement:	Financial settlement month for each calendar month of the term. Each settlement month the parties agree to financially settle the difference between the agreed fixed price and the floating price. If the floating price exceeds the agreed fixed price outlined in this confirm, the floating price payer will pay the fixed price payer the difference or if the floating price is less than the agreed fixed price, the fixed price payer will pay the difference.

(SAMPLE)

Payment Due Date:	Ten (10) Business Days following receipt of the notice of settlement requirements via wire transfer. Notice of settlement requirements is required two (2) business days following final approval of the MISO RT expost LMPs for the given settlement month
Special Conditions:
1)	The agreed upon energy price once agreed to by both parties cannot be renegotiated after the execution of this transaction, regardless of market conditions, except as provided in paragraph 2 below.

2)	The Parties agree that if any one of the following events occurs during the term of this Agreement the Parties will meet as soon as practicable, but no later than 30 days after the date such event occurs, to identify and discuss its effect on the terms and conditions of, and prices for, service under this Agreement: a) a state tax on electric generation; b) a state or federal tax on and/or regulation of greenhouse gas emissions (e.g, a carbon tax); or c) if the State of Illinoistenacts a law which eliminates retail electric supplier choice for the residential and small commercial customers of the Ameren Illinois utilities. The Parties further agree that if any one of these events occurs, the Parties will negotiate to determine in a commercially reasonable manner whether the affected terms, conditions and prices can be revised so as to preserve the economic benefits of this Agreement for both Parties and to revise the Agreement accordingly. In the event the Parties are not able to agree on such revisions the Seller may terminate this Agreement by written notice to the other Party no earlier than 60 days and no later than 90 days after such event occurs, with the termination being effective when notice is given.
Please confirm that the terms stated herein accurately reflect the agreement teached on July                , 2007 between you and AEM by returning an executed copy of this letter by facsimile to AEM at (314) 613-9030. Your response should reflect the appropriate party in your organization who has the authority to enter into this transaction. Failure to object to any or all terms in this Transaction Agreement or to respond within two (2) business days from the date first stated above shall be deemed acceptance of all terms and conditions as stated in this Transaction Agreement.
If you have any questions, please contact Carla Derrick at (314) 554-2421.

CENTRAL ILLINOIS LIGHT COMPANY d/b/a AmerenCILCO			AMEREN ENERGY MARKETING COMPANY

By:			By:

	Name:	Craig D. Nelson		Name:	Andrew M. Serri
	Title:	Vice President, Power Supply Acquisition		Title:	President

(Multicurrency—Cross Border)
ISDA
International Swap Dealers Association, Inc.
SCHEDULE
to the
MASTER AGREEMENT
dated as of July 19, 2007
between

Ameren Energy Marketing Company (“Party A”)	and	Central Illinois Light Company d/b/a AmerenCILCO (“Party B”)
Part 1. Termination Provisions.
(a)	“Specified Entity” means in relation to Party A for the purpose of:

Section 5(a)(v):	Not Applicable
Section 5(a)(vi):	Not Applicable
Section 5(a)(vii):	Not Applicable
Section 5(b)(iv):	Not Applicable

and in relation to Party B for the purpose of:

Section 5(a)(v):	Not Applicable
Section 5(a)(vi):	Not Applicable
Section 5(a)(vii):	Not Applicable
Section 5(b)(iv):	Not Applicable
(b)	“Specified Transaction” will have the meaning specified in Section 14 of this Agreement.

(c)	The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A and to Party B.

If such provisions apply:

“Specified Indebtedness” will have the meaning specified in Section 14 of this Agreement.

“Threshold Amount”	means $50,000,000 with respect to Party A
means $50,000,000 with respect to Party B
(d)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) of this Agreement will apply to Party A and to Party B.

(e)	The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f)	Payments on Early Termination. For the purpose of Section 6(e) of this agreement:
(i)	Loss will apply

(ii)	The Second Method will apply.
(g)	“Termination Currency” means United States Dollars.

The “Additional Termination Event” will not apply.
Part 2. Tax Representations.
(a)	Payer Tax Representations. For the purposes of Section 3(e) of this Agreement, each, Party A and Party B will make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on:
(i)	the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement;

(ii)	the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and

(iii)	the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.
(b)	Payee Tax Representations. For the purposes of Section 3(f) of this Agreement, Party A and Party B make the following representations:

Party A: Party A is a corporation organized under the laws of the State of Illinois and is not a foreign corporation for United States tax purposes.

Party B: Party B is a corporation organized under the laws of the State of Illinois and is not a foreign corporation for United States tax purposes.

Part 3. Agreement to Deliver Documents.
For the purpose of Section 4(a) (i) and (ii), of this agreement each party agrees to deliver the following documents, as applicable:
(a)	Tax forms, documents or certificates to be delivered are:

Party required to deliver
document	Form/Document/Certificate	Date by which to be delivered
Party A and Party B	An executed United States Internal Revenue Service Form W-9 (or any successor thereto).	Upon request of the other party
(b)	Other documents to be delivered are:

		Date by which to be	Covered by Section
Party required to deliver	Form/Document/Certificate	delivered	3(d) Representation
Party A and Party B	Copy of its most recent, publicly available quarterly and annual reports containing audited financial statements, prepared in accordance with the generally accepted accounting principles in the country in which the party is organized	If reports and financial statements are available publicly or on a Party’s website, hard copies will be provided only upon reasonable demand of the other party.	Yes

Party A and Party B	A secretary’s certificate, including resolutions authorizing the party to enter into derivatives transactions of the type contemplated by the parties, to execute this Agreement, each Confirmation and any Credit Support Document (if applicable), and to perform its obligations hereunder and thereunder.	Upon request of the other party	Yes

Part 4. Miscellaneous.
(a)	Addresses for Notices. For the purpose of Section 12(a):

Ameren Energy Marketing Company		Central Illinois Light Company d/b/a
(“Party A”)		AmerenCILCO (“Party B”)

All Notices:		All Notices:
Street: 1901 Chouteau Ave., MC-950 City: St. Louis, MO Zip: 63103		Street: 1901 Chouteau Ave., MC-1450 City: St. Louis, MO Zip: 63103
Attn:	Contract Administration	Attn:	Contract Administration
	Daphyne Bradley		Jim Blessing
Phone:	(314) 613-9413	Phone:	(314) 554-2972
Facsimile:	(314) 613-9015	Facsimile:	(314) 554-4679
Duns:	15-791-2432	Duns:	00-693-6017
Federal Tax ID Number: 37-1395583		Federal Tax ID Number: 37-0211380

Invoices:		Invoices:
Attn:	Greg Weiss	Attn:	Jim Blessing
Phone:	(314) 613-9477	Phone:	(314) 554-2972
Facsimile:	(314) 206-1387	Facsimile:	(314) 554-4679

Payments:		Payments:
Attn:	Don Hollingsworth	Attn:	Sam Cassmeyer
Phone:	(314) 554-2838	Phone:	(314) 554-4287
Facsimile:	(314) 554-2401	Facsimile:	(314) 554-6328

Wire Transfer:		Wire Transfer:
BNK:	JP Morgan Chase Bank	BNK: US Bank
ABA:	021000021	ABA: 042000013
ACCT:	716492285	ACCT: 130103018052

Credit and Collections:		Credit and Collections:
Attn:	Danielle Garrett	Attn:	Amanda Kenly
Phone:	(314) 613-9175	Phone:	(417) 725-0905
Facsimile:	(314) 554-6328	Facsimile:	(314) 641-2089

Confirmations:		Confirmations:
Attn:	Carla Derrick	Attn:	Jim Blessing
Phone:	(314) 554-2421	Phone:	(314) 554-2972
Facsimile:	(314) 613-9030	Facsimile:	(314) 554-4679

With additional Notices of an Event of		With additional Notices of an Event of
Default or Potential Event of Default to:		Default or Potential Event of Default to:
Attn:	President	Attn:	President & CEO
Phone:	(314) 613-9136	Phone:	(309) 677-5220
Facsimile:	(314) 613-9073	Facsimile:	(309) 677-5016

(b)	Process Agent. For the purpose of Section 13(c):
Party A appoints as its Process Agent: Not applicable

Party B appoints as its Process Agent: Not applicable
(c)	Offices.

With respect to Parry A, the provisions of Section 10(a) will apply to this Agreement.

With respect to Party B, the provisions of Section 10(a) will apply to this Agreement.
(d)	Multibranch Party. For the purpose of Section 10(c):
Party A is not a Multibranch Party.

Party B is not a Multibranch Party.
(e)	Calculation Agent. Calculation Agent will have the meaning specified in the 1993 ISDA Commodity Derivatives Definitions. The Calculation Agent is Party A unless otherwise specified in a Confirmation in relation to the relevant Transaction; provided, however, if Party A is the Defaulting Party, the Calculation Agent shall be Party B (or any designated third party mutually agreed to by the parties) until such time as Party A is no longer a Defaulting Party. All calculations made by the Calculation Agent may be independently confirmed by the other party at its sole discretion. In the event that the Parties’ initial calculations are inconsistent and the amount owed disputed, the undisputed amount will be used to determine payment obligations and, if then due, paid by the relevant party. The parties shall endeavor to resolve any such dispute in good faith. If the parties are unable to resolve such dispute within a commercially reasonable time, the parties shall mutually select a dealer in the applicable commodity to act as Calculation Agent with respect to the issue in dispute. The failure of Party A to perform its obligations as Calculation Agent hereunder shall not be construed as an Event of Default or Termination Event.

(f)	“Credit Support Document”

In the case of Party A: none

In the case of Party B: none

Notwithstanding the foregoing, the parties agree that in the event Party A is no longer an Affiliate of Party B, or in the event that Ameren Energy Generating Company or AmerenEnergy Resources Generating Company are no longer 100% owned by Ameren Corporation or its subsidiaries, or in the event Electric Energy, Inc. is no longer 80% owned by Ameren Corporation or its subsidiaries the parties will meet to discuss the appropriate terms of a Credit Support Document, if any, to be entered into between the parties.

(g)	Credit Support Provider. Credit Support Provider means:
In relation to Party A: Not applicable.

In relation to Party B: Not applicable.
(h)	Governing Law. This Agreement, each Credit Support Document and each Confirmation will be governed by and construed in accordance with the laws of the State of New York, without reference to its choice of law doctrine.

(i)	Netting of Payments. Subparagraph (ii) of Section 2(c) will not apply to any Transaction unless specified in the relevant Confirmation.

(j)	“Affiliate” has the meaning specified in Section 14 of this Agreement.
Part 5. Other Provisions.
(a)	Set-Off. The parties agree to amend Section 6 by adding a new Section 6(f) as follows:

Set-Off. Without affecting the provisions of this Agreement requiring the calculation of certain net payment amounts, all payments under this Agreement will be made without set-off or counterclaim; provided, however, that upon the designation of any Early Termination Date, in addition to and not in limitation of any other right or remedy (including right to set off, counterclaim or otherwise withhold payment or any recourse to any Credit Support Document) under applicable law, the Non-defaulting Party or non-Affected Party (in either case, “X”) may without prior notice to any person set off any sum or obligation (whether or not arising under this Agreement and whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by or owed to the Defaulting Party or Affected Party (in either case, “Y”) to or from X against any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by or owed to X to or from Y, and to the extent any such amounts are so set off, those amounts will be discharged promptly in all respects.

For purposes of this Section, X may convert any payment obligation or amount to be set-off hereunder from one currency to another by using a rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

If an obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

Nothing in this Set-Off provision shall be effective to create a charge or other security interest. This Set-Off provision shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).”

(b)	Jurisdiction. Sections 13(b) is hereby replaced with the following:

With respect to any action, suit or proceedings relating to this Agreement (“Proceedings”), each party irrevocably: (i) submits to the exclusive jurisdiction of the courts of the State of Illinois and the United States District Court located in the Northern District of Illinois, and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have jurisdiction over such party. Nothing in the Agreement precludes either party from bringing Proceedings in any other jurisdiction in order to enforce any judgment obtained in any Proceedings referred to in the preceding sentence, nor will the bringing of such enforcement Proceedings in any one or more jurisdictions preclude the bringing of enforcement Proceedings in any other jurisdiction.

(c)	Waiver of Jury Trial. Section 13 of this Agreement is hereby amended by adding the following as a new Section 13(e) to this Agreement:

WAIVER OF JURY TRIAL. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY CREDIT SUPPORT DOCUMENT. EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY OR ANY CREDIT SUPPORT PROVIDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH A SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND PROVIDE FOR ANY CREDIT SUPPORT DOCUMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
IN WITNESS WHEREOF, the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

AMEREN ENERGY MARKETING COMPANY (“Party A”)			CENTRAL ILLINOIS LIGHT COMPANY d/b/a AmerenCILCO (“Party B”)

By:	/s/ Andrew M. Serri		By:	/s/ Scott A. Cisel

	Name:	Andrew M. Serri		Name:	Scott A. Cisel
	Title:	President		Title:	President & CEO
	Date:	7/19/07		Date:	7/19/07

(Multicurrency—Cross Border)
International Swap Dealers Association, Inc.
MASTER AGREEMENT
dated as of July 19, 2007
between

AMEREN ENERGY MARKETING COMPANY (“Party A”)	and	CENTRAL ILLINOIS LIGHT COMPANY d/b/a AmerenCILCO (“Party B”)
have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.
Accordingly, the parties agree as follows:—
1. Interpretation
(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.
(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.
(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.
2. Obligations
(a) General Conditions.
(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.
(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant

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obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.
(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.
(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.
(c) Netting. If on any date amounts would otherwise be payable:—
(i) in the same currency; and
(ii) in respect of the same Transaction,
by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.
The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.
(d) Deduction or Withholding for Tax.
(i) Gross—Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will:—
(1) promptly notify the other party (“Y”) of such requirement;
(2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;
(3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and
(4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to

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ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:—
(A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or
(B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.
(ii) Liability. If:—
(1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);
(2) X does not so deduct or withhold; and
(3) a liability resulting from such Tax is assessed directly against X, then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).
(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.
3. Representations
Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:—
(a) Basic Representations.
(i) Status. It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;
(ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorize such execution, delivery and performance;

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(iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;
(iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and
(v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).
(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.
(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.
(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.
(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.
(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.
4. Agreements
Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:—
(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government a taxing authority as the other party reasonably directs:—
(i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;
(ii) any other documents specified in the Schedule or any Confirmation; and
(iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in

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receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.
(b) Maintain Authorizations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.
(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.
(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.
(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organized, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.
5. Events of Default and Termination Events
(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party:—
(i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;
(ii) Breach of Agreement . Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;
(iii) Credit Support Default.
(1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;
(2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

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(3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;
(iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;
(v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);
(vi) Cross Default. If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);
(vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:—
(1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its liability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with

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respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or
(viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:—
(1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or
(2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.
(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:—
(i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):—
(1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or
(2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;
(ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a Substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));
(iii) Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay

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an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);
(iv) Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or Transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or
(v) Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).
(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.
6. Early Termination
(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days’ notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(l), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).
(b) Right to Terminate Following Termination Event.
(i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.
(ii) Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(l) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.
If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

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Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into Transactions with the transferee on the terms proposed.
(iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(l) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.
(iv) Right to Terminate. If:—
(1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or
(2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.
(c) Effect of Designation.
(i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.
(ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).
(d) Calculations.
(i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.
(ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under

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applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.
(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties’ election in the Schedule of a payment measure, either “Market Quotation” or “Loss”, and a payment method, either the “First Method” or the “Second Method”. If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.
(i) Events of Default. If the Early Termination Date results from an Event of Default:—
(1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.
(2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party’s Loss in respect of this Agreement.
(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.
(4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party’s Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting
Party.
(ii) Termination Events. If the Early Termination Date results from a Termination Event:—
(1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.
(2) Two Affected Parties. If there are two Affected Parties:—
(A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the

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lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and
(B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower Loss (“Y”).
If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.
(iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).
(iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.
7.  Transfer
Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:—
(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and
(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).
Any purported transfer that is not in compliance with this Section will be void.
8.  Contractual Currency
(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

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(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.
(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.
(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.
9. Miscellaneous
(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.
(b) Amendments No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.
(c) Survival of Obligations Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.
(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.
(e) Counterparts and Confirmations
(i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.
(ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through

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another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.
(f) No Waiver of Rights A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.
(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.
10. Offices; Multibranch Parties
(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organization of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.
(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.
(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.
11. Expenses
A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.
12. Notices
(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:—
(i) if in writing and delivered in person or by courier, on the date it is delivered;
(ii) if sent by telex, on the date the recipient’s answerback is received;
(iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);
(iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or
(v) if sent by electronic messaging system, on the date that electronic message is received,

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unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.
(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.
13. Governing Law and Jurisdiction
(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.
(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:—
(i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and
(ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.
Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.
(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.
(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.
14. Definitions
As used in this Agreement:—
“Additional Termination Event” has the meaning specified in Section 5(b).
“Affected Party” has the meaning specified in Section 5(b).

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“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.
“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.
“Applicable Rate” means:—
(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;
(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;
(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and
(d) in all other cases, the Termination Rate.
“Burdened Party” has the meaning specified in Section 5(b).
“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.
“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.
“Credit Event Upon Merger” has the meaning specified in Section 5(b).
“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.
“Credit Support Provider” has the meaning specified in the Schedule.
“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.
“Defaulting Party” has the meaning specified in Section 6(a).
“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv). “Illegality” has the meaning specified in Section 5(b).
“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.
“Illegality” has the meaning specified in Section 5(b).
“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

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“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful”and “unlawful” will be construed accordingly.
“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.
“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(c)(ii)(2)(A) applies. Loss does not include a party’s legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.
“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request Each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation

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has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.
“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.
“Non-defaulting Party” has the meaning specified in Section 6(a).
“Office” means a branch or office of a party, which may be such party’s head or home office.
“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.
“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.
“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organized, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.
“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.
“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.
“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of:—
(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and
(b) such party’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.
“Specified Entity” has the meaning specified in the Schedule.
“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.
“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including

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any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.
“Stamp Tax” means any stamp, registration, documentation or similar tax.
“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.
“Tax Event” has the meaning specified in Section 5(b).
“Tax Event Upon Merger” has the meaning specified in Section 5(b).
“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).
“Termination Currency” has the meaning specified in the Schedule.
“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.
“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.
“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.
“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency, of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each

18

party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.
IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

AMEREN ENERGY MARKETING			CENTRAL ILLINOIS LIGHT COMPANY
COMPANY			d/b/a AmerenCILCO
(“Party A”)			(“Party B”)

By:	/s/ Andrew M. Serri		By:	/s/ Scott A. Cisel
	Name:	Andrew M. Serri		Name:	Scott A. Cisel
	Title:	President		Title:	President & CEO
	Date:	7/19/07		Date:	7/19/07

19

(Multicurrency—Cross Border)
ISDA
International Swap Dealers Association, Inc.
SCHEDULE
to the
MASTER AGREEMENT
dated as of July 19, 2007
between

Ameren Energy Marketing Company (“Party A”)	and	Central Illinois Public Service Company d/b/a AmerenCIPS (“Party B”)
Part 1. Termination Provisions.
(a)	“Specified Entity” means in relation to Party A for the purpose of:

Section 5(a)(v):	Not Applicable
Section 5(a)(vi):	Not Applicable
Section 5(a)(vii):	Not Applicable
Section 5(b)(iv):	Not Applicable
and in relation to Party B for the purpose of:

Section 5(a)(v):	Not Applicable
Section 5(a)(vi):	Not Applicable
Section 5(a)(vii):	Not Applicable
Section 5(b)(iv):	Not Applicable
(b)	“Specified Transaction” will have the meaning specified in Section 14 of this Agreement.

(c)	The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A and to Party B.

If such provisions apply:

“Specified Indebtedness” will have the meaning specified in Section 14 of this Agreement.

“Threshold Amount” means $50,000,000 with respect to Party A means $50,000,000 with respect to Party B
(d)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) of this Agreement will apply to Party A and to Party B.

(e)	The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f)	Payments on Early Termination. For the purpose of Section 6(e) of this agreement;
(i)	Loss will apply

(ii)	The Second Method will apply.
(g)	“Termination Currency” means United States Dollars.

The “Additional Termination Event” will not apply.
Part 2. Tax Representations.
(a)	Payer Tax Representations. For the purposes of Section 3(e) of this Agreement, each, Party A and Party B will make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on:
(i)	the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement;

(ii)	the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and

(iii)	the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.
(b)	Payee Tax Representations. For the purposes of Section 3(f) of this Agreement, Party A and Party B make the following representations:

Party A: Party A is a corporation organized under the laws of the State of Illinois and is not a foreign corporation for United States tax purposes.

Party B: Party B is a corporation organized under the laws of the State of Illinois and is not a foreign corporation for United States tax purposes.

Part 3. Agreement to Deliver Documents.
For the purpose of Section 4(a) (i) and (ii), of this agreement each party agrees to deliver the following documents, as applicable:
     (a) Tax forms, documents or certificates to be delivered are:

Party required to
deliver document	Form/Document/Certificate	Date by which to be delivered

Party A and Party B	An executed United States Internal Revenue Service Form W-9 (or any successor thereto).	Upon request of the other party
     (b) Other documents to be delivered are:

Covered by Section
Party required to deliver	Form/Document/Certificate	Date by which to be delivered	3(d) Representation

Party A and Party B	Copy of its most recent, publicly available quarterly and annual reports containing audited financial statements, prepared in accordance with the generally accepted accounting principles in the country in which the party is organized	If reports and financial statements are available publicly or on a Party’s website, hard copies will be provided only upon reasonable demand of the other party.	Yes

Party A and Party B	A secretary’s certificate, including resolutions authorizing the party to enter into derivatives transactions of the type contemplated by the parties, to execute this Agreement, each Confirmation and any Credit Support Document (if applicable), and to perform its obligations hereunder and there under.	Upon request of the other party	Yes

Part4. Miscellaneous.
(a)	Addresses for Notices. For the purpose of Section 12(a):

Ameren Energy Marketing Company	Central Illinois Public Service Company
(“Party A”)	d/b/a AmerenCIPS
(“Party B”)
All Notices:	All Notices:

Street: 1901 Chouteau Ave., MC – 950	Street: 1901 Chouteau Ave., MC – 1450
City: St. Louis, MO Zip: 63103	City: St. Louis, MO Zip: 63103
Attn: Contract Administration	Attn: Contract Administration
Daphyne Bradley	Jim Blessing
Phone: (314)613-9413	Phone: (314)554-2972
Facsimile: (314) 613-9015	Facsimile: (314) 554-4679
Duns: 15-791-2432	Duns: 00-693-6017
Federal Tax ID Number: 37-1395583	Federal Tax ID Number: 37-0211380

Invoices:	Invoices:
Attn: Greg Weiss	Attn: Jim Blessing
Phone: (314)613-9477	Phone: (314)554-2972
Facsimile: (314) 206-1387	Facsimile: (314)554-4679

Payments:	Payments:
Attn: Don Hollingsworth	Attn: Sam Cassmeyer
Phone: (314)554-2838	Phone: (314)554-4287
Facsimile: (314) 554-2401	Facsimile: (314) 554-6328

Wire Transfer:	Wire Transfer:
BNK: JP Morgan Chase Bank	BNK: US Bank
ABA: 021000021	ABA: 042000013
ACCT: 716492285	ACCT: 130103018052

Credit and Collections:	Credit and Collections:
Attn: Danielle Garrett	Attn: Amanda Kenly
Phone: (314)613-9175	Phone: (417)725-0905
Facsimile: (314) 554-6328	Facsimile: (314) 641-2089

Confirmations:	Confirmations:
Attn: Carla Derrick	Attn: Jim Blessing
Phone: (314)554-2421	Phone: (314)554-2972
Facsimile: (314) 613-9030	Facsimile: (314) 554-4679

With additional Notices of an Event of	With additional Notices of an Event of Default
Default or Potential Event of Default to:	or Potential Event of Default to:
Attn: President	Attn: President & CEO
Phone: (314)613-9136	Phone: (309) 677-5220
Facsimile: (314) 613-9073	Facsimile: (309) 677-5016

(b)	Process Agent. For the purpose of Section 13(c):
Party A appoints as its Process Agent: Not applicable
Party B appoints as its Process Agent: Not applicable
(c)	Offices.
With respect to Party A, the provisions of Section 10(a) will apply to this Agreement.
With respect to Party B, the provisions of Section 10(a) will apply to this Agreement.
(d)	Multibranch Party. For the purpose of Section 10(c):
Party A is not a Multibranch Party.
Party B is not a Multibranch Party.
(e)	Calculation Agent. Calculation Agent will have the meaning specified in the 1993 ISDA Commodity Derivatives Definitions. The Calculation Agent is Party A unless otherwise specified in a Confirmation in relation to the relevant Transaction; provided, however, if Party A is the Defaulting Party, the Calculation Agent shall be Party B (or any designated third party mutually agreed to by the parties) until such time as Party A is no longer a Defaulting Party. All calculations made by the Calculation Agent may be independently confirmed by the other party at its sole discretion. In the event that the Parties’ initial calculations are inconsistent and the amount owed disputed, the undisputed amount will be used to determine payment obligations and, if then due, paid by the relevant party. The parties shall endeavor to resolve any such dispute in good faith. If the parties are unable to resolve such dispute within a commercially reasonable time, the parties shall mutually select a dealer in the applicable commodity to act as Calculation Agent with respect to the issue in dispute. The failure of Party A to perform its obligations as Calculation Agent hereunder shall not be construed as an Event of Default or Termination Event.

(f)	“Credit Support Document”

In the case of Party A: none

In the case of Party B: none

Notwithstanding the foregoing, the parties agree that in the event Party A is no longer an Affiliate of Party B, or in the event that Ameren Energy Generating Company or AmerenEnergy Resources Generating Company are no longer 100% owned by Ameren Corporation or its subsidiaries, or in the event Electric Energy, Inc. is no longer 80% owned by Ameren Corporation or its subsidiaries the parties will meet to discuss the appropriate terms of a Credit Support Document, if any, to be entered into between the parties.

(g)	Credit Support Provider. Credit Support Provider means:
In relation to Party A: Not applicable.

In relation to Party B: Not applicable.
(h)	Governing Law. This Agreement, each Credit Support Document and each Confirmation will be governed by and construed in accordance with the laws of the State of New York, without reference to its choice of law doctrine.

(i)	Netting of Payments. Subparagraph (ii) of Section 2(c) will not apply to any Transaction unless specified in the relevant Confirmation.

(j)	“Affiliate” has the meaning specified in Section 14 of this Agreement.
Part 5. Other Provisions.
(a)	Set-Off. The parties agree to amend Section 6 by adding a new Section 6(f) as follows:

Set-Off. Without affecting the provisions of this Agreement requiring the calculation of certain net payment amounts, all payments under this Agreement will be made without set-off or counterclaim; provided, however, that upon the designation of any Early Termination Date, in addition to and not in limitation of any other right or remedy (including right to set off, counterclaim or otherwise withhold payment or any recourse to any Credit Support Document) under applicable law, the Non-defaulting Party or non-Affected Party (in either case, “X”) may without prior notice to any person set off any sum or obligation (whether or not arising under this Agreement and whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by or owed to the Defaulting Party or Affected Party (in either case, “Y”) to or from X against any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by or owed to X to or from Y, and to the extent any such amounts are so set off, those amounts will be discharged promptly in all respects.

For purposes of this Section, X may convert any payment obligation or amount to be set-off hereunder from one currency to another by using a rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

If an obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

Nothing in this Set-Off provision shall be effective to create a charge or other security interest. This Set-Off provision shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).”

(b)	Jurisdiction. Sections 13(b) is hereby replaced with the following:

With respect to any action, suit or proceedings relating to this Agreement (“Proceedings”), each party irrevocably: (i) submits to the exclusive jurisdiction of the courts of the State of Illinois and the United States District Court located in the Northern District of Illinois, and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have jurisdiction over such party. Nothing in the Agreement precludes either party from bringing Proceedings in any other jurisdiction in order to enforce any judgment obtained in any Proceedings referred to in the preceding sentence, nor will the bringing of such enforcement Proceedings in any one or more jurisdictions preclude the bringing of enforcement Proceedings in any other jurisdiction.
(c)	Waiver of Jury Trial. Section 13 of this Agreement is hereby amended by adding the following as a new Section 13(e) to this Agreement:

WAIVER OF JURY TRIAL. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY CREDIT SUPPORT DOCUMENT. EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY OR ANY CREDIT SUPPORT PROVIDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH A SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND PROVIDE FOR ANY CREDIT SUPPORT DOCUMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
IN WITNESS WHEREOF, the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

AMEREN ENERGY MARKETING COMPANY		CENTRAL ILLINOIS PUBLIC SERVICE
	(“Party A”)	COMPANY d/b/a AmerenCIPS
(“Party B”)

By:	/s/ Andrew M. Serri	By:	/s/ Scott A. Cisel

	Name: Andrew M. Serri Title: President Date: 7/19/07		Name: Scott A. Cisel Title: President & CEO Date: 7/19/07

(Multicurrency—Cross Border)
International Swap Dealers Association, Inc.
MASTER AGREEMENT
dated as of July 19,2007
between

AMEREN ENERGY MARKETING COMPANY (“Party A”)	and	CENTRAL ILLINOIS PUBLIC SERVICE COMPANY d/b/a AmerenCIPS (“Party B”)
have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.
Accordingly, the parties agree as follows:—
1. Interpretation
(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.
(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.
(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.
2. Obligations
(a) General Conditions.
(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.
(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the

1

required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.
(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.
(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.
(c) Netting. If on any date amounts would otherwise be payable:—
(i) in the same currency; and
(ii) in respect of the same Transaction,
by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.
The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.
(d) Deduction or Withholding for Tax.
(i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will:—
(1) promptly notify the other party (“Y”) of such requirement;
(2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;
(3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

2

(4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:—
(A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or
(B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.
(ii) Liability. If:—
(1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);
(2) X does not so deduct or withhold; and
(3) a liability resulting from such Tax is assessed directly against X, then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).
(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.
3. Representations
Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:—
(a) Basic Representations.
(i) Status. It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;
(ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document

3

to which it is a party and has taken all necessary action to authorize such execution, delivery and performance;
(iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;
(iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and
(v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).
(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.
(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.
(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.
(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.
(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.
4. Agreements
Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:—
(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:—
(i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;
(ii) any other documents specified in the Schedule or any Confirmation; and
(iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document

4

without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.
(b) Maintain Authorizations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.
(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.
(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.
(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organized, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.
5. Events of Default and Termination Events
(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party:—
(i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;
(ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;
(iii) Credit Support Default.
(1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;
(2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the

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satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or
(3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;
(iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;
(v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);
(vi) Cross Default. If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);
(vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:—
(1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other

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legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or
(viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:—
(1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or
(2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.
(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:—
(i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):—
(1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or
(2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;
(ii) Tax Event Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a Substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Identifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or an account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));
(iii) Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an

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Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);
(iv) Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or Transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or
(v) Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).
(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.
6. Early Termination
(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days’ notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).
(b) Right to Terminate Following Termination Event.
(i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.
(ii) Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

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If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into Transactions with the transferee on the terms proposed.
(iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.
(iv) Right to Terminate. If:—
(1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or
(2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.
(c)	Effect of Designation.
(i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.
(ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).
(d)	Calculations.
(i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.
(ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the

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case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.
(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties’ election in the Schedule of a payment measure, either “Market Quotation” or “Loss”, and a payment method, either the “First Method” or the “Second Method”. If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.
(i)	Events of Default. If the Early Termination Date results from an Event of Default:—
(1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.
(2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party’s Loss in respect of this Agreement.
(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.
(4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party’s Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.
(ii)	Termination Events If the Early Termination Date results from a Termination Event:—
(1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.
(2) Two Affected Parties. If there are two Affected Parties:—

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(A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and
(B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower Loss (“Y”).
If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.
(iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).
(iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.
7. Transfer
Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:—
(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and
(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).
Any purported transfer that is not in compliance with this Section will be void.
8. Contractual Currency
(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the

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Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.
(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.
(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.
(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.
9. Miscellaneous
(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.
(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.
(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.
(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.
(e) Counterparts and Confirmations
(i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.
(ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by

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facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.
(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.
(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.
10. Offices; Multibranch Parties
(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organization of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.
(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.
(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.
11. Expenses
A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.
12. Notices
(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:—
(i) if in writing and delivered in person or by courier, on the date it is delivered;
(ii) if sent by telex, on the date the recipient’s answerback is received;
(iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);
(iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

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(v) if sent by electronic messaging system, on the date that electronic message is received, unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.
(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.
13. Governing Law and Jurisdiction
(a)	Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b)	Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:—
(i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and
(ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.
Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.
(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.
(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.
14. Definitions
As used in this Agreement:—
“Additional Termination Event” has the meaning specified in Section 5(b).
“Affected Party” has the meaning specified in Section 5(b).

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“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.
“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.
“Applicable Rate” means:—
(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;
(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;
(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and
(d) in all other cases, the Termination Rate.
“Burdened Party” has the meaning specified in Section 5(b).
“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.
“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.
“Credit Event Upon Merger” has the meaning specified in Section 5(b).
“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.
“Credit Support Provider” has the meaning specified in the Schedule.
“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.
“Defaulting Party” has the meaning specified in Section 6(a).
“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).
“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.
“Illegality” has the meaning specified in Section 5(b).
“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

15

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.
“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.
“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(c)(ii)(2)(A) applies. Loss does not include a party’s legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.
“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request Each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation

16

has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.
“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.
“Non-defaulting Party” has the meaning specified in Section 6(a).
“Office” means a branch or office of a party, which may be such party’s head or home office.
“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.
“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.
“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.
“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.
“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.
“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of:—
(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and
(b) such party’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.
“Specified Entity” has the meaning specified in the Schedule.
“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or fiture, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.
“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including

17

any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.
“Stamp Tax” means any stamp, registration, documentation or similar tax.
“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.
“Tax Event” has the meaning specified in Section 5(b).
“Tax Event Upon Merger” has the meaning specified in Section 5(b).
“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).
“Termination Currency” has the meaning specified in the Schedule.
“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.
“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.
“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.
“UnpaidAmounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency, of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each

18

party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.
IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

AMEREN ENERGY MARKETING COMPANY (“Party A”)	CENTRAL ILLINOIS PUBLIC SERVICE COMPANY d/b/a AmerenCIPS (“Party B”)

By:	/s/ Andrew M. Serri		By:	/s/ Scott A. Cisel

	Name:	Andrew M. Serri		Name:	Scott A. Cisel
	Title:	President		Title:	President & CEO
	Date:	7/19/07		Date:	7/19/07

19

     (Multicurrency—Cross Border)
ISDA
International Swap Dealers Association, Inc.
SCHEDULE
to the
MASTER AGREEMENT
dated as of July 19, 2007
between

Ameren Energy Marketing Company (“Party A”)	and	Illinois Power Company d/b/a Ameren IP (“Party B”)
Part 1. Termination Provisions.
(a)	“Specified Entity” means in relation to Party A for the purpose of:

Section 5(a)(v):	Not Applicable
Section 5(a)(vi):	Not Applicable
Section 5(a)(vii):	Not Applicable
Section 5(b)(iv):	Not Applicable
and in relation to Party B for the purpose of:

Section 5(a)(v):	Not Applicable
Section 5(a)(vi):	Not Applicable
Section 5(a)(vii):	Not Applicable
Section 5(b)(iv):	Not Applicable
(b)	“Specified Transaction” will have the meaning specified in Section 14 of this Agreement.

(c)	The “Cross Default” provisions of Section 5(a) (vi) will apply to Party A and to Party B.

If such provisions apply:

“Specified Indebtedness” will have the meaning specified in Section 14 of this Agreement.

“Threshold Amount” means $50,000,000 with respect to Party A means $50,000,000 with respect to Party B

(d)	The “Credit Event Upon Merger” provisions of Section 5(b) (iv) of this Agreement will apply to Party A and to Party B.

(e)	The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f)	Payments on Early Termination. For the purpose of Section 6(e) of this agreement:
     (i) Loss will apply
     (ii) The Second Method will apply.
(g)	“Termination Currency” means United States Dollars.

The “Additional Termination Event” will not apply.
Part 2. Tax Representations.
(a)	Payer Tax Representations. For the purposes of Section 3(e) of this Agreement, each, Party A and Party B will make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d) (ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on:
(i)	the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement;

(ii)	the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and

(iii)	the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.
(b)	Payee Tax Representations. For the purposes of Section 3(f) of this Agreement, Party A and Party B make the following representations:

Party A: Party A is a corporation organized under the laws of the State of Illinois and is not a foreign corporation for United States tax purposes.

Party B: Party B is a corporation organized under the laws of the State of Illinois and is not a foreign corporation for United States tax purposes.

Part 3. Agreement to Deliver Documents.
For the purpose of Section 4(a) (i) and (ii), of this agreement each party agrees to deliver the following documents, as applicable:
     (a) Tax forms, documents or certificates to be delivered are:

Party required to
deliver document	Form/Document/Certificate	Date by which to be delivered
Party A and Party B	An executed United States Internal Revenue Service Form W-9 (or any successor thereto).	Upon request of the other party
     (b) Other document to be delivered are:

Covered by Section
Party required to deliver	Form/Document/Certificate	Date by which to be delivered	3(d) Representation
Party A and Party B	Copy of its most recent, publicly available quarterly and annual reports containing audited financial statements, prepared in accordance with the generally accepted accounting principles in the country in which the party is organized	If reports and financial statements are available publicly or on a Party’s website, hard copies will be provided only upon reasonable demand of the other party.	Yes

Party A and Party B	A secretary’s certificate, including resolutions authorizing the party to enter into derivatives transactions of the type contemplated by the parties, to execute this Agreement, each Confirmation and any Credit Support Document (if applicable), and to perform its obligations hereunder and thereunder.	Upon request of the other party	Yes

Part4. Miscellaneous.
     (a) Addresses for Notices. For the purpose of Section 12(a):

Ameren Energy Marketing Company (“Party A”)	Illinois Power Company d/b/a AmerenIP (“Party B”)

All Notices:	All Notices:
Street: 1901 Chouteau Ave., MC-950	Street: 1901 Chouteau Ave., MC-1450
City: St. Louis, MO Zip: 63103	City: St. Louis, MO Zip: 63103
Attn: Contract Administration Daphyne Bradley	Attn: Contract Administration Jim Blessing
Phone: (314)613-9413	Phone: (314)554-2972
Facsimile: (314) 613-9015	Facsimile: (314) 554-4679
Duns: 15-791-2432	Duns: 00-693-6017
Federal Tax ID Number: 37-1395583	Federal Tax ID Number: 37-0211380
Invoices:	Invoices:
Attn: Greg Weiss	Attn: Jim Blessing
Phone: (314)613-9477	Phone: (314)554-2972
Facsimile: (314) 206-1387	Facsimile: (314)554-4679
Payments:	Payments:
Attn: Don Hollingsworth	Attn: Sam Cassmeyer
Phone: (314)554-2838	Phone: (314)554-4287
Facsimile: (314) 554-2401	Facsimile: (314) 554-6328
Wire Transfer:	Wire Transfer:
BNK: JP Morgan Chase Bank	BNK: US Bank
ABA: 021000021	ABA: 042000013
ACCT: 716492285	ACCT: 130103018052
Credit and Collections:	Credit and Collections:
Attn: Danielle Garrett	Attn: Amanda Kenly
Phone: (314)613-9175	Phone: (417)725-0905
Facsimile: (314) 554-6328	Facsimile: (314) 641-2089
Confirmations:	Confirmations:
Attn: Carla Derrick	Attn: Jim Blessing
Phone: (314)554-2421	Phone: (314)554-2972
Facsimile: (314) 613-9030	Facsimile: (314) 554-4679
With additional Notices of an Event of Default or	With additional Notices of an Event of Default or
Potential Event of Default to:	Potential Event of Default to:
Attn: President	Attn: President & CEO
Phone: (314)613-9136	Phone: (309) 677-5220
Facsimile: (314) 613-9073	Facsimile: (309) 677-5016

(b)	Process Agent. For the purpose of Section 13(c):
Party A appoints as its Process Agent: Not applicable
Party B appoints as its Process Agent: Not applicable
(c)	Offices.

With respect to Party A, the provisions of Section 10(a) will apply to this Agreement.

With respect to Party B, the provisions of Section 10(a) will apply to this Agreement.
(d)	Multibranch Party. For the purpose of Section 10(c):
Party A is not a Multibranch Party.
Party B is not a Multibranch Party.
(e)	Calculation Agent. Calculation Agent will have the meaning specified in the 1993 ISDA Commodity Derivatives Definitions. The Calculation Agent is Party A unless otherwise specified in a Confirmation in relation to the relevant Transaction; provided, however, if Party A is the Defaulting Party, the Calculation Agent shall be Party B (or any designated third party mutually agreed to by the parties) until such time as Party A is no longer a Defaulting Party. All calculations made by the Calculation Agent may be independently confirmed by the other party at its sole discretion. In the event that the Parties’ initial calculations are inconsistent and the amount owed disputed, the undisputed amount will be used to determine payment obligations and, if then due, paid by the relevant party. The parties shall endeavor to resolve any such dispute in good faith. If the parties are unable to resolve such dispute within a commercially reasonable time, the parties shall mutually select a dealer in the applicable commodity to act as Calculation Agent with respect to the issue in dispute. The failure of Party A to perform its obligations as Calculation Agent hereunder shall not be construed as an Event of Default or Termination Event.

(f)	“Credit Support Document”

In the case of Party A: none

In the case of Party B: none

Notwithstanding the foregoing, the parties agree that in the event Party A is no longer an Affiliate of Party B, or in the event that Ameren Energy Generating Company or AmerenEnergy Resources Generating Company are no longer 100% owned by Ameren Corporation or its subsidiaries, or in the event Electric Energy, Inc. is no longer 80% owned by Ameren Corporation or its subsidiaries the parties will meet to discuss the appropriate terms of a Credit Support Document, if any, to be entered into between the parties.

(g)	Credit Support Provider. Credit Support Provider means:
In relation to Party A: Not applicable.

In relation to Party B: Not applicable.
(h)	Governing Law. This Agreement, each Credit Support Document and each Confirmation will be governed by and construed in accordance with the laws of the State of New York, without reference to its choice of law doctrine.

(i)	Netting of Payments. Subparagraph (ii) of Section 2(c) will not apply to any Transaction unless specified in the relevant Confirmation.

(j)	“Affiliate” has the meaning specified in Section 14 of this Agreement.
Part 5. Other Provisions.
(a)	Set-Off. The parties agree to amend Section 6 by adding a new Section 6(f) as follows:

Set-Off. Without affecting the provisions of this Agreement requiring the calculation of certain net payment amounts, all payments under this Agreement will be made without set-offor counterclaim; provided, however, that upon the designation of any Early Termination Date, in addition to and not in limitation of any other right or remedy (including right to set off, counterclaim or otherwise withhold payment or any recourse to any Credit Support Document) under applicable law, the Non-defaulting Party or non-Affected Party (in either case, “X”) may without prior notice to any person set off any sum or obligation (whether or not arising under this Agreement and whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by or owed to the Defaulting Party or Affected Party (in either case, “Y”) to or from X against any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by or owed to X to or from Y, and to the extent any such amounts are so set off, those amounts will be discharged promptly in all respects.

For purposes of this Section, X may convert any payment obligation or amount to be set-off hereunder from one currency to another by using a rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

If an obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

Nothing in this Set-Off provision shall be effective to create a charge or other security interest. This Set-Off provision shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).”

(b)	Jurisdiction. Sections 13(b) is hereby replaced with the following:

With respect to any action, suit or proceedings relating to this Agreement (“Proceedings”), each party irrevocably: (i) submits to the exclusive jurisdiction of the courts of the State of Illinois and the United States District Court located in the Northern District of Illinois, and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have jurisdiction over such party. Nothing in the Agreement precludes either party from bringing Proceedings in any other jurisdiction in order to enforce any judgment obtained in any Proceedings referred to in the preceding sentence, nor will the bringing of such enforcement Proceedings in any one or more jurisdictions preclude the bringing of enforcement Proceedings in any other jurisdiction.

(c)	Waiver of Jury Trial. Section 13 of this Agreement is hereby amended by adding the following as a new Section 13(e) to this Agreement:

WAIVER OF JURY TRIAL. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY CREDIT SUPPORT DOCUMENT. EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY OR ANY CREDIT SUPPORT PROVIDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH A SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND PROVIDE FOR ANY CREDIT SUPPORT DOCUMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
IN WITNESS WHEREOF, the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

ILLINOIS POWER COMPANY d/b/a
	AMEREN ENERGY MARKETING COMPANY		AmerenIP
	(“Party A”)		(“Party B”)

By:	/s/ Andrew M. Serri	By:	/s/ Scott A. Cisel

	Name: Andrew M. Serri Title: President Date: 7/19/07		Name: Scott A. Cisel Title: President & CEO Date: 7/19/07

(Multicurrency—Cross Border)
International Swap Dealers Association, Inc.
MASTER AGREEMENT
dated as of July 19, 2007
between

AMEREN ENERGY MARKETING COMPANY (“Party A”)	and	ILLINOIS POWER COMPANY d/b/a AmerenIP (“Party B”)
have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.
Accordingly, the parties agree as follows:—
1.	Interpretation
(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.
(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.
(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.
2.	Obligations

(a)	General Conditions.
(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.
(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant

1

obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.
(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.
(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.
(c) Netting. If on any date amounts would otherwise be payable:—
(i) in the same currency; and
(ii) in respect of the same Transaction,
by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.
The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.
(d) Deduction or Withholding for Tax.
(i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will:—
(1) promptly notify the other party (“Y”) of such requirement;
(2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;
(3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and
(4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to

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ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:—
(A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or
(B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.
(ii) Liability. If:—
(1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);
(2) X does not so deduct or withhold; and
(3) a liability resulting from such Tax is assessed directly against X, then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).
(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.
3.	Representations
Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:—
(a) Basic Representations.
(i) Status. It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;
(ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorize such execution, delivery and performance;

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(iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;
(iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and
(v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).
(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.
(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.
(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.
(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.
(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.
4.	Agreements
Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:—
(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:—
(i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;
(ii) any other documents specified in the Schedule or any Confirmation; and
(iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in

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receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.
(b) Maintain Authorizations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.
(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.
(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.
(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organized, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.
5.	Events of Default and Termination Events
(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party:—
(i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;
(ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordanc e with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;
(iii) Credit Support Default.
(1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;
(2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

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(3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;
(iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;
(v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);
(vi) Cross Default. If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);
(vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:—
(1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its liability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with

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respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or
(viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:—
(1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or
(2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.
(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:—
(i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):—
(1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or
(2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;
(ii) Tax Event Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a Substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));
(iii) Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay

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an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);
(iv) Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or Transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or
(v) Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).
(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.
6.	Early Termination
(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days’ notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(l), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).
(b) Right to Terminate Following Termination Event.
(i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.
(ii) Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(l) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.
If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

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Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into Transactions with the transferee on the terms proposed.
(iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.
(iv) Right to Terminate. If:—
(1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or
(2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.
(c)	Effect of Designation.
(i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.
(ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).
(d)	Calculations.
(i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.
(ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under

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applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.
(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties’ election in the Schedule of a payment measure, either “Market Quotation” or “Loss”, and a payment method, either the “First Method” or the “Second Method”. If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.
(i) Events of Default. If the Early Termination Date results from an Event of Default:—
(1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.
(2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party’s Loss in respect of this Agreement.
(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.
(4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party’s Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.
(ii) Termination Events. If the Early Termination Date results from a Termination Event:—
(1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.
(2) Two Affected Parties. If there are two Affected Parties:—
(A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the

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lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and
(B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower Loss (“Y”).
If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.
(iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).
(iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.
7.	Transfer
Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:—
(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and
(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).
Any purported transfer that is not in compliance with this Section will be void.
8.	Contractual Currency
(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

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(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.
(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.
(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.
9.	Miscellaneous
(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.
(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.
(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.
(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.
(e) Counterparts and Confirmations
(i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.
(ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through

12

another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.
(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.
(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.
10.	Offices; Multibranch Parties
(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organization of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.
(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.
(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.
11.	Expenses
A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.
12.	Notices
(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:—
(i) if in writing and delivered in person or by courier, on the date it is delivered;
(ii) if sent by telex, on the date the recipient’s answerback is received;
(iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);
(iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or
(v) if sent by electronic messaging system, on the date that electronic message is received,

13

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.
(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.
13.	Governing Law and Jurisdiction
(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.
(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:—
(i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and
(ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.
Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.
(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.
(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.
14.	Definitions
As used in this Agreement:—
“Additional Termination Event” has the meaning specified in Section 5(b).
“AffectedParty” has the meaning specified in Section 5(b).

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“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.
“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.
“Applicable Rate” means:—
(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Parry, the Default Rate;
(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;
(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and
(d) in all other cases, the Termination Rate.
“Burdened Party” has the meaning specified in Section 5(b).
“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.
“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.
“Credit Event Upon Merger” has the meaning specified in Section 5(b).
“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.
“Credit Support Provider” ‘has the meaning specified in the Schedule.
“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.
“Defaulting Party” has the meaning specified in Section 6(a).
“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).
“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.
“Illegality” ‘has the meaning specified in Section 5(b).
“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

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“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful”and “unlawful” will be construed accordingly.
“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.
“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(c)(ii)(2)(A) applies. Loss does not include a party’s legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.
“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request Each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation

16

has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.
“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.
“Non-defaulting Party” has the meaning specified in Section 6(a).
“Office” means a branch or office of a party, which may be such party’s head or home office.
“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.
“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.
“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.
“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.
“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.
“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of:—
(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and
(b) such party’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.
“Specified Entity” has the meaning specified in the Schedule.
“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.
“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including

17

any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.
“Stamp Tax” means any stamp, registration, documentation or similar tax.
“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.
“Tax Event” has the meaning specified in Section 5(b).
“Tax Event Upon Merger” has the meaning specified in Section 5(b).
“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).
“Termination Currency” has the meaning specified in the Schedule.
“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.
“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.
“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.
“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency, of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each

18

party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.
IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

AMEREN ENERGY MARKETING			ILLINOIS POWER COMPANY d/b/a
COMPANY			AmerenIP
(“Party A”)			(“Party B”)

By:	/s/ Andrew M. Serri		By:	/s/ Scott A. Cisel
	Name:	Andrew M. Serri		Name:	Scott A. Cisel
	Title:	President		Title:	President & CEO
	Date:	7/19/07		Date:	7/19/07

19

EXHIBIT 4
ILLINOIS POWER AGENCY FUNDING AGREEMENT
by and among
AMEREN ENERGY GENERATING COMPANY, AMERENENERGY RESOURCES
GENERATING COMPANY and AMEREN ENERGY MARKETING COMPANY
and
EXELON GENERATION COMPANY, LLC
and
MIDWEST GENERATION, LLC
and
DYNEGY HOLDINGS INC.
and
MIDAMERICAN ENERGY COMPANY
and
THE ATTORNEY GENERAL OF THE STATE OF ILLINOIS
July 24, 2007

ILLINOIS POWER AGENCY FUNDING AGREEMENT
     This Illinois Power Agency Funding Agreement (“Agreement”) is dated July 24, 2007, by and among Ameren Energy Generating Company, an Illinois corporation (“AEG”), AmerenEnergy Resources Generating Company, an Illinois corporation (“AERG”), and Ameren Energy Marketing Company, an Illinois corporation (“AEM”), Exelon Generation Company, LLC, a Pennsylvania limited liability company (“Exelon”), Midwest Generation, LLC, a Delaware limited liability company (“MWGen”), Dynegy Holdings Inc., a Delaware corporation (“Dynegy”), MidAmerican Energy Company, an Iowa corporation (“MidAmerican”), and the Attorney General of the State of Illinois (the “Attorney General”) in exchange for consideration provided herein, the existence and sufficiency of which are acknowledged.
PRELIMINARY STATEMENTS
          The Generators (as defined below) are owners and operators, or Affiliates (as defined below) of owners and operators, of facilities that generate electric power, portions of which are sold and delivered, directly or indirectly, to electric utilities in the State of Illinois. The Generators desire to commit themselves to provide an aggregate of $25,000,000 of funding for operations of the Illinois Power Agency (the “Payments”) on the terms and subject to the conditions set forth in this Agreement.
AGREEMENT
     The Parties and the Attorney General, intending to be legally bound, agree as follows:
ARTICLE 1
CONSTRUCTION & DEFINITIONS
1.1 CONSTRUCTION
     Any reference in this Agreement to an “Article” or “Section” refers to the corresponding Article or Section of this Agreement, unless the context indicates otherwise. The headings of Articles and Sections are provided for convenience only and will not affect the construction or interpretation of this Agreement. All words used in this Agreement should be construed to be of such gender or number as the circumstances require. The terms “include” and “including” indicate examples of a foregoing general statement and not a limitation on that general statement. Any reference to a statute refers to the statute as in effect on the Effective Date. Any reference to a contract or other document as of a given date means the contract or other document as in effect on the Effective Date.
1.2 DEFINITIONS
     For the purposes of this Agreement, the following terms and variations on them have the meanings specified in this Section 1.2:
     “AEG” is defined in the introductory sentence hereto.
     “AEM” is defined in the introductory sentence hereto.
     “AERG” is defined in the introductory sentence hereto.
     “Affiliate” means, with respect to a particular Party, any other Person directly or indirectly controlling, controlled by or under common control with such Party, including but not limited to any entity listed on Exhibit B to the Letter. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.
     “Agreement” is defined in the introductory sentence hereto.
     “Ameren Generators” means AEG, AEM and AERG.
     “Attorney General” is defined in the introductory sentence hereto.
     “Dynegy” is defined in the introductory sentence hereto.
     “Effective Date” means the date as of which all of the following events shall have occurred: the Release and Settlement Agreement is executed and delivered by the parties thereto and the Legislation is effective.
     “Exelon” is defined in the introductory sentence hereto.
     “Generators” means the Ameren Generators, Dynegy, Exelon, MWGen, and MidAmerican.
     “Governing Document” means any charter, articles, bylaws, certificate, statement, or similar document adopted, filed or registered in connection with the creation, formation or organization of an entity, and any contract among all equityholders, partners or members of an entity.
     “Governmental Body” means any (a) nation, region, state, county, city, town, village, district or other jurisdiction, (b) federal, state, local, municipal, foreign or other government, (c) governmental or quasi-governmental body of any nature (including any branch, department or other entity and any court or other tribunal), (d) multinational organization, (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power of any nature, (f) the Illinois Commerce Commission, or (g) official of any of the foregoing.
     “Illinois Power Agency Trust Fund” means the fund in the State of Illinois Treasury created by the Legislation.
     “Law” means any applicable constitution, law, statute, treaty, regulation, ordinance, or code of any Governmental Body in effect from time to time.
     “Legislation” shall mean Senate Bill 1592 (as amended by House Amendment no. 5), as set forth in Legislative Reference Bureau document No. LRB09511114MJR38234a.
     “Legislation Event” shall mean the enactment into law by the Illinois General Assembly before August 1, 2011 of legislation that by its express provisions or by reason of judicial action has the effect of (a) freezing or reducing retail electric rates of any signatory to the Letter or this Agreement or any of its Affiliates or successors in interest; or (b) imposing or authorizing a new tax, special assessment or a fee on the generation of electricity, the ownership or leasehold of a generating unit or the privilege or occupation of such generation or ownership or leasehold of a generating unit by any signatory to the Letter or this Agreement or any of its Affiliates or successors in interest, other than a generally applicable tax, special assessment or fee.
     “Letter” means the Letter, dated July 24, 2007, addressed to Michael Madigan, Speaker of the Illinois House of Representatives, Emil Jones, Jr., President of the Illinois Senate, Tom Cross, House
2
IPA Funding Agreement

Minority Leader, Frank C. Watson, Senate Minority Leader, and Lisa Madigan, Attorney General of Illinois, signed by representatives of the Ameren Generators, MidAmerican, Exelon and others, including various exhibits to the Letter.
     “MidAmerican” is defined in the introductory sentence hereto.
     “MWGen” is defined in the introductory sentence hereto.
     “Order” means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator and any contract with any Governmental Body pertaining to compliance with Law.
     “Party” or “Parties” means a party or the parties to this Agreement, other than the Attorney General.
     “Payments” means the payments that the Generators have agreed to make to the Illinois Power Agency Trust Fund pursuant to this Agreement
     “Person” refers to an individual or an entity, including a corporation, share company, limited liability company, partnership, trust, association, Governmental Body or any other body with legal personality separate from its equityholders or members.
     “Proceeding” means any action, arbitration, audit, examination, investigation, hearing, litigation or suit (whether civil, criminal, administrative, judicial or investigative, formal or informal, public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.
     “Release and Settlement Agreement” means the Release and Settlement Agreement among the Parties, the Attorney General and other utilities and generators, which is attached to the Letter as Exhibit D.
ARTICLE 2
PAYMENTS
     Each Generator, in consideration for the agreements set forth in the Letter and/or the Release and Settlement Agreement, as applicable, and other valuable consideration and in consideration for the commitments of the other Generators to fund Payments in accordance with this Agreement, shall make payment to the Illinois Power Agency Trust Fund in the Payment amount specified for such Generator as set forth on Exhibit A. All Payments shall be due and payable within 10 business days after the later of the Effective Date or the date on which the Attorney General specifies that such Payments shall be made, as set forth in written notice from the Attorney General to all Generators. All Payments will be made in U.S. dollars in immediately available funds to the Illinois Power Agency Trust Fund. Any Payment of a Generator that is not paid when due and payable shall accrue interest, from the date it is due and payable until paid, at a rate equal to the lesser of 9.0% per annum or the maximum interest rate permitted under applicable law.
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IPA Funding Agreement

ARTICLE 3
TERM
     The term of this Agreement will begin on the Effective Date and will continue until each Generator has made its required Payment and has paid accrued interest, if any, required by Article 2; provided, however, that no Generator shall be required to make any Payment after a Legislation Event. Notwithstanding the foregoing, any Party may suspend performance of this Agreement and hold such performance in abeyance if the Legislation is stayed or enjoined by a court, in whole or in part, and if the Legislation is declared invalid, in whole or in part, this Agreement may be terminated by any Party upon written notice to all other Parties and the Attorney General. The provisions of this Agreement and all obligations accruing prior to termination of this Agreement will survive the termination of this Agreement.
ARTICLE 4
REPRESENTATIONS & WARRANTIES
     Each Generator represents and warrants to the other Generators and the Attorney General as follows:
4.1 ORGANIZATION & ENFORCEABILITY
     It is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization, and has the corporate or limited liability company power and authority to own property and carry on its business as owned and carried on as of the date hereof. This Agreement has been duly authorized by all necessary corporate or limited liability company action, and no other Proceeding or action on its part is required to authorize this Agreement. Assuming due authorization, execution and delivery by the other Parties, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
4.2 NO CONFLICT
     Its execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby will not, directly or indirectly (with or without notice or lapse of time) conflict with, violate, or result in a breach of or default under:
          (a) any of the terms, conditions, or provisions of its Governing Documents, or any resolution adopted by its equity holders or governing bodies; or
          (b) any of the terms, conditions, or provisions of any contract, Law or Order, to which it is a party or applicable to it.
ARTICLE 5
MISCELLANEOUS
5.1 EXPENSES
     Except as otherwise expressly provided herein, each Party and the Attorney General will bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement, including all fees and expenses of its representatives and advisors.
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IPA Funding Agreement

5.2 RELATIONSHIP OF PARTIES
     The Parties and the Attorney General are independent parties. This Agreement does not constitute, create, give effect to or make any Party or the Attorney General an agent, employer, employee, franchisor, franchisee, joint venturer, co-owner, partner, agent or legal representative of any other Party, and no Party will represent otherwise to a third party. Except as set forth herein, this Agreement does not give any Party the authority to assume or create any obligation whatsoever, express or implied, on behalf of or in the name of any other Party, or bind any other Party in any manner whatsoever. No Party will represent itself as having any authority to bind any other Party on its behalf. No Party’s employees or subcontractors will be deemed to be employees or subcontractors of any other Party or the Attorney General by virtue of this Agreement. The obligations of each of the Ameren Generators under this Agreement shall be joint and several, and each Ameren Generator may be held responsible for the obligations of any of the other Ameren Generators under this Agreement. The obligations of the other Generators under this Agreement are several, not joint, and no such other Generator shall have any responsibility for the obligations of any other Generator under this Agreement.
5.3 NOTICES
     All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid), (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment, or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the individual (by name or title) designated below (or to such other address, facsimile number, e-mail address or individual as a party may designate by notice to the other parties):
If to any of the Ameren Generators, to:
Ameren Services Company
Attention: Steven R. Sullivan
Address: One Ameren Plaza
St. Louis, Missouri
Facsimile No.: 314-554-4014
E-mail Address: ssullivan@ameren.com
with a copy (which will not constitute notice) to:
Jones Day
Attention: Philip Stamatakos
77 West Wacker Drive
Chicago, Illinois 60601
Facsimile No.: 312-782-8585
E-mail Address: pstamatakos@jonesday.com
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IPA Funding Agreement

If to Exelon, to:
Exelon Generation Company, LLC
Attention: Joseph Dominguez
Address: 300 Exelon Way
Kennett Square, Pennsylvania 19348
Facsimile No.: 610-765-5024
E-mail Address: joseph.dominguez@exeloncorp.com
with a copy (which will not constitute notice) to:
Exelon Business Services Company
Attention: Bruce G. Wilson
Address: 10 South Dearborn Street
Chicago, Illinois 60603
Facsimile No.: 312-394-4462
E-mail Address: bruce.g.wilson@exeloncorp.com
If to Dynegy, to:
Dynegy Holdings Inc.
Attention: Kent R. Stephenson or Senior Vice President & Deputy General Counsel
Address: Dynegy Inc.
1000 Louisiana Avenue, Suite 5800
Houston, Texas 77002
Facsimile No.: 713-507-6986
E-mail Address: kent.r.stepehenson@dynegy.com
with a copy (which will not constitute notice) to:
Dynegy Inc.
Attention: Joseph L. Lakshmanan or Managing Director — Regulatory Affairs
Address: 2828 Monroe Street
Decatur, Illinois 62526
Facsimile No.: 217-876-3913
E-mail Address: joseph.l.lakshmanan@dynegy.com
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IPA Funding Agreement

If to MWGen, to:
Midwest Generation, LLC
Attention: Guy F. Gorney
Address: 440 South LaSalle Street, Suite 3500
Chicago, Illinois 60605
Facsimile No.: 312-583-4920
E-mail Address: ggorney@mwgen.com
with a copy (which will not constitute notice) to:
Midwest Generation, LLC
Attention: Daniel D. McDevitt
Address: 440 South LaSalle Street, Suite 3500
Chicago, Illinois 60605
Facsimile No.: 312-583-4998
E-mail Address: dmcdevitt@mwgen.com
If to MidAmerican, to:
MidAmerican Energy Company
Attention: Steven R. Weiss
Address: 4299 Northwest Urbandale Drive
Urbandale, Iowa 50322-7916
Facsimile No.: 515-242-4398
E-mail Address: Sweiss@midamerican.com
with a copy (which will not constitute notice) to:
MidAmerican Energy Company
Attention: David C. Caris
Address: 666 Grand Avenue, Suite 500
Des Moines, Iowa 50309-2580
Facsimile No.: 515-242-4395
E-mail Address: DCCaris@midamerican.com
If to the Attorney General, to:
Office of the Illinois Attorney General
Attention: Susan Hedman
Address: 100 West Randolph, 11th Floor
Chicago, Illinois 60601
Facsimile No.: 312-814-3212
E-mail Address: shedman@atg.state.il.us
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IPA Funding Agreement

with a copy (which will not constitute notice) to:
Office of the Illinois Attorney General
Attention: Benjamin Weinberg
Address: 100 West Randolph, 12th Floor
Chicago, Illinois 60601
Facsimile No.: 312-814-5024
E-mail Address: bweinberg@atg.state.il.us
5.4 FURTHER ACTIONS
     Upon the request of any Party, the other Parties will (a) furnish to the requesting Party any additional information, (b) execute and deliver, at their own expense, any other documents and (c) take any other actions as the requesting Party may reasonably require to more effectively carry out the intent of this Agreement.
5.5 ENTIRE AGREEMENT & MODIFICATION
     This Agreement supersedes all prior agreements among the Parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement among the Parties with respect to its subject matter. This Agreement may not be amended, supplemented or otherwise modified except in a written document executed by the party against whose interest the modification will operate. No amendment, supplement or other modification of this Agreement shall be effective unless approved by the Attorney General, on behalf of the Illinois Power Agency.
5.6 TIME OF ESSENCE
     With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.
5.7 DRAFTING & REPRESENTATION
     The Parties have participated jointly in the negotiation and drafting of this Agreement. No provision of this Agreement will be interpreted for or against any Party because that Party or its legal representative drafted the provision.
5.8 SEVERABILITY
          (a) If a court of competent jurisdiction holds any provision of this Agreement, other than Article 2 or Article 3, invalid or unenforceable, the other provisions of this Agreement will remain in full force and effect. Any such provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
          (b) If a court of competent jurisdiction holds Article 2 or Article 3 of this Agreement invalid or unenforceable, this entire Agreement shall thereby immediately be deemed void. In such event the Parties and the Attorney General will promptly convene and diligently negotiate in an effort to arrive at a replacement agreement that achieves the same economic effect of this Agreement (taking into account the obligations already liquidated by each Party prior to the date of invalidity or unenforceability)
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IPA Funding Agreement

while curing the provision or provisions of this Agreement that was or were the basis for the court’s determination of invalidity or unenforceability.
5.9 ASSIGNMENT AND SUCCESSORS
     No Party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other Parties, which will not be unreasonably withheld; provided, however, that a Party may assign its rights or delegate its obligations under this Agreement, without obtaining consent of any other Party, to any Person with which such Party merges or which acquires substantially all of the business and assets of such Party. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of each Party’s permitted assigns.
5.10 WAIVER
     The rights and remedies of the Parties are cumulative and not alternative. Neither any failure nor any delay by any Party or the Attorney General in exercising any right, power or privilege hereunder or any of the documents referred to herein will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by Law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in a written document signed by the other Party and the Attorney General, (b) no waiver will be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of that Party or of the right of the Party or the Attorney General giving such notice or demand to take further action without notice or demand as provided herein or the documents referred to herein.
5.11 GOVERNING LAW, JURISDICTION & SERVICE OF PROCESS
     The validity, performance, construction and effect of this Agreement will be governed by and construed in accordance with the internal law of the State of Illinois, without giving effect to principles of conflicts of law thereof and all Parties, including their successors and assigns, and the Attorney General consent to the jurisdiction of the state and federal courts of the State of Illinois. The Parties’ and the Attorney General’s intention is that this Agreement will be regarded as made under the laws of the State of Illinois and that the laws of the State of Illinois will be applied in interpreting its provisions in all cases where legal interpretation will be required. Each of the Parties hereby irrevocably and unconditionally agrees (a) to be subject to the exclusive jurisdiction of the courts of the State of Illinois and of the federal courts sitting in the State of Illinois, and (b) to the fullest extent permitted by applicable law, service of process may be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made in accordance with the requirements for notice pursuant to Section 5.3 shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Illinois; provided that any service of process on Dynegy pursuant to this Section 5.11 shall also be made on:
Jason A. Buchman or Managing Director — Litigation & Employment
Dynegy Inc.
1000 Louisiana Avenue, Suite 5800
Houston, Texas 77002
Fax: 713-418-2980
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IPA Funding Agreement

E-mail: jabu@dynegy.com
5.12 WAIVER OF JURY TRIAL
     THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. ANY PARTY MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS WILL INSTEAD BY TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
5.13 THIRD PARTY ENFORCEMENT RIGHTS
     The Attorney General, as the chief legal officer of the State of Illinois shall be entitled to take legal action in any court of competent jurisdiction to enforce the provisions of this Agreement for the benefit of the Illinois Power Agency. The Parties waive any claim that the Attorney General lacks authority to enforce the provisions of this Agreement for the benefit of the Illinois Power Agency. Except as otherwise provided in this Section 5.13, nothing expressed or referred to in this Agreement will be construed to give any Person, other than the Parties and the Attorney General, on behalf of the Illinois Power Agency, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement except such rights as may inure to a successor or permitted assignee under Section 5.9.
5.14 COUNTERPARTS
     This Agreement may be executed in multiple counterparts, all of which shall, collectively, constitute one agreement.
[Signature page follows]
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IPA Funding Agreement

     The Parties and the Attorney General have executed and delivered this Agreement as of the date first indicated above.

Ameren Energy Generating Company, AmerenEnergy Resources Generating Company and Ameren Energy Marketing Company
By:	/s/ Gary L. Rainwater
Gary L. Rainwater
Chairman, President and CEO

Exelon Generation Company, LLC
By:	/s/ Joseph Dominguez
Joseph Dominguez
Senior Vice President

Dynegy Holdings Inc.
By:	/s/ Lynn A. Lednicky
Lynn A. Lednicky
Executive Vice President

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IPA Funding Agreement

Midwest Generation, LLC
By:	/s/ Guy F. Gorney
Guy F. Gorney
President

MidAmerican Energy Company
By:	/s/ Todd M. Raba
Todd M. Raba
President

/s/ Lisa Madigan
Lisa Madigan
Attorney General of the State of Illinois

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IPA Funding Agreement

EXHIBIT A
PAYMENTS

Company	Amount
Ameren Generators	$4,500,000
Exelon	$4,500,000
Dynegy	$7,500,000
MWGen	$7,500,000
MidAmerican	$1,000,000

EXHIBIT 5
ESCROW FUNDING AGREEMENT
by and among
ILLINOIS POWER COMPANY, CENTRAL ILLINOIS LIGHT COMPANY, CENTRAL
ILLINOIS PUBLIC SERVICE COMPANY and AMEREN SERVICES COMPANY
and
MIDWEST GENERATION, LLC
and
DYNEGY HOLDINGS INC.
and
THE ATTORNEY GENERAL OF THE STATE OF ILLINOIS
July 24, 2007

ESCROW FUNDING AGREEMENT
     This Escrow Funding Agreement (“Agreement”) is dated July 24, 2007, by and among Illinois Power Company, an Illinois corporation (“AmerenIP”), Central Illinois Light Company, an Illinois corporation (“AmerenCILCO”), Central Illinois Public Service Company, an Illinois corporation (“AmerenCIPS”), Ameren Services Company, a Missouri corporation, Midwest Generation, LLC, a Delaware limited liability company (“MWGen”), Dynegy Holdings Inc., a Delaware corporation (“Dynegy”), and the Attorney General of the State of Illinois (the “Attorney General”) in exchange for consideration provided herein, the existence and sufficiency of which are acknowledged.
PRELIMINARY STATEMENTS
     A. The Generators (as defined below) are owners and operators, or Affiliates (as defined below) of owners and operators, of facilities that generate electric power, portions of which are sold and delivered, directly or indirectly, to electric utilities in the State of Illinois, including the Ameren Entities (as defined below).
     B. The Ameren Entities are parties to a Letter (as defined below), which contemplates that the Ameren Entities will provide rate relief for their customers pursuant to the programs described in Exhibit A attached hereto (the “Programs”). In connection with the arrangements contemplated by the Letter, the Ameren Entities desire to commit themselves to the Programs, which will provide benefits of $488,000,000 to the Ameren Entities’ customers in 2007, 2008, 2009, and 2010 (collectively, the “Credits”).
     C. The Generators desire to commit themselves as provided in this Agreement to make payments to the Escrow Account (as defined below) (the “Payments”) according to the funding schedule set forth in Exhibit B attached hereto (the “Funding Schedule”), which may be drawn upon by the Ameren Entities to reimburse the Ameren Entities for a portion of the cost incurred by the Ameren Entities by reason of the Credits.
AGREEMENT
     The Parties and the Attorney General, intending to be legally bound, agree as follows:
ARTICLE 1
CONSTRUCTION & DEFINITIONS
1.1 CONSTRUCTION
     Any reference in this Agreement to an “Article” or “Section” refers to the corresponding Article or Section of this Agreement, unless the context indicates otherwise. The headings of Articles and Sections are provided for convenience only and will not affect the construction or interpretation of this Agreement. All words used in this Agreement should be construed to be of such gender or number as the circumstances require. The terms “include” and “including” indicate examples of a foregoing general statement and not a limitation on that general statement. Any reference to a statute refers to the statute as in effect on the Effective Date. Any reference to a contract or other document as of a given date means the contract or other document as in effect on the Effective Date.

1.2 DEFINITIONS
     For the purposes of this Agreement, the following terms and variations on them have the meanings specified in this Section 1.2:
     “Affiliate” means, with respect to a particular Party, any other Person directly or indirectly controlling, controlled by or under common control with such Party, including but not limited to any entity listed on Exhibit B to the Letter. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.
     “Agreement” is defined in the introductory sentence hereto.
     “AmerenCILCO” is defined in the introductory sentence hereto.
     “AmerenCIPS” is defined in the introductory sentence hereto.
     “Ameren Entities” means AmerenIP, AmerenCILCO and AmerenCIPS.
     “AmerenIP” is defined in the introductory sentence hereto.
     “Attorney General” is defined in the introductory sentence hereto.
     “Credits” is defined in the Preliminary Statements.
     “Dynegy” is defined in the introductory sentence hereto.
     “Effective Date” means the date as of which all of the following events shall have occurred: the Release and Settlement Agreement is executed and delivered by the parties thereto and the Legislation is effective.
     “Escrow Account” means an escrow account to be established by the Ameren Entities with a bank or trust company, as Escrow Agent, not affiliated with the Ameren Entities, to receive Payments required under this Agreement.
     “Escrow Agent” means the escrow agent for the Escrow Account.
     “Funding Schedule” is defined in the Preliminary Statements.
     “Generators” means Dynegy and MWGen.
     “Governing Document” means any charter, articles, bylaws, certificate, statement, or similar document adopted, filed or registered in connection with the creation, formation or organization of an entity, and any contract among all equityholders, partners or members of an entity.
     “Governmental Body” means any (a) nation, region, state, county, city, town, village, district or other jurisdiction, (b) federal, state, local, municipal, foreign or other government, (c) governmental or quasi-governmental body of any nature (including any branch, department or other entity and any court or other tribunal), (d) multinational organization, (e) body exercising, or entitled to exercise, any
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Ameren Escrow Funding Agreement

administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power of any nature, (f) the Illinois Commerce Commission, or (g) official of any of the foregoing.
     “Law” means any applicable constitution, law, statute, treaty, regulation, ordinance, or code of any Governmental Body in effect from time to time.
     “Legislation” shall mean Senate Bill 1592 (as amended by House Amendment no. 5), as set forth in Legislative Reference Bureau document No. LRB09511114MJR38234a.
     “Legislation Event” shall mean the enactment into law by the Illinois General Assembly before August 1, 2011 of legislation that by its express provisions or by reason of judicial action has the effect of (a) freezing or reducing retail electric rates of any signatory to the Letter or this Agreement or any of its Affiliates or successors in interest; or (b) imposing or authorizing a new tax, special assessment or a fee on the generation of electricity, the ownership or leasehold of a generating unit or the privilege or occupation of such generation or ownership or leasehold of a generating unit by any signatory to the Letter or this Agreement or any of its Affiliates or successors in interest, other than a generally applicable tax, special assessment or fee.
     “Letter” means the Letter, dated July 24, 2007, addressed to Michael Madigan, Speaker of the Illinois House of Representatives, Emil Jones, Jr., President of the Illinois Senate, Tom Cross, House Minority Leader, Frank C. Watson, Senate Minority Leader, and Lisa Madigan, Attorney General of Illinois, signed by representatives of the Ameren Entities and other utilities and generators, including various exhibits to the Letter.
     “MWGen” is defined in the introductory sentence hereto.
     “Order” means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator and any contract with any Governmental Body pertaining to compliance with Law.
     “Party” or “Parties” means a party or the parties to this Agreement, other than the Attorney General.
     “Payments” is defined in the Preliminary Statements.
     “Person” refers to an individual or an entity, including a corporation, share company, limited liability company, partnership, trust, association, Governmental Body or any other body with legal personality separate from its equityholders or members.
     “Proceeding” means any action, arbitration, audit, examination, investigation, hearing, litigation or suit (whether civil, criminal, administrative, judicial or investigative, formal or informal, public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.
     “Programs” is defined in the Preliminary Statements.
     “Release and Settlement Agreement” means the Release and Settlement Agreement among the Parties, the Attorney General and other utilities and generators, which is attached to the Letter as Exhibit D.
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Ameren Escrow Funding Agreement

ARTICLE 2
PROVISION OF CREDITS & ESCROW FUNDING
2.1 PROVISION OF CREDITS
     In consideration for the releases set forth in the Release and Settlement Agreement and for other valuable consideration, the Ameren Entities will provide the Credits to their respective customers in accordance with the Programs, subject to the Escrow Agent’s receipt of Payments to the Escrow Account.
2.2 ESCROW FUNDING
     (a) Funding. In consideration for the releases set forth in the Release and Settlement Agreement and other valuable consideration, each Generator shall, subject to Section 3, make Payments to the Escrow Account in accordance with the Funding Schedule set forth on Exhibit B. All Payments to the Escrow Account will be made in U.S. dollars in immediately available funds to such account as the Escrow Agent shall direct. The Attorney General shall have the sole right to enforce the Generators’ obligations to make Payments under this Agreement.
     (b) Payment of Interest. If the Payment of any Generator is not made when due in accordance with the Funding Schedule, the past-due amount will accrue interest, until paid, at a rate equal to the lesser of 9.0% per annum or the maximum interest rate permitted under applicable law, which shall be paid to the Escrow Account.
     (c) Escrow Withdrawals. The Ameren Entities shall be entitled to receive disbursements from the Escrow Account as reimbursements for Credits provided to their customers in accordance with the Programs, pursuant to terms and conditions to be set forth in the agreement with the Escrow Agent establishing the Escrow Account.
2.3 RECORDKEEPING
     The Ameren Entities will maintain appropriate records of and supporting documentation for Credits reimbursed from the Escrow Account and, except to the extent prohibited or restricted by privacy and other applicable laws, will provide any Generator and the Attorney General with such records and documentation with respect to Credits sought to be reimbursed from the Escrow Account as may be reasonably requested by the Generator or the Attorney General.
2.4 NO SET-OFF
     A Generator shall not reduce amounts payable by it to the Escrow Account hereunder by any amount owed by any of the Ameren Entities to the Generator.
ARTICLE 3
TERM
     The term of this Agreement will begin on the Effective Date and will continue until each Generator has made its required Payment to the Escrow Account and has paid accrued interest, if any, as provided in Section 2.2(b); provided, however, that no Ameren Entity shall be required to give further Credits, and no Generator shall be required to make any Payment to the Escrow Account, after a Legislation Event unless such Payment was due and payable prior to the Legislation Event.
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Ameren Escrow Funding Agreement

Notwithstanding the foregoing, any Party may suspend performance of this Agreement and hold such performance in abeyance if the Legislation is stayed or enjoined by a court, in whole or in part, and if the Legislation is declared invalid, in whole or in part, this Agreement may be terminated by any Party upon written notice to all other Parties and the Attorney General. The following provisions will survive the termination of this Agreement: Article 1, Sections 2.3 and 2.4, and Articles 3, 4 and 5.
ARTICLE 4
REPRESENTATIONS & WARRANTIES
     Each Ameren Entity represents and warrants to the Generators and the Attorney General, and each Generator represents and warrants to each Ameren Entity and the Attorney General, as follows:
4.1 ORGANIZATION & ENFORCEABILITY
     It is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization, and has the corporate or limited liability company power and authority to own property and carry on its business as owned and carried on as of the date hereof. This Agreement has been duly authorized by all necessary corporate or limited liability company action, and no other Proceeding or action on its part is required to authorize this Agreement. Assuming due authorization, execution and delivery by the other Parties, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
4.2 NO CONFLICT
     Its execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby will not, directly or indirectly (with or without notice or lapse of time) conflict with, violate, or result in a breach of or default under:
          (a) any of the terms, conditions, or provisions of its Governing Documents, or any resolution adopted by its equity holders or governing bodies; or
          (b) any of the terms, conditions, or provisions of any contract, Law or Order, to which it is a party or applicable to it.
ARTICLE 5
MISCELLANEOUS
5.1 EXPENSES
     Except as otherwise expressly provided herein, each Party and the Attorney General will bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement, including all fees and expenses of its representatives and advisors. The Ameren Entities shall pay all fees and expenses of the Escrow Agent.
5.2 RELATIONSHIP OF PARTIES
     The Parties and the Attorney General are independent parties. This Agreement does not constitute, create, give effect to or make any Party or the Attorney General an agent, employer, employee, franchisor, franchisee, joint venturer, co-owner, partner, agent or legal representative of any other Party, and no Party will represent otherwise to a third party. Except as set forth herein, this Agreement does not give any Party the authority to assume or create any obligation whatsoever, express or implied, on behalf
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Ameren Escrow Funding Agreement

of or in the name of any other Party, or bind any other Party in any manner whatsoever. No Party will represent itself as having any authority to bind any other Party on its behalf. No Party’s employees or subcontractors will be deemed to be employees or subcontractors of any other Party or the Attorney General by virtue of this Agreement. The obligations of the Generators under this Agreement are several, not joint, and no Generator shall have any responsibility for the obligations of any other Generator under this Agreement.
5.3 NOTICES
     All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid), (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment, or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the individual (by name or title) designated below (or to such other address, facsimile number, e-mail address or individual as a party may designate by notice to the other parties):
If to any of the Ameren Entities or to Ameren Services Company, to:
Ameren Services Company
Attention: Steven R. Sullivan
Address: One Ameren Plaza
St. Louis, Missouri
Facsimile No.: 314-554-4014
E-mail Address: ssullivan@ameren.com
with a copy (which will not constitute notice) to:
Jones Day
Attention: Philip Stamatakos
77 West Wacker Drive
Chicago, Illinois 60601
Facsimile No.: 312-782-8585
E-mail Address pstamatakos@jonesday.com

If to Dynegy, to:
Dynegy Holdings Inc.
Attention: Kent R. Stephenson or Senior Vice President & Deputy General Counsel
Address: Dynegy Inc.
1000 Louisiana Avenue, Suite 5800
Houston, Texas 77002
Facsimile No.: 713-507-6986
E-mail Address: kent.r.stepehenson@dynegy.com
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Ameren Escrow Funding Agreement

with a copy (which will not constitute notice) to:
Dynegy Inc.
Attention: Joseph L. Lakshmanan or Managing Director — Regulatory Affairs
Address: 2828 Monroe Street
Decatur, Illinois 62526
Facsimile No.: 217-876-3913
E-mail Address: joseph.l.lakshmanan@dynegy.com
If to MWGen, to:
Midwest Generation, LLC
Attention: Guy F. Gorney
Address: 440 South LaSalle Street, Suite 3500
Chicago, Illinois 60605
Facsimile No.: 312-583-4920
E-mail Address: ggorney@mwgen.com
with a copy (which will not constitute notice) to:
Midwest Generation, LLC
Attention: Daniel D. McDevitt
Address: 440 South LaSalle Street, Suite 3500
Chicago, Illinois 60605
Facsimile No.: 312-583-4998
E-mail Address: dmcdevitt@mwgen.com
If to the Attorney General, to:
Office of the Illinois Attorney General
Attention: Susan Hedman
Address: 100 West Randolph, 11th Floor
Chicago, Illinois 60601
Facsimile No.: 312-814-3212
E-mail Address: shedman@atg.state.il.us
with a copy (which will not constitute notice) to:
Office of the Illinois Attorney General
Attention: Benjamin Weinberg
Address: 100 West Randolph, 12th Floor
Chicago, Illinois 60601
Facsimile No.: 312-814-5024
E-mail Address: bweinberg@atg.state.il.us
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Ameren Escrow Funding Agreement

5.4 FURTHER ACTIONS
     Upon the request of any Party, the other Parties will (a) furnish to the requesting Party any additional information, (b) execute and deliver, at their own expense, any other documents and (c) take any other actions as the requesting Party may reasonably require to more effectively carry out the intent of this Agreement.
5.5 ENTIRE AGREEMENT & MODIFICATION
     This Agreement supersedes all prior agreements among the Parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement among the Parties with respect to its subject matter. This Agreement may not be amended, supplemented or otherwise modified except in a written document executed by the party against whose interest the modification will operate. No amendment, supplement or other modification of this Agreement shall be effective unless approved by the Attorney General, on behalf of the People of the State of Illinois.
5.6 TIME OF ESSENCE
     With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.
5.7 DRAFTING & REPRESENTATION
     The Parties have participated jointly in the negotiation and drafting of this Agreement. No provision of this Agreement will be interpreted for or against any Party because that Party or its legal representative drafted the provision.
5.8 SEVERABILITY
          (a) If a court of competent jurisdiction holds any provision of this Agreement, other than Section 2.1 or 2.2 or Article 3, invalid or unenforceable, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
          (b) If a court of competent jurisdiction holds Section 2.1 or 2.2 or Article 3 of this Agreement invalid or unenforceable, this entire Agreement shall thereby immediately be deemed void. In such event the Parties and the Attorney General will promptly convene and diligently negotiate in an effort to arrive at a replacement agreement that achieves the same economic effect of this Agreement (taking into account the obligations already liquidated by each Party prior to the date of invalidity or unenforceability) while curing the provision or provisions of this Agreement that was or were the basis for the court’s determination of invalidity or unenforceability.
5.9 ASSIGNMENT AND SUCCESSORS
     No Party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other Parties, which will not be unreasonably withheld; provided, however, that a Party may assign its rights or delegate its obligations under this Agreement, without obtaining consent of any other Party, to any Person with which such Party merges or which acquires substantially all of the business and assets of such Party. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of each Party’s permitted assigns.
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Ameren Escrow Funding Agreement

5.10 WAIVER
     The rights and remedies of the Parties are cumulative and not alternative. Neither any failure nor any delay by any Party or the Attorney General in exercising any right, power or privilege hereunder or any of the documents referred to herein will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by Law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in a written document signed by the other Party and the Attorney General, (b) no waiver will be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of that Party or of the right of the Party or the Attorney General giving such notice or demand to take further action without notice or demand as provided herein or the documents referred to herein.
5.11 GOVERNING LAW, JURISDICTION & SERVICE OF PROCESS
     The validity, performance, construction and effect of this Agreement will be governed by and construed in accordance with the internal law of the State of Illinois, without giving effect to principles of conflicts of law thereof and all Parties, including their successors and assigns, and the Attorney General consent to the jurisdiction of the state and federal courts of the State of Illinois. The Parties’ and the Attorney General’s intention is that this Agreement will be regarded as made under the laws of the State of Illinois and that the laws of the State of Illinois will be applied in interpreting its provisions in all cases where legal interpretation will be required. Each of the Parties hereby irrevocably and unconditionally agrees (a) to be subject to the exclusive jurisdiction of the courts of the State of Illinois and of the federal courts sitting in the State of Illinois, and (b) to the fullest extent permitted by applicable law, service of process may be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made in accordance with the requirements for notice pursuant to Section 5.3 shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Illinois; provided that any service of process on Dynegy pursuant to this Section 5.11 shall also be made on:
Jason A. Buchman or Managing Director — Litigation & Employment
Dynegy Inc.
1000 Louisiana Avenue, Suite 5800
Houston, Texas 77002
Fax: 713-418-2980
E-mail: jabu@dynegy.com
5.12 WAIVER OF JURY TRIAL
     THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. ANY PARTY MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR
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Ameren Escrow Funding Agreement

ANY OF THE CONTEMPLATED TRANSACTIONS WILL INSTEAD BY TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
5.13 THIRD PARTY ENFORCEMENT RIGHTS
     The Attorney General, on behalf of the People of the State of Illinois shall be entitled to take legal action in any court of competent jurisdiction to enforce the provisions of this Agreement for the benefit of customers of the Ameren Entities who are entitled to Credits in accordance with the Programs. The Parties waive any claim that the Attorney General lacks authority to enforce the provisions of this Agreement for the benefit of customers of the Ameren Entities who are entitled to Credits in accordance with the Programs. Except as otherwise provided in this Section 5.13, nothing expressed or referred to in this Agreement will be construed to give any Person, other than the Parties and the Attorney General, on behalf of the People of the State of Illinois, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement except such rights as may inure to a successor or permitted assignee under Section 5.9.
5.14 COUNTERPARTS
     This Agreement may be executed in multiple counterparts, all of which shall, collectively, constitute one agreement.
[Signature page follows]
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Ameren Escrow Funding Agreement

     The Parties and the Attorney General have executed and delivered this Agreement as of the date first indicated above.

Illinois Power Company, Central Illinois Light Company, and Central Illinois Public Service Company
By:	/s/ Scott A. Cisel
Scott A. Cisel
Chairman, President and CEO

Ameren Services Company
By:	/s/ Warner L. Baxter
Warner L. Baxter
President and CEO

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Ameren Escrow Funding Agreement

Dynegy Holdings Inc.
By:	/s/ Lynn A. Lednicky
Lynn A. Lednicky
Executive Vice President

Midwest Generation, LLC
By:	/s/ Guy F. Gorney
Guy F. Gorney
President

/s/ Lisa Madigan
Lisa Madigan
Attorney General of the State of Illinois

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Ameren Escrow Funding Agreement

EXHIBIT A
PROGRAMS
Attached.

Exhibit A
Ameren Illinois Utilities
Rate Relief Programs
Program Summary:
(Dollars in Millions)

	2007	2008	2009	2010	Total
CREDITS FOR ALL RESIDENTIAL CUSTOMERS	$163 — Fixed Credits for all. $50 — Variable Credits for high winter usage.	$109 — Fixed monthly credits for all.	$78 — Fixed monthly credits for all.		$400
NON-RESIDENTIAL BILL CREDITS	$26—Bill credits for customers up to 400 kW	$11 — Bill credits	$11 — Bill credits		$48
TARGETED PROGRAMS	$13.5	$13.5	$7.5	$5.5	$40
TOTAL	$252.5	$133.5	$96.5	$5.5	$488
PERCENT OF TOTAL BY YEAR	52%	27%	20%	1%
Program Details:
Rate Relief Credits for Residential Customers: A three-year phase-in to full electric rates will be accomplished through the application of bill reduction credits totaling $400 million over the 2007-2009 period. The credits will result in a 2007 rate increase rollback by 40% or more for 80% of our customers. The minimum fixed credit amount for 2007 will be $100 per customer, increasing with customer size. The table below provides the fixed credit amounts for 2007 by usage category:
Annual 2007 Fixed Credit Amount

2006 Annual kWh Usage	Ameren Illinois Utilities
Less than 8,000	$100
8,000-<11,000	$132
11,000-<15,000	$180
15,000 and Over	$240
In addition to the fixed credits, variable credits will be applied to customer accounts with high usage during the winter period. These credits will be retroactive from January 2, 2007 and will provide relief to those customers that were mostly impacted by higher winter rates. The variable credits were designed to correspond with the specific level of 2007 rate increases experienced by customers of AmerenIP and AmerenCIPS that were previously served on all electric rates. Customers of the AmerenCIPS Metro East rate area and AmerenCILCO who are large users of electricity during the non-summer period also will have variable credits applied to their usage to help mitigate their 2007 rate increases. The variable credits for each Ameren Illinois Utility will only apply during 2007 and are listed on Appendix 1 to this Exhibit A. Tariffs defining the program credits, terms and conditions will be filed with the ICC.

The table below provides representative amounts for the 2007 fixed and variable credits for “All Electric” customers having the below usage characteristics. The actual amount of credits will be determined on a specific customer basis. These examples are for illustrative purposes:
2007 Annual (Fixed and Variable) Credits

Type/Usage	AmerenIP	AmerenCILCO	AmerenCIPS	AmerenCIPS-Metro East
All Electric-17,987 kWh	$386	$391	$339	$449
All Electric-26,066 kWh	$612	$629	$529	$697
All Electric-36,974 kWh	$1,163	$1,209	$992	$1,286
Finally, the Ameren Illinois Utilities will waive outstanding late payment charges associated with unpaid electric bills for usage on and after January 2, 2007, through the September 2007 billing period.
Customers will be notified in August or September 2007 when they receive their initial credits through a bill message that says: “Your bill contains a credit as a result of an agreement reached with the Illinois General Assembly, Attorney General of Illinois, Ameren Illinois Utilities, ComEd and Illinois Electric Generators.” Each month that a credit appears, it will be designated: “General Assembly rate relief credit”.
Non-residential Bill Relief Program: A three-year program to phase-in rate increases for certain non-residential customers receiving an annual bundled rate increase greater than 40%, from 2006 to 2007. Customers with estimated 2007 bill amounts that exceed the 40% limit will receive a credit for the excess amount over the remaining months of 2007. For these same customers, credits may also be issued during 2008 and 2009, depending on the specific percentage of a customer’s full rate increase. Finally, the Ameren Illinois Utilities will waive outstanding late payment charges for customers up to 400 kW with unpaid electric bills for usage on and after January 2, 2007, through the September 2007 billing period. Tariffs defining the program credits, terms and conditions will be filed with the ICC.
Cooling Assistance Program: The Ameren Illinois utilities will provide donations to the Illinois Low Income Home Energy Assistance Program (LIHEAP), which is administered by the Illinois Department of Healthcare & Family Services (DHFS) through a network of local community action agencies. The Ameren Illinois utilities’ contributions will help fund individual cooling assistance grants of $150 to seniors, the disabled and vulnerable households with children to electric customers within the Ameren Illinois service territory.
Bill Payment Assistance Program: The Ameren Illinois utilities will provide $150 grants to low income electric customers with household incomes of 150 percent to 200 percent of the federal poverty level ($30,975 to $41,300 for a family of four). The grants will be provided through the local community action agencies that administer the LIHEAP program.
Hardship Assistance for Residential Customers: The Ameren Illinois utilities will provide funds for bill payment assistance for certain residential customers with hardship situations such as medical expenses, military deployment, senior care or other unique hardships. Local community action agencies will distribute the funds based on the hardship need to customers with household incomes of up to 400 percent of the federal poverty level ($82,600 for a family of four). Based on agency discretion, a maximum of $600 per household may be provided.

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Hardship Assistance for Non-Residential Customers: Assistance will be made available to non-profit organizations, community centers and small businesses who buy electric service from the Ameren Illinois utilities. The Energy Assistance Foundation will administer the program. Assistance of up to $5,000 per customer may be provided. Grant application forms can be obtained from Ameren’s website, and customers can apply for a non-residential hardship grant during the grant submission period as indicated on the website. Grant applications will be reviewed among all those submitted during the submission period and grants will be awarded by the Energy Assistance Foundation based on hardship.
Percent-of-Income Payment Program (PIPP) Pilot: The Ameren Illinois utilities will partner with the Illinois DHFS in the development of a PIPP pilot. The pilot will target about 14,000 Ameren Illinois utility low-income electric space heat customers to determine if paying a percentage of income will make energy more affordable and develop regular bill paying habits.
Space Heat Weatherization Aid: Assistance will be available to LIHEAP-approved customers, particularly those with high usage and all-electric households. The DHFS will be partnering with the Ameren Illinois utilities to implement this program.
Compact Fluorescent Bulb Distribution: Nearly one million compact fluorescent light bulbs will be made available for free, or at a deeply discounted price to residential customers. The bulbs use as much as 75 percent less energy than standard incandescent bulbs, produce 75 percent less heat and last up to 10 times longer. Of special interest, customers can save $30 or more in electricity costs over the life of each CFL bulb.
Municipal Street Light Conversion: The Ameren Illinois Utilities will waive the one-time street light conversion fee currently applicable to municipalities requesting the replacement of existing Company-owned mercury vapor lighting fixtures to more efficient lighting units. This program will be in effect for 2007 and 2008, covering the conversion of up to 4,000 fixtures in each year.

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Appendix 1
2007 Variable Credit Structure

Usage Blocks	CIPS — All Electric [2]	CIPS-Metro East	IP — All Electric [3]	CILCO — All Electric
0 to <800 kWh/month [1]	$0.0000	$0.0050	$0.0050	$0.0075
800 to <1500 kWh/month [1]	$0.0000	$0.0175	$0.0000	$0.0000
1500 kWh and higher per month [1]	$0.0400	$0.0500	$0.0475	$0.0500
Base credit per non-summer month [1]	$2	$0	$2	$0

[1]	Only applicable for billing months of January-May 2007, and for October-December, 2007.

[2]	Limited to customers in premises previously served under AmerenCIPS Rate 1 in conjunction with Rider 5 (Residential Electric Space Heating Service), or AmerenCIPS Rate 1T (Residential Time of Use Service).

[3]	Limited to customers in premises previously served under the Electric Space Heating provisions of AmerenIP Rate SC2 (Residential Service Rate), or AmerenIP Rate SC3 (Demand Management Residential Service).

EXHIBIT B
PAYMENTS AND FUNDING SCHEDULE
Dynegy Payments
Dynegy shall make a Payment of $750,000 on the first business day of each calendar month, commencing with the month of January 2008 and ending with the month of November 2009, and a final Payment of $250,000 on the first business day of December 2009.
MWGen Payments
MWGen shall make a Payment of $750,000 on the first business day of each calendar month, commencing with the month of January 2008 and ending with the month of November 2009, and a final Payment of $250,000 on the first business day of December 2009.
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Ameren Escrow Funding Agreement